    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 2001



                                                      REGISTRATION NO. 333-62644

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                 OMNICARE, INC.
      AND THE GUARANTORS IDENTIFIED IN FOOTNOTE (1) ON THE FOLLOWING PAGES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           5912                             31-1001351
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)

                     100 EAST RIVERCENTER BLVD., SUITE 1600
                           COVINGTON, KENTUCKY 41011
                                 (859) 392-3300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                                CHERYL D. HODGES
                      SENIOR VICE PRESIDENT AND SECRETARY
                     100 EAST RIVERCENTER BLVD., SUITE 1600
                           COVINGTON, KENTUCKY 41011
                                 (859) 392-3300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                   COPIES TO:
                             MORTON A. PIERCE, ESQ.
                              DEWEY BALLANTINE LLP
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 259-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

(1) The following domestic subsidiaries of Omnicare, Inc. are guarantors of the exchange notes and are co-registrants:

                                                                             PRIMARY
                                                                             STANDARD
                                                      STATE OF OR OTHER     INDUSTRIAL
                                                       JURISDICTION OF    CLASSIFICATION   I.R.S. EMPLOYER
                                                      INCORPORATION OR         CODE        IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER    ORGANIZATION          NUMBER           NUMBER
----------------------------------------------------    ------------          ------           ------
AAHS Acquisition Corp............................        DELAWARE              5912          31-1567104
Accu-Med Services, Inc...........................        DELAWARE              7372          31-1482519
ACP Acquisition Corp.............................        DELAWARE              7372          31-1568818
AMC -- New York, Inc.............................        DELAWARE              5912          36-4091917
AMC -- Tennessee, Inc............................        DELAWARE              5912          62-1696813
Bach's Pharmacy Services, LLC....................        DELAWARE              5912          61-1346690
Badger Acquisition of Brooksville, LLC...........        DELAWARE              5912          52-2119870
Badger Acquisition of Kentucky, LLC..............        DELAWARE              5912          52-2119911
Badger Acquisition of Minnesota, LLC.............        DELAWARE              5912          52-2119871
Badger Acquisition of Ohio, LLC..................        DELAWARE              5912          52-2119875
Badger Acquisition of Orlando, LLC...............        DELAWARE              5912          52-2119896
Badger Acquisition of Tampa, LLC.................        DELAWARE              5912          52-2119893
Badger Acquisition of Texas, LLC.................        DELAWARE              5912          52-2119915
Badger Acquisition, LLC..........................        DELAWARE              5912          52-2119866
Bio-Pharm International, Inc.....................        DELAWARE              8731          23-2794725
BPNY Acquisition Corp............................        DELAWARE              5912          31-1563804
BPTX Acquisition Corp............................        DELAWARE              5912          31-1563806
Campo Medical Pharmacy, Inc......................        LOUISIANA             5912          72-1039948
Care Pharmaceutical Services, Inc................        DELAWARE              5912          31-1399042
CHP Acquisition Corp.............................        DELAWARE              5912          31-1483612
CIP Acquisition Corp.............................        DELAWARE              5912          31-1486402
CompScript -- Boca, Inc..........................        FLORIDA               5912          65-0286244
CompScript -- Mobile, Inc........................        DELAWARE              5912          59-3248505
CompScript, Inc..................................        FLORIDA               5912          65-0506539
CP Acquisition Corp..............................        OKLAHOMA              5912          61-1317566
Creekside Managed Care Pharmacy, Inc.............        DELAWARE              5912          61-1349188
CTLP Acquisition Corp............................        DELAWARE              5912          61-1318902
D & R Pharmaceutical Services, Inc...............        KENTUCKY              5912          61-0955886
Electra Acquisition Corp.........................        DELAWARE              5912          31-1465189
Enloe Drugs, Inc.................................        DELAWARE              5912          31-1362346
Euro Bio-Pharm -- ATS............................        DENMARK               8731
Euro Bio-Pharm Clinical Services, Inc............        DELAWARE              8731          23-2770328
Evergreen Pharmaceutical of California, Inc......       CALIFORNIA             5912          61-1321151
Evergreen Pharmaceutical, Inc....................       WASHINGTON             5912          91-0883397
Hardardt Group, Inc., The........................        DELAWARE              8731          22-3470357
HMIS, Inc........................................        DELAWARE              5912          36-4124072
Home Care Pharmacy, Inc..........................        DELAWARE              5912          31-1255845
Home Pharmacy Services, Inc......................        MISSOURI              5912          37-0978331
Hytree Pharmacy, Inc.............................          OHIO                5912          34-1090853
Interlock Pharmacy Systems, Inc..................        MISSOURI              5912          43-0951332
JHC Acquisition, Inc.............................        DELAWARE              5912          31-1494762
Langsam Health Services, Inc.....................        DELAWARE              5912          73-1391198
LCPS Acquisition, LLC............................        DELAWARE              5912          61-1347084
Lo-Med Prescription Services, Inc................          OHIO                5912          34-1396063
LPI Acquisition Corp.............................        DELAWARE              5912          31-1501535
Managed Healthcare, Inc..........................        DELAWARE              5912          31-1450845
Med World Acquisition Corp.......................        DELAWARE              5912          61-1322120
Medical Arts Health Care, Inc....................         GEORGIA              5912          58-1640672

                                                  (table continued on next page)

(table continued from previous page)

                                                                             PRIMARY
                                                                             STANDARD
                                                      STATE OF OR OTHER     INDUSTRIAL
                                                       JURISDICTION OF    CLASSIFICATION   I.R.S. EMPLOYER
                                                      INCORPORATION OR         CODE        IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER    ORGANIZATION          NUMBER           NUMBER
----------------------------------------------------    ------------          ------           ------
Medical Services Consortium, Inc.................        FLORIDA               5912          65-0357177
MOSI Acquisition Corp............................        DELAWARE              5912          31-1528353
Nihan & Martin, Inc..............................        DELAWARE              5912          36-4004491
NIV Acquisition Corp.............................        DELAWARE              5912          31-1501415
North Shore Pharmacy Services, Inc...............        DELAWARE              5912          31-1428484
OCR-RA Acquisition Corp..........................        DELAWARE              5912          31-1442830
OFL Corp.........................................        DELAWARE              5912          61-1357682
Omnibill Services, LLC...........................        DELAWARE              5912          61-1365732
Omnicare Clinical Research, Inc..................        DELAWARE              8731          52-1670189
Omnicare Clinical Research, LLC..................        DELAWARE              8731          14-1723594
Omnicare Management Company......................        DELAWARE              5912          31-1256520
Omnicare Pennsylvania Med Supply, LLC............        DELAWARE              5912          61-1347895
Omnicare Pharmaceutics, Inc......................        DELAWARE              8731          23-2745806
Omnicare Pharmacies of PA East, LLC..............        DELAWARE              5912          61-1347894
Omnicare Pharmacies of PA West, Inc..............      PENNSYLVANIA            5912          25-1213193
Omnicare Pharmacies of the Great Plains Holding
  Company, Inc...................................        DELAWARE              5912          61-1386242
Omnicare Pharmacy and Supply Services, Inc.......      SOUTH DAKOTA            5912          41-1730324
Omnicare Pharmacy of Colorado, LLC...............        DELAWARE              5912          61-1347085
Omnicare Pharmacy of Maine Holding Company, Inc...       DELAWARE              5912          61-1365280
Omnicare Pharmacy of Maine LLC...................        DELAWARE              5912          61-1339662
Omnicare Pharmacy of Massachusetts, LLC..........        DELAWARE              5912          61-1347087
Omnicare Pharmacy of Nebraska, LLC...............        DELAWARE              5912          61-1386244
Omnicare Pharmacy of South Dakota, LLC...........        DELAWARE              5912          61-1386243
Omnicare Pharmacy of Tennessee, LLC..............        DELAWARE              5912          61-1347088
Omnicare Pharmacy of the Midwest, Inc............        DELAWARE              5912          31-1374275
PBM Plus.........................................        WISCONSIN             5912          39-1789830
Pharmacon Corp...................................        NEW YORK              5912          13-3498399
Pharmacy Associates of Glens Falls, Inc..........        NEW YORK              5912          14-1554120
Pharmacy Consultants, Inc........................     SOUTH CAROLINA           5912          57-0640737
Pharm-Corp of Maine, LLC.........................        DELAWARE              5912          61-1339663
Pharmed Holdings, Inc............................        DELAWARE              5912          36-4060882
PRN Pharmaceutical Services, Inc.................        DELAWARE              5912          35-1855784
Roeschen's Healthcare Corp.......................        WISCONSIN             5912          39-1084787
Royal Care of Michigan LLC.......................        DELAWARE              5912          38-3529444
SHC Acquisition Co., LLC.........................        DELAWARE              5912          61-1346763
Shore Pharmaceutical Providers, Inc..............        DELAWARE              5912          31-1425144
Southside Apothecary, Inc........................        NEW YORK              5912          61-1340804
Specialized Home Infusion of Michigan LLC........        DELAWARE              5912          38-3529442
Specialized Patient Care Services, Inc...........        ALABAMA               5912          63-1159534
Specialized Pharmacy Services, Inc...............        MISSOURI              5912          38-2143132
Sterling Healthcare Services, Inc................        DELAWARE              5912          36-4031863
Superior Care Pharmacy, Inc......................        DELAWARE              5912          31-1543728
Swish, Inc.......................................        DELAWARE              8731          52-2005933
TCPI Acquisition Corp............................        DELAWARE              5912          31-1508476
THG Acquisition Corp.............................        DELAWARE              5912          31-1567102
Three Forks Apothecary, Inc......................        KENTUCKY              5912          61-0995656
UC Acquisition Corp..............................        DELAWARE              5912          31-1414594
Value Health Care Services, Inc..................        DELAWARE              5912          31-1485530
Value Pharmacy, Inc..............................      MASSACHUSETTS           5912          04-2894741

                                                  (table continued on next page)

(table continued from previous page)

                                                                             PRIMARY
                                                                             STANDARD
                                                      STATE OF OR OTHER     INDUSTRIAL
                                                       JURISDICTION OF    CLASSIFICATION   I.R.S. EMPLOYER
                                                      INCORPORATION OR         CODE        IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER    ORGANIZATION          NUMBER           NUMBER
----------------------------------------------------    ------------          ------           ------
Vital Care Infusions, Inc........................        NEW YORK              5912          61-1336267
Weber Medical Systems, Inc.......................        DELAWARE              5912          31-1409572
Westhaven Services Co............................          OHIO                5912          34-1151322
Williamson Drug Company, Incorporated............        VIRGINIA              5912          54-0590067
Winslow's Pharmacy...............................       NEW JERSEY             5912          21-0692005

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT EXCHANGE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO EXCHANGE THESE SECURITIES AND IS NOT SOLICITING OFFERS TO EXCHANGE THESE SECURITIES IN ANY STATE WHERE THE EXCHANGE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION DATED AUGUST 16, 2001


PRELIMINARY PROSPECTUS


                                  $375,000,000

                                 OMNICARE, INC.


      OFFER TO EXCHANGE 8 1/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2011 REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR OUTSTANDING UNREGISTERED
                   8 1/8% SENIOR SUBORDINATED NOTES DUE 2011






                              -------------------

 The exchange offer expires 5:00 p.m., New York City time, on            , 2001,
 unless we extend the exchange offer.



 We will exchange your properly submitted 8 1/8% Senior Subordinated Notes due 2011 (the 'old notes') for an equal principal amount of 8 1/8% Series B Senior Subordinated Notes due 2011 (the 'exchange notes') with substantially identical terms.



 The exchange notes are registered under the Securities Act and, as a result, will generally not be subject to the transfer restrictions applicable to the old notes.



 You may withdraw your submission of old notes at any time before expiration of the exchange offer.


 The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.

 We will not receive any proceeds from the exchange offer.


 You may submit old notes for exchange notes only in denominations of $1,000 and multiples of $1,000.


 Affiliates of our company may not participate in the exchange offer.


                              -------------------

      PLEASE REFER TO 'RISK FACTORS' BEGINNING ON PAGE 12 OF THIS DOCUMENT
                       FOR CERTAIN IMPORTANT INFORMATION.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES TO BE ISSUED IN THE EXCHANGE OFFER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                     Prospectus dated               , 2001.

                               PROSPECTUS SUMMARY

    This summary highlights selected information appearing elsewhere in this prospectus and may not contain all of the information that is important to you. This prospectus includes the specific terms of the exchange notes, as well as information regarding our business and detailed financial data. In this prospectus, the terms 'we,' 'us,' 'our,' 'our company' and 'Omnicare' refer to the business of Omnicare, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. We encourage you to read this prospectus in its entirety.

THE COMPANY


    Omnicare is a leading geriatric pharmaceutical services company. We are the nation's largest independent provider of pharmaceuticals and related pharmacy services to long-term health care institutions. Our client facilities include skilled nursing facilities, assisted living facilities, retirement centers and other institutional health care facilities. As of December 31, 2000, we provided our services to approximately 636,500 residents in approximately 8,400 long-term care facilities in 43 states. We purchase, repackage and dispense pharmaceuticals, both prescription and non-prescription, and provide computerized medical record keeping and third-party billing for residents in those facilities. We also provide consultant pharmacist services, including evaluating monthly patient drug therapy, monitoring the control, distribution and administration of drugs within the nursing facility, and assisting in compliance with state and federal regulations. In addition, we provide ancillary services, such as administering medications and nutrition intravenously and furnishing dialysis and medical supplies and clinical care planning and financial software information systems to our client facilities. We also provide comprehensive clinical research services for the pharmaceutical and biotechnology industries. For the year ended December 31, 2000, we generated total revenue of approximately $2.0 billion and earnings before interest, taxes, depreciation and amortization of $231.9 million, excluding restructuring and other related charges.



    Our primary line of business is the distribution of pharmaceuticals, related pharmacy consulting and data management services and medical supplies to long-term care facilities. We serve this market through our network of pharmacies. As of December 31, 2000, we had 134 pharmacies. Our pharmacies are dedicated to serving skilled nursing, assisted living and other institutional health care facilities and are strategically located throughout the United States. We typically service long-term care facilities within a 150-mile radius of our pharmacy locations and maintain a 24-hour, seven-day per week, on-call pharmacist service for emergency dispensing and delivery and for consultations with the facility's staff or attending physicians. We utilize a 'unit dose' distribution system. This means that our prescriptions are packaged for dispensing in individual doses. This differs from prescriptions filled by retail pharmacies, which typically are dispensed in vials or other bulk packaging requiring measurement of each dose by or for the patient. Our delivery system is intended to improve control over pharmaceutical distribution and patient compliance with drug therapy by increasing the accuracy and timeliness of drug administration. In conjunction with our delivery system, our record keeping/documentation system is designed to result in greater efficiency in nursing time, improved control and reduced waste in client facilities, and lower error rates in both dispensing and administration. We also furnish intravenous administration of medication and nutrition therapy and dialysis services. We believe we distinguish ourselves from many of our competitors by also providing proprietary clinical programs. For example, we have developed a ranking of drugs based on their relative clinical effectiveness for the elderly and by cost to the payor. We use these rankings, which we call the Omnicare Guidelines'r', to more effectively manage patient care and costs. We also provide health and outcomes management programs, and integrated electronic database management services for the large base of elderly patients we serve.



    We also provide contract research organization services. Our contract research organization is a leading international provider of comprehensive product development and research services to pharmaceutical, biotechnology, medical device and diagnostics companies. As of December 31, 2000, our contract research organization had operations in 23 countries. Our contract research organization provides support for the design of regulatory strategy and clinical development of pharmaceuticals by offering comprehensive and fully integrated clinical, quality assurance, data management, medical writing and regulatory support for our clients' drug development programs.


    Our principal executive offices are located at 100 East RiverCenter Blvd., Suite 1600, Covington, Kentucky 41011, and our phone number is (859) 392-3300. Our corporate Website address is http:/www.omnicare.com. Information contained on our Website is not part of this prospectus.

                               THE EXCHANGE OFFER


    On March 20, 2001, we issued $375,000,000 aggregate principal amount of our 8 1/8% Senior Subordinated Notes due 2011 in a private offering. These notes are guaranteed by several of our domestic subsidiaries.



    We and the guarantors entered into a registration rights agreement in connection with the private offering in which we agreed, among other things, to make an offer to exchange notes that have been registered under the Securities Act of 1933 for your unregistered old notes. The exchange notes are otherwise substantially identical to the old notes. You should read the discussion under the headings 'Summary of Terms of the Exchange Notes' and 'Description of the Notes' for further information regarding the exchange notes.



    You will be able to freely resell exchange notes issued in the exchange offer, subject to limited conditions and exceptions. In particular, broker-dealers participating in the exchange offer will be required to deliver a prospectus in connection with resales by them of exchange notes received in exchange for old notes acquired as a result of market-making or other trading activities. Following the exchange offer, any old notes that are not exchanged in the exchange offer will continue to be subject to the existing restrictions on transfer on the old notes. You should read the discussions under the headings 'Summary of the Exchange Offer' and 'The Exchange Offer' for further information regarding the exchange offer and the resale of old notes.

                         SUMMARY OF THE EXCHANGE OFFER


Issuer.......................................  Omnicare, Inc.

The exchange offer...........................  We previously issued $375 million aggregate principal amount of our 8 1/8% Senior Subordinated Notes due
                                               2011 in a private offering. These securities were not
                                               registered under the Securities Act of 1933. At the
                                               time we issued the old notes, we entered into a
                                               registration rights agreement in which we agreed to
                                               offer to exchange your unregistered old notes for
                                               exchange notes which have been registered under the
                                               Securities Act of 1933. This exchange offer is
                                               intended to satisfy that obligation.

Required representations.....................  In order to participate in this exchange offer, you will be required to make representations to us in a
                                               letter of transmittal, including representations
                                               that:

                                                   the person acquiring the new notes is acquiring
                                                   them in the ordinary course of its business;

                                                   neither you nor any other person acquiring
                                                   exchange notes on your behalf is participating in
                                                   a distribution of the exchange notes; and

                                                   neither you nor any other person acquiring
                                                   exchange notes on your behalf is an affiliate of
                                                   our company.

Resale of exchange notes.....................  The notes issued in the exchange offer may be freely traded by you, provided that:

                                                   you are acquiring the exchange notes in the
                                                   ordinary course of your business;

                                                   you are not participating in a distribution of
                                                   the exchange notes; and

                                                   you are not an 'affiliate' of our company.

                                               Each broker-dealer receiving notes in the exchange
                                               offer for its own account in exchange for old notes
                                               which were acquired by it as a result of
                                               market-making or other trading activities, must
                                               deliver a prospectus in connection with any resale of
                                               those exchange notes. A broker-dealer may use this
                                               prospectus for that purpose until      .

Expiration date..............................  The exchange offer is scheduled to expire at 5:00
                                               p.m., New York City time, on                 , 2001.
                                               If we extend the exchange offer, the expiration date
                                               will be the latest date and time to which we extend
                                               the exchange offer.

Conditions to the exchange offer.............  The exchange offer is subject to customary conditions. These conditions may be waived by us in
                                               our discretion. The exchange offer is not conditioned
                                               upon any minimum principal amount of old notes being
                                               submitted for exchange.

Procedures for tendering old notes...........  To submit your old notes for exchange, you must send to SunTrust Bank, the exchange agent, on or before
                                               the expiration date:

                                               either:

                                                   a completed letter of transmittal, together with
                                                   your old notes and any other required
                                                   documentation; or

                                                   a transmittal through The Depository Trust
                                                   Company's Automated Tender Offer Program system
                                                   under which you agree to be bound by the terms of
                                                   the letter of transmittal.

                                               If you wish to participate in the exchange offer and
                                               cannot comply with either of these procedures on a
                                               timely basis, then you can comply with the guaranteed
                                               delivery procedures described below. By executing the
                                               letter of transmittal, you will be making the
                                               representations to us described under 'The Exchange
                                               Offer -- Procedures for Tendering.'

Special procedures for
  beneficial owners..........................  If you are a beneficial owner whose old notes are registered in the name of a broker, dealer,
                                               commercial bank, trust company or other nominee and
                                               you wish to tender your old notes in the exchange
                                               offer, you should contact the registered holder
                                               promptly and instruct the registered holder to tender
                                               on your behalf. If you wish to tender on your own
                                               behalf, you must, prior to completing and executing
                                               the letter of transmittal and delivering your old
                                               notes, either make appropriate arrangements to
                                               register ownership of the old notes in your name or
                                               obtain a properly completed bond power from the
                                               registered holder.

                                               The transfer of registered ownership may take
                                               considerable time. You may not be able to complete
                                               this transfer before the expiration date.

Guaranteed delivery procedures...............  If you wish to tender your old notes and time will not permit the documents required by the letter of
                                               transmittal to reach the exchange agent prior to the
                                               expiration date, or the procedure for book-entry
                                               transfer cannot be completed on a timely basis, you
                                               can participate in the exchange offer by following
                                               the guaranteed delivery procedures described under
                                               'The Exchange Offer -- Guaranteed Delivery
                                               Procedures.'

Acceptance of old notes and delivery of
  exchange notes.............................  Subject to the conditions described under 'The
                                               Exchange Offer -- Conditions to the Exchange Offer',
                                               we will accept for exchange all old notes which are
                                               properly tendered in the exchange offer and not
                                               withdrawn, prior to 5:00 p.m., New York City time, on
                                               the expiration date.

Withdrawal rights............................  You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on the
                                               expiration date, by complying with the procedures for
                                               withdrawal described under the heading 'The Exchange
                                               Offer -- Withdrawal of Tenders.'

Federal income tax considerations............  For a discussion of the material federal income tax considerations relating to the exchange of old notes
                                               for the exchange notes, see 'Material Federal Income
                                               Tax Considerations.'

Exchange agent...............................  SunTrust Bank, the trustee under the indenture governing the notes, is the exchange agent for the
                                               exchange offer. The address, telephone number and
                                               facsimile number of the exchange agent are listed
                                               under the heading 'The Exchange Offer -- Exchange
                                               Agent.'

Consequences of failure to exchange old
  notes......................................  If you do not exchange your old notes in the exchange offer, your notes will continue to be subject to the
                                               restrictions on transfer relating to the old notes.
                                               In general, the unregistered old notes may not be
                                               offered or sold, unless they are registered under the
                                               Securities Act of 1933 or are offered and sold in a
                                               transaction exempt from registration under the
                                               Securities Act of 1933 and applicable state
                                               securities laws. We do not intend to register the old
                                               notes under the Securities Act of 1933 on behalf of
                                               any holder of old notes that is eligible to
                                               participate in the exchange offer. We expect that the
                                               trading market for the old notes will be
                                               significantly less liquid than the trading market for
                                               the new notes.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES


    The exchange notes will be substantially identical to the outstanding old notes, except that the exchange notes will be registered under the Securities Act of 1933, and, therefore, generally will not be subject to transfer restrictions. The exchange notes will evidence the same debt as the outstanding old notes, which they replace, and both the outstanding old notes and the exchange notes will be governed by the same indenture. We sometimes refer to the old notes and the exchange notes collectively in this prospectus as the notes.



Securities Offered...........................  We are offering $375,000,000 aggregate principal amount of our 8 1/8% Series B Senior Subordinated
                                               Notes due 2011.

Interest.....................................  Interest on the exchange notes will accrue from the last interest payment date on which interest was paid
                                               on the old notes surrendered in the exchange offer
                                               or, if no interest has been paid on the old notes,
                                               from March 20, 2001. Interest on the exchange notes
                                               will be payable semi-annually on March 15 and
                                               September 15 of each year, beginning on
                                               September 15, 2001.

Maturity Date................................  March 15, 2011.

Guarantees...................................  Current and future domestic subsidiaries representing at least 90% of the consolidated assets and revenues
                                               of us and our domestic subsidiaries will guarantee
                                               the exchange notes on a senior subordinated basis.
                                               These same subsidiaries guarantee the old notes to
                                               the same extent. See 'Description of Notes.'
                                               If the notes achieve an investment grade rating from
                                               Moody's Investor Service, Inc. and Standard & Poor's
                                               Ratings Group, our subsidiaries will no longer be
                                               required to guarantee the notes.

Ranking......................................  The exchange notes will be unsecured senior subordinated obligations and will be subordinated to
                                               all our existing and future senior debt. The exchange
                                               notes will rank equally with the old notes and all
                                               our other existing and future senior subordinated
                                               debt and will rank senior to all our subordinated
                                               debt, including our outstanding 5% Convertible
                                               Subordinated Debentures due 2007.

                                               At June 30, 2001, we had approximately $396 million
                                               of outstanding debt on a consolidated basis, other
                                               than the notes. Approximately $395 million of this
                                               debt is debt of Omnicare, Inc. and approximately $1
                                               million of this debt is debt of our subsidiaries
                                               (excluding debt under our credit facility guaranteed
                                               by several of our subsidiaries). Approximately
                                               $51 million of this debt is senior to the notes.
                                               Included in this senior debt is approximately $50
                                               million outstanding under our revolving credit
                                               facility as of that date, all of which is also
                                               guaranteed by several of our subsidiaries, and
                                               approximately $1 million of other indebtedness of our
                                               subsidiaries to which the notes are effectively
                                               subordinated. As of June 30, 2001, we and our
                                               guarantor subsidiaries had no outstanding debt
                                               ranking on a parity with the notes and the
                                               guarantees. The amount of our outstanding debt as of
                                               June 30, 2001, to which the notes and the guarantees
                                               were senior was $345 million, consisting of our
                                               outstanding 5% Convertible Subordinated Debentures
                                               due 2007. As of

                                               June 30, 2001, we had no subsidiary debt to which the
                                               notes were senior.

Optional Redemption..........................  We may redeem the notes, in whole or part, at any time on or after March 15, 2006 at a redemption price
                                               equal to 100% of the principal amount of the notes
                                               redeemed plus a premium, declining ratably to par,
                                               and accrued interest.

                                               In addition, at any time prior to March 15, 2004, we
                                               may redeem up to 35% of the aggregate principal
                                               amount of the notes with net cash proceeds from
                                               equity offerings at a redemption price equal to
                                               108.125% of the principal amount of the notes
                                               redeemed, plus accrued interest, provided that:

                                                   at least 65% of the aggregate principal amount of
                                                   the notes remain outstanding immediately after
                                                   the redemption; and

                                                   the redemption occurs within 60 days of the date
                                                   of the closing of the applicable equity offering.

                                               For more information, see 'Description of Notes --
                                               Optional Redemption.'

Change of Control............................  Upon a change of control of our company, you have a right to require us to repurchase all or a portion of
                                               your notes at a purchase price equal to 101% of the
                                               principal amount of your notes, plus accrued
                                               interest. Our ability to repurchase the exchange
                                               notes upon a change of control event is limited by
                                               the terms of our credit facility. In addition, we
                                               might not have sufficient financial resources to
                                               repurchase the notes. Our failure to repurchase notes
                                               upon a change of control as required would constitute
                                               an event of default under the indenture relating to
                                               the notes, even if the repurchase were not permitted
                                               by other agreements to which we are a party or if we
                                               do not have sufficient financial resources to permit
                                               the repurchase. See 'Description of Notes -- Repurchase
                                               at the Option of Holders -- Change of Control.'

Covenants....................................  The indenture relating to the notes contains covenants that, among other things, limit our ability
                                               and the ability of our restricted subsidiaries to:

                                                   incur additional indebtedness;

                                                   pay dividends on, or redeem or repurchase, our
                                                   capital stock;

                                                   make investments;

                                                   engage in transactions with affiliates;

                                                   create liens; and

                                                   consolidate, merge or transfer all or
                                                   substantially all our assets and the assets of
                                                   our subsidiaries on a consolidated basis.

                                               These covenants are subject to important exceptions
                                               and qualifications, which are described in the
                                               'Description of Notes' section in this prospectus. In
                                               addition, if the notes achieve an investment grade
                                               rating from Moody's Investor Service, Inc. and
                                               Standard & Poor's Ratings Group, most of the
                                               covenants contained in the indenture will terminate.

Form of exchange notes.......................  The notes issued in the exchange offer will be issued in book-entry form. Beneficial interests in the notes
                                               will be shown on, and transfers of the notes will be
                                               effected through, records maintained in book-entry
                                               form by The Depository Trust Company and its
                                               participants.

Use of proceeds..............................  We will not receive any proceeds from the exchange offer.

                          FORWARD-LOOKING INFORMATION

    This prospectus contains and incorporates by reference certain statements that constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this prospectus (including statements as to 'beliefs,' 'expectations,' 'anticipations,' 'intentions' or similar words) and all statements which are not statements of historical fact.


    These forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. These forward-looking statements and trends include those relating to expectations concerning our financial performance, internal growth trends, drug utilization, expansion of clinical programs, drug price inflation, the impact of penetration of new drugs, the impact of our productivity and consolidation program, the operating environment in the skilled nursing facility market, the operating environment in the contract research organization industry, the impact of integration and streamlining of our contract research organization, purchasing leverage, the leveraging of costs, the impact of our formulary compliance and health management programs, the positioning of our contract research organization, benefits from our state tax planning program, our operating environment, the impact of the prospective payment system, the impact of legislation, nursing home admission and occupancy trends, census and length of stay trends, the impact of demographic trends, the impact of new drug development, the impact of delayed decision-making and project cancellation by pharmaceutical manufacturers, the impact of the financial condition of long-term care facilities on our performance, our capital requirements, improved management of working capital, and the adequacy and availability of our sources of liquidity and capital. Such risks, uncertainties, contingencies, assumptions and other factors, many of which are beyond our control, include without limitation:


     overall economic, financial and business conditions;

     delays in reimbursement by the government and other payors to us and our customers;

     the overall financial condition of our customers;

     the ability to assess and react to the financial condition of customers;

     the impact of consolidation in the pharmaceutical and long-term health care industries;

     the impact of seasonality on our business;

     the effect of new government regulation, executive orders and/or legislative initiatives, including those relating to reimbursement and drug pricing policies and in the interpretation and application of these policies;

     whether legislation giving further financial relief from the prospective payment system will be passed;

     our failure to obtain or maintain required regulatory approvals or licenses;

     the failure of the long-term care facilities we serve to maintain required regulatory approvals;

     loss or delay of contract research organization contracts for regulatory or other reasons;

     the ability to attract and retain needed management;

     the ability to implement opportunities for lowering costs and to realize related anticipated benefits;

     the impact and pace of technological advances;

     the ability to obtain or maintain rights to data, technology and other intellectual property;

     trends for the continued growth of our business;

     volatility in our stock price;

     access to capital and financing;

     pricing and other competitive factors in our industry;

     variations in costs or expenses;

     variations in our operating results;

     the continued availability of suitable acquisition candidates and the successful integration of acquired companies;

     the demand for our products and services;

     changes in tax law and regulation; and

     other risks and uncertainties described in 'Risk Factors' and elsewhere in this prospectus, including the documents incorporated by reference.


    Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as otherwise required by law, we do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

    You should carefully consider the following factors in addition to all other information contained in this prospectus.


IF WE OR OUR CLIENT INSTITUTIONS FAIL TO COMPLY WITH MEDICAID AND MEDICARE REIMBURSEMENT REGULATIONS, OUR REVENUE COULD BE REDUCED, WE COULD BE SUBJECT TO PENALTIES AND WE COULD LOSE OUR ELIGIBILITY TO PARTICIPATE IN THESE PROGRAMS.



    Approximately one-half of our pharmacy services billings are directly reimbursed by government sponsored programs. These programs include Medicaid and, to a lesser extent, Medicare. The remainder of our billings are paid or reimbursed by individual residents, long-term care facilities and other third party payors, including private insurers. A portion of these revenues are also indirectly dependent on government programs. The table below represents our approximated payor mix for the last three years:



                                                              1998   1999   2000
                                                              ----   ----   ----
Private pay and long-term care facilities(1)................   48%    48%    46%
Medicaid....................................................   38%    40%    43%
Medicare(2).................................................    3%     3%     3%
Other private sources(3)....................................   11%     9%     8%
                                                              ---    ---    ---
    Totals..................................................  100%   100%   100%
                                                              ---    ---    ---
                                                              ---    ---    ---


---------

(1) Includes payments from skilled nursing facilities on behalf of their Medicare-eligible residents.



(2) Includes direct billing for medical supplies.



(3) Includes our contract research organization revenues.



    The Medicaid and Medicare programs are highly regulated. The failure, even if inadvertent, of us and/or our client institutions to comply with applicable reimbursement regulations could adversely affect our reimbursement under these programs and our ability to continue to participate in these programs. In addition, our failure to comply with these regulations could subject us to other penalties.



CONTINUING EFFORTS TO CONTAIN HEALTH CARE COSTS MAY REDUCE OUR FUTURE REVENUE.



    Our sales and profitability are affected by the efforts of health care payors to contain or reduce the cost of health care by lowering reimbursement rates, limiting the scope of covered services, and negotiating reduced or capitated pricing arrangements. Any changes which lower reimbursement levels under Medicare, Medicaid or private pay programs, including managed care contracts, could reduce our future revenue. Furthermore, other changes in these reimbursement programs or in related regulations could reduce our future revenue. These changes may include modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicaid, Medicare or third party expenditures.



THE BALANCED BUDGET ACT OF 1997 AND OTHER HEALTH CARE-RELATED LEGISLATION HAS SIGNIFICANTLY IMPACTED OUR BUSINESS, AND FUTURE LEGISLATION IS LIKELY TO AFFECT US.



    In recent years Congress has passed a number of federal laws that have effected major changes in the health care system. Several of these changes have had a significant impact on us. The Balanced Budget Act of 1997 sought to achieve a balanced federal budget by, among other things, changing the reimbursement policies applicable to various health care providers, including the introduction in 1998 of the prospective payment system for Medicare-eligible residents of skilled nursing facilities. Prior to the prospective payment system, skilled nursing facilities under Medicare were reimbursed for services based upon actual costs incurred in providing services, subject to limits. Now, the prospective payment system requires skilled nursing facilities to manage the cost of care for Medicare beneficiaries. Under the prospective payment system, Medicare pays skilled nursing facilities a fixed fee per patient per day based on the resident's medical condition and required level of assistance with activities of daily living. This fixed fee covers substantially all items and services furnished during a Medicare-covered stay, including pharmacy services. The prospective payment system resulted in a reduction in admissions of Medicare residents, particularly those requiring complex care, leading to a significant reduction of overall occupancy in the skilled nursing facilities we serve. As a result, we began experiencing lower utilization of our services and prospective payment system related pricing pressure from our skilled nursing facility customers in 1999. The Balanced Budget Act of 1997 also imposed numerous other cost savings measures affecting Medicare skilled nursing facility services. Because of the significant reductions in reimbursement which occurred, the impact of the prospective payment system has been to decrease occupancy for some facilities, to reduce the number of residents in these facilities requiring higher levels of medical care, to lower pricing and to produce an unfavorable payor mix for us.



    With respect to Medicaid, the Balanced Budget Act of 1997 repealed the 'Boren Amendment' federal payment standard for payments to Medicaid nursing facilities effective October 1, 1997. This repeal gives states greater latitude in setting payment rates for nursing facilities. Budget constraints or other factors may cause states to reduce Medicaid reimbursement to nursing facilities or delay payments to nursing facilities in the future. The law also grants states greater flexibility to establish Medicaid managed care programs without the need to obtain a federal waiver. Although these waiver programs generally exempt institutional care, including nursing facility and institutional pharmacy services, these programs could ultimately change the Medicaid reimbursement system for long-term care. These changes could include changing reimbursement for pharmacy services from fee-for-service, or payment per procedure or service rendered, to a fixed amount per person utilizing managed care negotiated or capitated rates.



    In 1999 and again in 2000, Congress enacted legislation intended to reduce the impact of the Balanced Budget Act of 1997 on skilled nursing facilities. This legislation includes increases in payment rates for some services and delays in the implementation of some Balanced Budget Act of 1997 requirements. Payments at the new rates, however, were initially delayed and this exacerbated already severe cash flow problems in some of our client facilities before stabilizing in the latter part of 2000. While this legislation was intended to restore a portion of the reimbursement which had been significantly reduced under the Balanced Budget Act of 1997, these changes may not materially improve the financial condition of skilled nursing facilities or alter their admission practices such that occupancy levels or the percentage of patients requiring greater medical care will increase from current levels. Further, in order to rein in health care costs, we anticipate that federal and state governments will continue to review and assess alternate health care delivery systems, payment methodologies and operational requirements for health care providers, including long-term care facilities and pharmacies. Given the continuous debate regarding the cost of health care, managed care and other health care issues, we cannot predict with any degree of certainty what additional health care initiatives, if any, will be implemented or the effect any future legislation or regulation will have on our business. Further, Medicare and/or Medicaid payment rates for pharmaceutical supplies and services may not continue to be based on current methodologies or remain comparable to present levels. Accordingly, any future health care legislation or regulation may adversely affect our business. See 'Business -- Government Regulation.'



IF WE FAIL TO COMPLY WITH LICENSURE REQUIREMENTS, FRAUD AND ABUSE LAWS OR OTHER APPLICABLE LAWS, WE MAY NEED TO CURTAIL OPERATIONS, AND COULD BE SUBJECT TO SIGNIFICANT PENALTIES.



    Our pharmacy business is subject to extensive and often changing federal, state and local regulations, and our pharmacies are required to be licensed in the states in which they are located or do business. While we continuously monitor the effects of regulatory activity on our operations and we currently have pharmacy licenses for each pharmacy we operate, the failure to obtain or renew any required regulatory approvals or licenses could adversely affect the continued operation of our business. The long-term care facilities that contract for our services are also subject to federal, state and local regulations and are required to be licensed in the states in which they are located. The failure by these long-term care facilities to comply with these or future regulations or to obtain or renew any required licenses could result in our inability to provide pharmacy services to these facilities and their residents. We are also subject to federal and state laws that prohibit some types of direct and indirect payments between health care providers. These laws, commonly known as the fraud and abuse laws, prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of items or services. Violation of these laws can result in loss of licensure, civil and criminal penalties and exclusion from the Medicare, Medicaid and other federal health care programs.



    We expend considerable resources in connection with our compliance efforts. We believe that we are in compliance in all material respects with state and federal regulations applicable to our business.


FEDERAL AND STATE LAWS THAT PROTECT PATIENT HEALTH INFORMATION MAY INCREASE OUR COSTS AND LIMIT OUR ABILITY TO COLLECT AND USE THAT INFORMATION.


    Numerous federal and state laws and regulations govern the collection, dissemination, use and confidentiality of patient-identifiable health information, including the federal Health Insurance Portability and Accountability Act of 1996 and related rules. As part of our pharmaceutical dispensing, medical record keeping, third party billing, contract research and other services, we collect and maintain patient-identifiable health information. We are evaluating the effect of the Health Insurance Portability and Accountability Act of 1996. At this time, we anticipate that we will be able to fully comply with the law's requirements that have been adopted. However, we cannot at this time estimate the cost of this compliance, nor can we estimate the cost of compliance with standards that have not yet been finalized by the U.S. Department of Health and Human Services or which may be revised. The new and proposed health information standards may have a significant effect on the manner in which we handle health care related data and communicate with payors. If we are unable to comply with existing or new laws or regulations or are required to incur substantial costs as to the collection, dissemination, use and confidentiality of patient health information, we may need to modify how we conduct our business and we could be subject to significant penalties. In addition, the cost of complying with these laws could be significant.



WE ARE SUBJECT TO ADDITIONAL RISKS RELATING TO OUR ACQUISITION STRATEGY.


    One component of our strategy contemplates our making selected acquisitions. Acquisitions involve inherent uncertainties. These uncertainties include the effect on the acquired businesses of integration into a larger organization and the availability of management resources to oversee the operations of these businesses. The successful integration of acquired businesses will require, among others:

     consolidation of financial and managerial functions and elimination of operational redundancies;

     achievement of purchasing efficiencies;

     the addition and integration of key personnel; and

     the maintenance of existing business.

    Even though an acquired business may have enjoyed strong growth as an independent company prior to an acquisition, we cannot be sure that the business will continue to have strong growth after an acquisition.

    We also may acquire businesses with unknown or contingent liabilities, including liabilities for failure to comply with health care laws and regulations. We have policies and procedures to conduct reviews of potential acquisition candidates for compliance with health care laws and to conform the practices of acquired businesses to our standards and applicable laws. We also generally seek indemnification from sellers covering these matters. We may, however, incur material liabilities for past activities of acquired businesses.

    We cannot be sure of the successful integration of any acquisition or that an acquisition will not have an adverse impact on our results of operations or financial condition.

WE OPERATE IN HIGHLY COMPETITIVE BUSINESSES.


    The long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. Our largest competitors nationally are Pharmerica, Inc., a subsidiary of Bergen Brunswig Corporation, Neighborcare, a division of Genesis Healthcare Ventures, Inc. and NCS Healthcare Inc. In the geographic regions we serve, we also compete with numerous local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities.

We compete on the basis of quality, cost-effectiveness and the increasingly comprehensive and specialized nature of our services, along with the clinical expertise, pharmaceutical technology and professional support we offer.


    Our contract research organization business competes against other full-service contract research organizations and client internal resources. The contract research organization industry is highly fragmented with a number of full-service contract research organizations and many small, limited-service providers, some of which serve only local markets. Clients choose a contract research organization based upon, among other reasons, reputation, references from existing clients, the client's relationship with the organization, the organization's experience with the particular type of project and/or therapeutic area of clinical development, the organization's ability to add value to the client's development plan, the organization's financial stability and the organization's ability to provide the full range of services required by the client.

WE ARE DEPENDENT ON OUR SENIOR MANAGEMENT TEAM AND OUR PHARMACY PROFESSIONALS.


    We are highly dependent upon the members of our senior management and our pharmacists and other pharmacy professionals. Our business is managed by a small number of key management personnel who have been extensively involved in the success of our business, including Joel F. Gemunder, our President and Chief Executive Officer. If we were unable to retain these persons, we might be adversely affected. Our industry is small and there is a limited pool of senior management personnel with significant experience in our industry. Accordingly, we believe we could experience significant difficulty in replacing key management personnel. Although we have employment contracts with our key management personnel, these contracts generally may be terminated without cause by either party. We do not maintain any key man insurance on any of our key personnel.


    In addition, our continued success depends on our ability to attract and retain pharmacists and other pharmacy professionals. Competition for qualified pharmacists and other pharmacy professionals is strong. The loss of pharmacy personnel or the inability to attract, retain or motivate sufficient numbers of qualified pharmacy professionals could adversely affect our business. Although we generally have been able to meet our staffing requirements for pharmacists and other pharmacy professionals in the past, our inability to do so in the future could have a material adverse effect on us.

WE HAVE SUBSTANTIAL OUTSTANDING INDEBTEDNESS.


    At June 30, 2001, we had $771 million of total consolidated long-term debt, including current maturities. This debt accounted for approximately 41% of our total capitalization. Of this debt, approximately $50 million is variable-rate debt and, including the notes, approximately $721 million is fixed rate debt. We anticipate that approximately $53 million of cash flow from operations will be required to satisfy annual interest obligations on our currently outstanding indebtedness.


    The degree to which we are leveraged could have important consequences to you, including:

     a substantial portion of our cash flow from operations will be required to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;


     our ability to obtain additional financing in the future, if required, may be impaired;


     we may be more highly leveraged than our competitors, which may place us at a competitive disadvantage;

     our flexibility in planning for, or reacting to, changes in our business and industry may be limited; and

     our degree of leverage may make us more vulnerable in the event of a downturn in our business or in our industry or the economy in general.

    Our ability to make payments on and to refinance our debt, including the notes, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, business, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    We may not generate sufficient cash flow from operations, and future borrowings may not be available to us under credit facilities, in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We may not be able to refinance any of our debt, including our credit facility and the notes, on commercially reasonable terms or at all.


DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT WHICH COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR LEVERAGE.


    As long as we are in compliance with the covenants in the indenture governing the notes, we and our subsidiaries may be able to incur substantial additional debt in the future. The indenture permits us to incur additional debt without limitation so long as our ratio of cash flow to fixed charges is at least 2.0 to 1.0, calculated in accordance with the indenture. In addition, even if this coverage test is not met, the indenture will permit us to incur a significant amount of debt, including up to $750 million under our credit facility. Other permitted incurrences of indebtedness under the indenture are described under 'Description of Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock.' The covenant in the indenture limiting our ability to incur debt will terminate, as will most of the other covenants in the indenture and the obligation that our subsidiaries guarantee the notes, if the notes achieve an investment grade rating from Moody's Investor Service, Inc. and Standard & Poor's Ratings Group.



    As of June 30, 2001, our credit facility would have permitted additional borrowings of up to $447 million. All of those borrowings would be senior to the notes. If new debt is added to our and our subsidiaries' current debt levels, the leverage-related risks that we and they now face could intensify.


THE NOTES AND THE SUBSIDIARY GUARANTEES ARE SUBORDINATED TO SENIOR INDEBTEDNESS.


    The notes are subordinated in right of payment to all of our current and future senior indebtedness, including borrowings under our credit facility. The indenture governing the notes does not limit the amount of additional indebtedness, including senior indebtedness, we or our subsidiaries can create, incur, assume or guarantee, if we are in compliance with the covenants contained in the indenture. By reason of the subordination of the notes, in the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business, our assets will be available to pay the amounts due on the notes only after all of our senior indebtedness has been paid in full, including borrowings under our credit facility. In addition, upon default in payment with respect to borrowings under our credit facility or an event of default with respect to this indebtedness permitting the acceleration of repayment, we may be blocked from making payments on the notes pursuant to the indenture. We conduct most of our operations through our subsidiaries. The indenture requires that our current and future domestic subsidiaries representing at least 90% of the consolidated assets and revenues of us and our domestic subsidiaries guarantee the notes on a senior subordinated basis. However, the guarantees will be subordinated to the senior indebtedness of these subsidiaries, including guarantees of these subsidiaries of borrowings under our credit facility. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any of these subsidiaries, senior creditors of these subsidiaries generally will have the right to be paid in full before any distribution is made in respect of the guarantees. Further, these subsidiaries will not be required to guarantee the notes if the notes achieve an investment grade rating from Moody's Investor Service, Inc. and Standard & Poor's Ratings Group. In addition, the notes will be structurally subordinated to indebtedness of our subsidiaries that do not guarantee the notes. As of June 30, 2001, we and our guarantor subsidiaries had approximately $51 million of senior indebtedness on a consolidated basis, including debt if the notes achieve an investment grade rating from Moody's Investor Service, Inc. and Standard & Poor's Ratings Group of subsidiaries to which the notes are structurally subordinated. In addition, as of that date, our subsidiaries that do not guarantee the notes had no outstanding debt to which the notes are effectvely subordinated. See 'Description of Notes.'

OUR ABILITY TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL OR IN CONNECTION WITH AN ASSET SALE REPURCHASE MAY BE LIMITED.


    In the event of a change of control involving us, as defined in the indenture relating to the notes, you will have the right, at your option, to require us to repurchase all or a portion of the notes you hold at a purchase price equal to 101% of the aggregate principal amount of your notes plus accrued interest thereon to the repurchase date. A change of control, as defined in the indenture, would include the sale or other disposition of all or substantially all of our property or assets, the consummation of any transaction resulting in any person owning more than 45% of the voting power with respect to our capital stock, persons constituting the board of directors as of the date of the indenture or their eligible successors ceasing to constitute a majority of our board of directors or the adoption of a plan of liquidation or dissolution of our company is adopted.



    In addition to our obligation to repurchase notes upon a change of control, a change of control of our company, as defined in our credit facility and which would include a change of control under the notes, would trigger an event of default under our credit agreement. This would allow our bank lenders to accelerate repayment of amounts outstanding under the credit facility and terminate the credit facility. Further, a change of control could constitute a 'fundamental change' with respect to our outstanding convertible subordinated debentures, which would result in us being required to also make an offer to repurchase those debentures. As of June 30, 2001, we had $50 million of outstanding debt under our credit facility and $345 million in aggregate principal amount of outstanding convertible debentures. Under the indenture relating to the notes, within 90 days of a change of control and prior to making an offer to purchase the notes, we are required to repay all outstanding senior debt or obtain any consents necessary in order to allow us to repurchase notes. We might not be able to obtain the consent of our bank lenders to repurchase notes upon a change of control. In addition, we might not have sufficient funds available to us to repay amounts outstanding under our credit facility and make any required repurchase of notes and our convertible debentures, and we might not be able to raise the necessary funds through other means.



    In addition, if we sell or dispose of assets and do not use the proceeds from these asset dispositions to repay senior debt or invest in our business, we would be required to make an offer to repurchase the notes once these proceeds exceed $20 million in the aggregate. Events giving rise to our obligation to make an offer to purchase notes in connection with an asset sale could also trigger an event of default under our credit facility. As indicated above, an event of default under our credit agreement would allow our bank lenders to accelerate repayment of amounts outstanding under the credit facility and terminate the credit facility. As a result, unless we obtained the consent of the lenders under our credit agreement, we might not be able to repurchase notes until we repaid amounts outstanding under the credit facility.



    If we are unable to repurchase notes upon a change of control or to make an asset sale offer for any reason, our failure to do so would constitute an event of default under the indenture. However, notwithstanding the fact that an event of default with respect to the notes would occur if we did not repurchase notes when required, the subordination provisions of the indenture relating to the notes might preclude us from making payments with respect to the notes until holders of senior indebtedness are paid in full.



    The term 'change of control' under the indenture is limited to the transactions specified and may not include other events that might adversely affect our financial condition or result in a downgrade of the credit rating (if any) of the notes, nor would the requirement that we offer to repurchase the notes upon a change of control necessarily afford holders of the notes protection in the event of a highly leveraged reorganization.


YOUR ABILITY TO ENFORCE THE GUARANTEES OF THE NOTES MAY BE LIMITED.


    Although the notes are obligations of Omnicare, Inc., they will be unconditionally guaranteed on an unsecured senior subordinated basis by several of Omnicare's domestic subsidiaries. The performance by each subsidiary guarantor of its obligations with respect to its guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of the subsidiary guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring its guarantee of the notes, and that, at the time of that incurrence, the subsidiary guarantor: (i) was insolvent; (ii) was rendered insolvent by reason of that incurrence or grant; (iii) was engaged in a business or transaction for which the assets remaining with the subsidiary guarantor constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they matured, then the court, subject to applicable statutes of limitation, could void the subsidiary guarantor's obligations under its guarantee, recover payments made under the guarantee, subordinate the guarantee to other indebtedness of the subsidiary guarantor or take other action detrimental to the holders of the notes.



    The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could avoid an incurrence of indebtedness, including the guarantees, if it determined that the transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the guarantees, to the claims of all existing and future creditors on similar grounds. The guarantees could also be subject to the claim that, since the guarantees were incurred for the benefit of Omnicare and only indirectly for the benefit of the subsidiary guarantors, the obligations of the subsidiary guarantors under the guarantees were incurred for less than reasonably equivalent value or fair consideration.



    We do not know what standard a court would apply in order to determine whether a subsidiary guarantor was 'insolvent' upon the sale of the notes. Additionally, regardless of the method of valuation, a court may determine that the subsidiary guarantor was insolvent upon consummation of the sale of the notes.


WE HAVE BROAD DISCRETION TO USE THE PROCEEDS FROM BORROWINGS UNDER OUR CREDIT FACILITIES.


    We used the proceeds from the private offering of the old notes to repay outstanding indebtedness under our previous revolving credit facilities, at which time those revolving credit facilities terminated. However, we will be able to reborrow in the future under our new credit facility. We have substantial flexibility and broad discretion with respect to these borrowings and you will be relying on the judgment of our management regarding the application of proceeds from these borrowings.


THERE IS NO EXISTING PUBLIC MARKET FOR THE NOTES.


    There is no existing public market for the notes. Additionally, the liquidity of any markets that may develop for the notes, the ability of the holders to sell their notes and the price at which holders of the notes may be able to sell their notes is uncertain. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers with respect to the offering of the old notes have informed us that they intend to make a market in the notes; however, the initial purchasers are not obligated to do so, and any market making activity may be terminated at any time without notice to the holders of the notes. See 'Description of Notes -- Registration Rights; Liquidated Damages' and 'Plan of Distribution.' We do not intend to apply for listing of the notes on any securities exchange.



FOLLOWING THE EXCHANGE OFFER, WE EXPECT THE TRADING MARKET FOR UNTENDERED OLD NOTES WILL BE HIGHLY ILLIQUID.



    If old notes are tendered and accepted in the exchange offer and you do not exchange your old notes in the exchange offer, your notes will continue to be subject to the restrictions on transfer relating to the old notes. In general, the unregistered old notes may not be offered or sold, unless they are registered under the Securities Act of 1933 or are offered or sold in a transaction exempt from registration under the Securities Act of 1933 and applicable state securities laws. We have no obligation to register the old notes under the Securities Act of 1933, except in very limited circumstances where holders would be ineligible to receive freely transferrable exchange notes in the exchange offer. As a result, following the exchange offer, we expect the trading market for untendered old notes will be highly illiquid.


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

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


    The old notes were originally sold to UBS Warburg LLC, Lehman Brothers Inc., Deutsche Banc Alex. Brown Inc., Banc One Capital Markets, Inc. and SunTrust Equitable Securities Corporation as initial purchasers in a private offering by Omnicare. In connection with the private offering of the old notes, we entered into a registration rights agreement in which we agreed to:



    (1) file a registration statement no later than June 18, 2001;



    (2) use commercially reasonable efforts to cause the registration statement to become effective no later than September 16, 2001; and



    (3) promptly upon the effectiveness of the registration statement, commence the exchange offer for the exchange notes.


    The exchange notes will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act of 1933, except as described below. We have agreed in the registration rights agreement to use commercially reasonable efforts to complete the exchange offer and issue the exchange notes no later than 45 business days after the registration statement is declared effective. This exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement.


    For each old note surrendered to us pursuant to the exchange offer, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered old note. The term 'holder' with respect to the exchange offer means any person in whose name old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by The Depository Trust Company and who desires to deliver the old notes by book-entry transfer through The Depository Trust Company.



    Under existing interpretations of the staff of the SEC, contained in several no-action letters to third parties, the exchange notes, including the related guarantees, would in general be freely transferable by their holders after the exchange offer without further registration under the Securities Act of 1933. However, any purchaser of old notes who is either an 'affiliate' of our company within the meaning of Rule 405 of the Securities Act of 1933 or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:


    (1) will not be able to tender its old notes in the exchange offer;

    (2) will not be able to rely on the interpretations of the staff of the SEC; and


    (3) must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or transfer of the old notes, unless the sale or transfer qualifies for an exemption from these requirements.


    Each holder that wishes to exchange its old notes for exchange notes will be required to represent in a letter of transmittal that:

     any exchange notes received by it will be acquired in the ordinary course of its business;

     it has no arrangement or understanding with any person to participate in a distribution of the exchange notes in violation of the Securities Act of 1933;

     it is not an affiliate of our company;


     if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in a distribution of the exchange notes; and



     if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that are acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of those exchange notes.



    The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the exchange notes with the prospectus contained in the registration statement. We have agreed in the registration rights agreement that we will make available a prospectus meeting the requirements of the Securities Act of 1933 for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes. We will
make this prospectus available until        , or until all restricted securities
covered by the exchange offer registration statement have been sold, whichever period is shorter, in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions.



    The SEC interpretations referred to above may be subject to change. If those interpretations are changed prior to completion of this exchange offer, holders of old notes may not be able to receive exchange notes in the exchange offer. Rather, as described below, we and the guarantors may be required to register the old notes under a shelf registration statement in connection with resales by holders of the old notes. Holders of old notes may be required to deliver a prospectus to purchasers and may be subject to civil liability provisions under the Securities Act of 1933 in connection with these resales.


    If:

    (1) the exchange offer is not permitted by law or policy;


    (2) any holder of old notes notifies us prior to      that:



        (a) the holder was prohibited by law or SEC policy from participating in the exchange offer;



        (b) the holder may not resell the exchange notes acquired by it in the exchange offer to the public without a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by the holder; or



        (c) the holder is a broker-dealer and owns old notes acquired directly from us or an affiliate of our company,



then, in each case, we will, instead of, or in the case of clause (2) above, in addition to, completing the exchange offer, file and use commercially reasonable efforts to cause a registration statement under the Securities Act of 1933 relating to a shelf registration of the old notes for resale by holders to become effective and to remain effective for two years following the effective date of the shelf registration statement or, if earlier, when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement or are eligible for resale under Rule 144(k) of the Securities Act of 1933.



    We will, in the event of a shelf registration relating to the old notes:



    (1) provide to the holders of the applicable old notes copies of the prospectus that is a part of the shelf registration statement;



    (2) notify each holder when the shelf registration statement for the applicable old notes has become effective; and



    (3) take other actions in order to permit unrestricted resales of the old notes.



    A holder that sells its old notes pursuant to a shelf registration relating to the old notes:


    (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to the purchaser;


    (2) will be subject to civil liability provisions under the Securities Act of 1933 in connection with those sales; and



    (3) will be bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification obligations.


    The registration rights agreement provides, among other things, that if:


    (1) we have not filed any of the registration statements required by the registration rights agreement on or prior to the date specified for the filing;



    (2) any required registration statement is not declared effective on or prior to the date specified for its effectiveness;


    (3) the exchange offer is not consummated within 45 business days after the effective date of the exchange offer registration statement; or

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


    (4) the shelf registration statement or the exchange offer registration statement is declared effective but ceases to be effective or fails to be usable,



then liquidated damages will be payable on the applicable old notes.



    Liquidated damages will accrue at a rate of .25% per $1,000 principal amount of notes for the first 90-day period following the occurrence of the event giving rise to the liquidated damages. Liquidated damages will subsequently increase by an additional .25% per $1,000 principal amount of notes at the beginning of each subsequent 90-day period. Liquidated damages will cease to accrue when the default giving rise to the damages is cured. The liquidated damages on any affected old notes will not exceed 1.0% per $1,000 principal amount of notes per year. Liquidated damages will not accrue during any period when use of a shelf registration statement is permitted to be suspended under the registration rights agreement.



    The above summary highlights the material provisions of the registration rights agreement, but does not restate the agreement in its entirety. We urge you to review all of the provisions of the registration rights agreement, because it, and not this description, defines your rights as holders to exchange your old notes for registered exchange notes. A copy of the registration rights agreement has previously been filed with the SEC by us, and is incorporated by reference to the registration statement of which this prospectus forms a part.



    Following the consummation of the exchange offer, holders of old notes who were eligible to participate in the exchange offer but who did not tender their old notes will not have any further registration rights, and the old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected. See 'Risk Factors -- Following the Exchange Offer, We Expect the Trading Market for Untendered Old Notes Will Be Highly Illiquid.'


TERMS OF THE EXCHANGE OFFER


    This prospectus and the accompanying letter of transmittal contain the terms and conditions for the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all old notes which are properly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes in the exchange offer in denominations of $1,000 and integral multiples of $1,000.


    The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except that:


    (1) the offering of the exchange notes has been registered under the Securities Act of 1933; and



    (2) the exchange notes generally will not be subject to transfer restrictions and will not be entitled to registration rights.


    The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the indenture.


    As of the date of this prospectus, $375,000,000 aggregate principal amount of the old notes is outstanding. In connection with the issuance of the old notes, arrangements were made for the old notes to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through The Depository Trust Company.



    This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the old notes as of the close
of business on     , 2001. The exchange offer is not conditioned upon any
minimum aggregate principal amount of old notes being tendered. However, our obligation to accept old notes for exchange pursuant to the exchange offer is subject to the conditions described under ' -- Conditions to the Exchange Offer' below.


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


    We will accept properly tendered old notes by giving oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving tenders and delivering exchange notes to holders.



    If any tendered old notes are not accepted for exchange because of an improper tender or for any other reason, certificates for the unaccepted old notes will be returned, at our cost, to the tendering holder as promptly as practicable after the expiration date.


    Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See
' -- Solicitation of Tenders; Fees and Expenses' for more detailed information regarding the expenses of the exchange offer.

    By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under ' -- Procedures for Tendering' below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term 'expiration date' means 5:00 p.m., New York City time, on,
                 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term 'expiration date' means the latest date to which the exchange offer is extended. We may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by timely public announcement.



     We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, which would delay acceptance of old notes, by giving oral or written notice of the extension to the exchange agent and notice of the extension to the holders as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.



     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes that we have not yet accepted for exchange, if any of the conditions set forth under 'Conditions to the Exchange Offer' have occurred and have not been waived by us, if those conditions are permitted to be waived by us.



     We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old notes as promptly as practicable. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment and we will extend the exchange offer to the extent required by law.



     Without limiting the manner in which we may choose to make public announcements of any extension, amendment, termination or non-acceptance of the exchange offer, and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement relating to the exchange offer other than by issuing a timely release to the Dow Jones News Service.


INTEREST ON THE EXCHANGE NOTES


    Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in the exchange offer or, if no interest has been paid on the old notes, from the issue date of the old notes. Interest on the notes is payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2001.


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

PROCEDURES FOR TENDERING

WHAT TO SUBMIT AND HOW


    Each holder of old notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions specified in this prospectus and the letter of transmittal. Each holder should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the old notes to be exchanged and any other required documentation, to SunTrust Bank, as exchange agent, at the address set forth below under ' -- Exchange Agent' on or prior to the expiration date. A holder may also tender old notes using the procedures for book-entry transfer described in this prospectus and in the letter of transmittal. By executing the letter of transmittal, a holder will be representing to us that, among other things:



    (1) the exchange notes acquired in the exchange offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder;


    (2) that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such exchange notes; and

    (3) that neither the holder nor any such other person is an 'affiliate,' as defined in Rule 405 under the Securities Act of 1933, of our company.


    Any financial institution that is a participant in The Depository Trust Company's Book-Entry Transfer Facility system may make book-entry delivery of old notes by causing The Depository Trust Company to transfer those old notes into the exchange agent's account in accordance with The Depository Trust Company's procedure for transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, the letter of transmittal, or a facsimile of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address specified in this prospectus under 'Exchange Agent' prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to The Depository Trust Company in accordance with its procedures does not constitute delivery to the exchange agent.


    Only a holder may tender its old notes in the exchange offer. To tender in the exchange offer, a holder must:


    (1) complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;



    (2) have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and



    (3) unless the tender is being effected by book-entry transfer, mail or otherwise deliver the letter of transmittal or facsimile, together with the old notes and other required documents, to the exchange agent, prior to 5:00 p.m., New York City time, on the expiration date.



    The tender by a holder will constitute an agreement among the holder, our company and the exchange agent in accordance with the terms and subject to the conditions set forth in this prospectus and the letter of transmittal. If less than all of the old notes are tendered, a tendering holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The entire amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.



    The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure delivery to the exchange agent prior to the expiration date. No letter of transmittal or old notes should be sent to Omnicare. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for them, in each case as set forth in this prospectus and in the letter of transmittal.



    Any beneficial owner whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If the beneficial owner wishes to tender on his own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.


REQUIRED REPRESENTATIONS IN LETTER OF TRANSMITTAL


    The letter of transmittal will include representations to us that, among other things:



    (1) the exchange notes acquired in the exchange offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the holder;


    (2) neither the holder nor any such other person is engaged in, intends to engage in or has any arrangement or understanding with any person to participate in the distribution of such exchange notes;

    (3) neither the holder nor any such other person is an 'affiliate,' as defined in Rule 405 under the Securities Act of 1933, of our company; and

    (4) if the tendering holder is a broker or dealer as defined in the Exchange Act, then

        (a) it acquired the old notes for its own account as a result of market-making activities or other trading activities; and

        (b) it has not entered into any arrangement or understanding with our company or any 'affiliate' of our company within the meaning of Rule 405 under the Securities Act of 1933 to distribute the exchange notes to be received in the exchange offer.


    In the case of a broker-dealer that receives exchange notes for its own account in exchange for old notes which were acquired by it as a result of market-making or other trading activities, the letter of transmittal will also include an acknowledgement that the broker-dealer will deliver a copy of this prospectus in connection with the resale by it of exchange notes received pursuant to the exchange offer; however, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act of 1933. See 'Plan of Distribution.'


HOW TO SIGN YOUR LETTER OF TRANSMITTAL AND OTHER DOCUMENTS


    Except as provided in the next paragraph, signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by one of the following entities:



    (1) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc.;



    (2) a commercial bank or trust company having an office or correspondent in the United States; or



    (3) an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act.



    Signatures on the letter of transmittal do not need to be guaranteed, however, if old notes are tendered:



    (1) by a registered holder who has not completed the box entitled 'Special Registration Instructions' or 'Special Delivery Instruction' of the letter of transmittal; or



    (2) for the account of:



        (a) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc.;



        (b) a commercial bank or trust company having an office or correspondent in the United States; or



        (c) an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act.



    If the letter of transmittal is signed by a person other than the registered holder of old notes, the old notes must be endorsed or accompanied by appropriate bond powers which authorize that person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.


IMPORTANT RULES CONCERNING THE EXCHANGE OFFER

    You should note that:

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding;

     We reserve the absolute right to reject any and all old notes not properly tendered or any old notes the acceptance of which would, in our judgment or the judgment of our counsel, be unlawful;

     We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our company's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine;

     Although we intend to notify holders of defects or irregularities with respect to any tender of old notes, neither our company, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification; and

     Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

BOOK-ENTRY TRANSFER


    The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at The Depository Trust Company for the purpose of facilitating the exchange offer. Any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of old notes by causing The Depository Trust Company to transfer such old notes into the exchange agent's account with respect to the old notes in accordance with The Depository Trust Company's Automated Tender Offer Program procedures for such transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of such book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term 'agent's message' means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming a part of the confirmation of a book-entry transfer, which states that The Depository Trust Company has received an express acknowledgment from a participant that is tendering old notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant.



    Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or you must comply with the guaranteed delivery procedures described below. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

    If you are a registered holder of old notes and you wish to tender such old notes but your initial notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:


    (1) the tender is made through:



        (a) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc.;



        (b) a commercial bank or trust company having an office or correspondent in the United States; or



        (c) an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act;


    (2) prior to the expiration date, the exchange agent receives from:


        (a) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc.;



        (b) a commercial bank or trust company having an office or correspondent in the United States; or



        (c) an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act;



       a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery



        (a) stating the name and address of the holder, the certificate number or numbers of the holder's old notes and the principal amount of old notes tendered;



        (b) stating that the tender is being made in accordance with the guaranteed delivery procedures; and



        (c) guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile of the letter of transmittal, together with the certificate(s) representing the old notes to be tendered in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at The Depository Trust Company of old notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and



    (3) the properly completed and executed letter of transmittal, or a facsimile of the letter of transmittal, together with the certificate(s) representing all tendered old notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at The Depository Trust Company of old notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the expiration date.


    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS


    Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.



    For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. A facsimile transmission notice of withdrawal that is received prior to receipt of a tender of old notes sent by mail and postmarked prior to the date of the facsimile transmission of withdrawal will be treated as a withdrawn tender. Any notice of withdrawal must:



     specify the name of the person who deposited the old notes to be withdrawn,



     identify the old notes to be withdrawn, including the certificate number or number and principal amount of those old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at The Depository Trust Company to be credited, be signed by the depositor in the same manner as the original signature on the letter of transmittal by which those old notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the old notes to register the transfer of those old notes into the name of the depositor withdrawing the tender, and specify the name in which the old notes are to be registered, if different from that of the depositor.



    Please note that all questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above under ' -- Procedures for Tendering' at any time prior to the expiration date.


CONDITIONS TO THE EXCHANGE OFFER


    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes, and may terminate or amend the exchange offer before the acceptance of old notes if, in our judgment, any of the following conditions has occurred or exists or has not been satisfied:



    (1) the exchange offer, or the making of any exchange by a holder, violates applicable interpretations of the staff of the SEC;



    (2) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer; or



    (3) there has been proposed, adopted or enacted any law, statute, rule or regulation that, in our sole judgment, might materially impair our ability to proceed with the exchange offer.



    If we decide to terminate the exchange offer for any of the reasons described above, we may:



    (1) refuse to accept any old notes and return any old notes that have been tendered to their original holders;



    (2) extend the exchange offer and retain all old notes tendered prior to the expiration date of the exchange offer, subject to the rights of holders of tendered old notes to withdraw their tendered old notes; or



    (3) waive the termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.



    If a waiver would constitute a material change in the exchange offer, we will disclose this change by means of a supplement to this prospectus that will be distributed to each registered holder, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during this period.



    The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to the condition. Our failure at any time to exercise any of the foregoing rights will not be deemed to be a waiver by us of that right and each right will be deemed an ongoing right which may be asserted by us at any time and from time to time.

EXCHANGE AGENT


    SunTrust Bank, the trustee under the indenture, is the exchange agent for the exchange offer. All executed letters of transmittal should be delivered to the exchange agent at one of the addresses set forth below. In its capacity as exchange agent, SunTrust Bank has no fiduciary duties and will be acting solely on the basis of our directions. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:


            By Courier:                                    SunTrust Bank
                                                           424 Church Street, 6th Fl.
                                                           Nashville, TN 37219

            By Mail:                                       SunTrust Bank
                                                           424 Church Street, 6th Fl.
                                                           Nashville, TN 37219

            By Hand Delivery:                              SunTrust Bank
                                                           424 Church Street, 6th Fl.
                                                           Nashville, TN 37219

            Facsimile for Eligible Institutions:           (615) 748-5331

            To Confirm by Telephone:                       (615) 748-5324

    Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    We will pay all expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of our company and our affiliates in person, by telegraph, telephone or telecopier.


    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer.


    We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.


    The expenses to be incurred by us in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and our accounting and legal fees and printing costs, will be paid by us.



    We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any of these transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of these taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed by us directly to the tendering holder.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us as a result of the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE


    As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled our obligation to make the exchange offer as contemplated by the registration rights agreement. Holders of the old notes who do not tender their old notes in the exchange offer will continue to hold their old notes, which will remain outstanding and entitled to the benefits of the indenture. All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes. Accordingly, these old notes may be resold only:


    (1) to Omnicare;

    (2) pursuant to a registration statement which has been declared effective under the Securities Act of 1933;

    (3) in the United States to qualified institutional buyers within the meaning of Rule 144A in reliance upon the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 144A;

    (4) in the United States to institutional 'accredited investors', as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, in transactions exempt from the registration requirements of the Securities Act of 1933;

    (5) outside the United States in transactions complying with the provisions of Regulation S under the Securities Act of 1933; or

    (6) pursuant to any other available exemption from the registration requirements under the Securities Act of 1933.


    To the extent that old notes are tendered and accepted in the exchange offer, the liquidity of the trading market for untendered old notes will likely be adversely affected. See 'Risk Factors -- Following the Exchange Offer, We Expect the Trading Market for Untendered Old Notes Will Be Highly Illiquid.'

                                USE OF PROCEEDS


    The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.


                                 CAPITALIZATION


    The table below sets forth our consolidated capitalization at June 30, 2001 on an historical basis, which reflects the completion in March 2001 of the private offering of the old notes and the refinancing of our credit facilities that occurred concurrently with the offering of the old notes.



    The table should be read in conjunction with the 'Selected Historical Consolidated Financial Information' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this prospectus.



                                                                  UNAUDITED
                                                              ------------------
                                                                JUNE 30, 2001
                                                                    ACTUAL
                                                                    ------
                                                                (IN THOUSANDS,
                                                              EXCEPT SHARE DATA)
Current portion of long-term debt...........................      $      333
                                                                  ----------
Long-term obligations, net of current portion:
    Long-term bank debt.....................................          50,705
    5% Convertible Subordinated Debentures due 2007.........         345,000
    8 1/8% Senior Subordinated Notes due 2011...............         375,000
                                                                  ----------
        Total long-term obligations.........................         771,038
                                                                  ----------
Stockholders' equity:
    Preferred Stock, no par value, 1,000,000 shares
      authorized, none issued and outstanding as of June 30,
      2001..................................................           --
    Common stock, $1 par value, 200,000,000 shares
      authorized, 94,056,200 shares issued as of June 30,
      2001..................................................          94,056
    Paid-in capital.........................................         713,456
    Retained earnings.......................................         348,897
    Treasury stock -- at cost (821,000 shares at June 30,
      2001).................................................         (16,256)
    Deferred compensation...................................         (27,438)
    Accumulated other comprehensive income..................          (3,681)
                                                                  ----------
        Total stockholders' equity..........................       1,109,034
                                                                  ----------
        Total capitalization................................      $1,880,072
                                                                  ----------
                                                                  ----------

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The following table summarizes our selected financial data, which should be read in conjunction with our historical consolidated financial statements and related notes and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this prospectus.


    We derived the income statement data for the years ended December 31, 1998, 1999 and 2000 from our audited financial statements, which are included elsewhere in this prospectus. We derived the income statement data for the years ended December 31, 1996 and 1997 from audited financial statements not included in this prospectus. We derived the income statement data for the six months ended June 30, 2000 and 2001 and the balance sheet data as of June 30, 2001 from our unaudited financial statements, which are included elsewhere in this prospectus. The balance sheet data as of June 30, 2000 was derived from our unaudited financial statements not included in this prospectus. In the opinion of management, the unaudited financial statements from which the data below is derived contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly our financial position and results of operations as of the applicable dates and for the applicable periods. Historical results are not necessarily indicative of the results to be expected in the future.



                                                              AUDITED                                        UNAUDITED
                                 -----------------------------------------------------------------   -------------------------
                                                            YEARS ENDED                                     SIX MONTHS
                                                           DECEMBER 31,                                   ENDED JUNE 30,
                                 -----------------------------------------------------------------   -------------------------
                                   1996           1997           1998         1999         2000         2000         2001
                                   ----           ----           ----         ----         ----         ----         ----
                                                       (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
INCOME STATEMENT DATA: (a)(b)
   Sales.......................  $ 641,440     $1,034,384     $1,517,370   $1,861,921   $1,971,348   $  973,536   $1,053,710
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
   Income from continuing
    operations.................  $  43,663     $   54,105     $   80,379   $   57,721   $   48,817   $   25,069   $   37,440
   Loss from discontinued
    operations.................       (389)(c)     (2,154)(c)     --           --           --           --           --
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
   Net income..................  $  43,274     $   51,951 (c) $   80,379   $   57,721   $   48,817   $   25,069   $   37,440
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
EARNINGS PER SHARE DATA:
 Basic:
   Income from continuing
    operations.................  $    0.62     $     0.63     $     0.90   $     0.63   $     0.53   $     0.27   $     0.40
   Loss from discontinued
    operations.................     --     (c)      (0.02)(c)     --           --           --           --           --
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
   Net income..................  $    0.62 (c) $     0.61 (c) $     0.90   $     0.63   $     0.53   $     0.27   $     0.40
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
 Diluted:
   Income from continuing
    operations.................  $    0.57     $     0.62     $     0.90   $     0.63   $     0.53   $     0.27   $     0.40
   Loss from discontinued
    operations.................     --     (c)      (0.02)(c)     --           --           --           --           --
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
   Net income..................  $    0.57 (c) $     0.60 (c) $     0.90   $     0.63   $     0.53   $     0.27   $     0.40
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
 Dividends per share...........  $    0.06     $     0.07     $     0.08   $     0.09   $     0.09   $    0.045   $    0.045
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
Weighted average number of
 common shares outstanding:
 Basic.........................     69,884         85,692         89,081       90,999       92,012       91,877       92,812
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
 Diluted.......................     81,089         86,710         89,786       91,238       92,012       91,877       93,692
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
                                 ---------     ----------     ----------   ----------   ----------   ----------   ----------
RATIOS AND OTHER FINANCIAL DATA
 (UNAUDITED):
 EBITDA (d)....................  $  95,542     $  133,594     $  207,113   $  207,201   $  206,570   $  105,447   $  125,140
 Ratio of EBITDA to
   interest (d)................       22.1x          20.4x           8.8x         4.5x         3.8x         3.9x         4.4x
 Ratio of earnings to fixed
   charges (e).................       10.0x           9.1x           5.3x         2.6x         2.2x         2.3x         2.9x
 Ratio of total debt to
   EBITDA (d)..................        0.1x           2.8x           3.2x         3.9x         3.8x         3.9x(g)      3.4x(g)
 Total debt to total
   capitalization..............        1.5%          31.0%          40.4%        44.2%        42.3%        43.4%        41.0%
 Capital expenditures (f)......  $  30,234     $   41,278     $   53,179   $   58,749   $   32,423   $   16,224   $   11,402
 Net cash flows from operating
   activities..................     30,959         10,235         89,507      101,114      132,701       59,705       54,056
 Net cash flows from investing
   activities..................   (143,399)      (450,787)      (449,718)    (203,517)     (76,116)     (46,419)     (21,119)
 Net cash flows from financing
   activities..................    297,150        345,653        276,652      145,502      (41,777)     (16,431)     (26,441)



                                                             AUDITED,                                        UNAUDITED
                                 -----------------------------------------------------------------   -------------------------
                                                           DECEMBER 31,                                      JUNE 30,
                                 -----------------------------------------------------------------   -------------------------
                                   1996           1997           1998         1999         2000         2000         2001
                                   ----           ----           ----         ----         ----         ----         ----
BALANCE SHEET DATA: (a)
   Cash and cash equivalents
    (including restricted cash)  $ 232,961     $  138,062     $   54,312   $   97,267   $  113,907   $   98,653   $  124,020
   Working capital.............    342,401        354,825        369,749      430,102      560,729      464,366      615,882
   Total assets................    828,309      1,412,146      1,903,829    2,167,973    2,210,218    2,177,797    2,219,560
   Long-term debt (excluding
    current portion) (h).......      5,755        359,148        651,556      736,944      780,706      735,830      770,705
   Stockholders' equity (i)....    689,219        829,753        963,471    1,028,380    1,068,423    1,048,135    1,109,034


                                                        (footnotes on next page)

(footnotes from previous page)

 (a) We have had an active acquisition program in effect since 1989. See Note 2 of the Notes to the 2000 Consolidated Financial Statements for information concerning these acquisitions.


 (b) Included in the full year 1996 and 1997 income from continuing operations amounts, and the full-year 1998, 1999 and 2000, as well as the six months ended June 30, 2000 and 2001, net income amounts, are the following aftertax charges (credits) (in thousands):



                                                                     AUDITED                                 UNAUDITED
                                              ------------------------------------------------------     -----------------
                                                                   YEARS ENDED                           SIX MONTHS ENDED
                                                                   DECEMBER 31,                              JUNE 30,
                                              ------------------------------------------------------     -----------------
                                               1996       1997        1998        1999        2000        2000       2001
                                               ----       ----        ----        ----        ----        ----       ----
     Acquisition expenses,
      pooling-of-interests..................  $1,468     $ 3,935     $13,869(1)  $  (376)(1) $ --   (1)  $ --       $ --
     Restructuring and other related
      charges...............................    --         1,208       2,689(2)   22,698 (2)  17,135(2)   6,569(3)    --
     Other expenses.........................     510(5)    6,457(4)    --          --          --          --        2,987(6)
                                              ------     -------     -------     -------     -------     ------     ------
        Total...............................  $1,978     $11,600     $16,558     $22,322     $17,135     $6,569     $2,987
                                              ------     -------     -------     -------     -------     ------     ------
                                              ------     -------     -------     -------     -------     ------     ------


   ------------

   (1) See Note 2 of the Notes to the 2000 Consolidated Financial Statements.

   (2) See Note 12 of the Notes to the 2000 Consolidated Financial Statements.


   (3) See Note 3 of the second quarter 2001 Consolidated Financial Statements.


   (4) We settled with the U.S. Attorney's office in the Southern District of Illinois regarding the government's investigation of our Belleville, Illinois subsidiary, Home Pharmacy Services, Inc. In accordance with the terms of the settlement, in 1997 we recorded an unusual charge of $6.3 million ($6.0 million after taxes) for the estimated costs, and legal and other expenses, associated with resolving the investigation. In 1997, CompScript, Inc. recorded a $0.8 million charge ($0.5 million after taxes) relating to the write-down of a note receivable from a former affiliate of CompScript.

   (5) Represents the write-off (based on an independent appraisal) of acquired research and development costs associated with IBAH, Inc.'s acquisition of Research Biometrics, Inc. ('RBI').


   (6) See Note 5 of the second quarter 2001 Consolidated Financial Statements.


 (c) Represents the closure of the software commercialization unit of RBI. All operating results of this business have been reclassified from continuing operations to discontinued operations.


 (d) EBITDA represents earnings before interest, income taxes and depreciation and amortization, including special items. Special items include pooling-of-interests expenses, restructuring and other related charges, other expenses, and losses from discontinued operations, and represent charges or expenses which management believes are either one-time occurrences or otherwise not related to ongoing operations. We believe that certain investors find EBITDA to be a useful tool for measuring a company's ability to service its debt; however, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, and should not be considered as a substitute for net earnings as an indicator of our operating performance or cash flow as a measure of liquidity. We also believe that the ratio of EBITDA to interest is an accepted measure of debt service ability; however, such ratio should not be considered a substitute for the ratio of earnings to fixed charges as a measure of debt service ability. Our calculation of EBITDA may differ from the calculation of EBITDA by others. If the aforementioned special items (see footnote b) are excluded from EBITDA

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     and interest expense, net of interest income, is used, then EBITDA, the ratio of EBITDA to interest and the ratio of total debt to EBITDA would be (unaudited):



                                                                                                        SIX MONTHS
                                                                  YEARS ENDED                              ENDED
                                                                 DECEMBER 31,                            JUNE 30,
                                              ---------------------------------------------------   -------------------
                                               1996       1997       1998       1999       2000       2000       2001
                                               ----       ----       ----       ----       ----       ----       ----
      EBITDA (adjusted).....................  $85,537   $140,516   $222,825   $241,008   $231,859   $115,059   $128,735
      Ratio of EBITDA (adjusted) to
       interest.............................  (11.0)x     168.1x      11.0x       5.4x       4.4x       4.4x       4.8x
      Ratio of total debt to EBITDA
       (adjusted)...........................     0.1x       2.7x       2.9x       3.4x       3.4x     3.6x(g)    3.1x(g)



 (e) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes plus fixed charges. Fixed charges include interest (expensed or capitalized), amortization of debt issuance costs and the estimated interest component of rent expense. If extraordinary/special items (see footnote b) are excluded from income before income taxes and interest expense, net of interest income, is used, then the ratio of earnings to fixed charges would be (16.9x), 19.0x, 6.5x, 3.3x and 2.7x for the years ended December 31, 1996, 1997, 1998 1999 and 2000, respectively, and, 2.7x and 3.1x for the six months ended June 30, 2000 and 2001, respectively. Giving effect to the offering of the old notes and the refinancing of our existing credit facilities and application of the net proceeds from the offering of the old notes and borrowings under our new credit facility to repay indebtedness, as if these transactions occurred on the first day of the relevant period, our pro forma ratios of earnings to fixed charges for the year ended December 31, 2000 and the six months ended June 30, 2001 would have been 2.1x and 2.7x respectively. If special items are excluded from income before taxes and interest expense, net of interest income, is used, then the pro forma ratios of earnings to fixed charges for the year ended December 31, 2000 and the six months ended June 30, 2001 would have been 2.5x and 2.9x, respectively.



 (f) Primarily represents the purchase of computer hardware/software, machinery and equipment, and furniture, fixtures and leasehold improvements.



 (g) The adjusted EBITDA amounts in this calculation are for the twelve month periods ended June 30, 2000 and 2001.



 (h) In 1997, we issued $345.0 million of Convertible Subordinated Debentures due 2007 (See Note 6 of the Notes to the 2000 Consolidated Financial Statements).



 (i) In 1996, we and IBAH, Inc. sold approximately 6.2 million (pre-1996 Omnicare stock split) shares of Common Stock in public offerings, resulting in net proceeds of $297.2 million.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the consolidated financial statements, related notes and other financial information appearing elsewhere in this prospectus. In addition, see 'Forward-Looking Information.'

RESULTS OF OPERATIONS


    The following table presents our sales and results of operations, excluding special items such as pooling-of-interests expenses, restructuring and other related charges and other expenses (in thousands, except per share amounts). Special items represent charges/expenses or credits which management believes are either one-time occurrences or otherwise not related to ongoing operations. Such items are described further below and in the notes to our consolidated financial statements, and have been shown separately in order to facilitate analysis of our operating trends.



                                                                                   UNAUDITED
                                                    AUDITED                  ---------------------
                                      ------------------------------------    FOR THE SIX MONTHS
                                        FOR THE YEARS ENDED DECEMBER 31,        ENDED JUNE 30,
                                      ------------------------------------   ---------------------
                                         1998         1999         2000        2000        2001
                                         ----         ----         ----        ----        ----
Sales...............................  $1,517,370   $1,861,921   $1,971,348   $973,536   $1,053,710
                                      ----------   ----------   ----------   --------   ----------
                                      ----------   ----------   ----------   --------   ----------
Net income, as reported.............  $   80,379   $   57,721   $   48,817   $ 25,069   $   37,440
    Acquisition expenses,
      pooling-of-interests (net of
      taxes)(1).....................      13,869         (376)      --          --          --
    Restructuring and other related
      charges (net of taxes)(1).....       2,689       22,698       17,135      6,569       --
    Other expense (net of
      taxes)(1).....................      --           --           --          --           2,987
                                      ----------   ----------   ----------   --------   ----------
Net income (excluding special
  items)............................  $   96,937   $   80,043   $   65,952   $ 31,638   $   40,427
                                      ----------   ----------   ----------   --------   ----------
                                      ----------   ----------   ----------   --------   ----------
Earnings per share:
Net income, as reported.............  $     0.90   $     0.63   $     0.53   $   0.27   $     0.40
    Acquisition expenses,
      pooling-of-interests (net of
      taxes)(1).....................        0.16       --           --          --          --
    Restructuring and other related
      charges (net of taxes)(1).....        0.03         0.25         0.19       0.07       --
    Other expense (net of
      taxes)(1).....................      --           --           --          --            0.03
Basic (excluding special
  items)(2).........................  $     1.09   $     0.88   $     0.72   $   0.34   $     0.44
                                      ----------   ----------   ----------   --------   ----------
                                      ----------   ----------   ----------   --------   ----------
Diluted (excluding special
  items)(2).........................  $     1.08   $     0.88   $     0.72   $   0.34   $     0.43
                                      ----------   ----------   ----------   --------   ----------
                                      ----------   ----------   ----------   --------   ----------

---------

(1) The pretax impact of the special items is as follows:



                                                                           UNAUDITED
                                                    AUDITED             ----------------
                                          ---------------------------     FOR THE SIX
                                              FOR THE YEARS ENDED         MONTHS ENDED
                                                 DECEMBER 31,               JUNE 30,
                                          ---------------------------   ----------------
                                           1998      1999      2000      2000      2001
                                           ----      ----      ----      ----      ----
Acquisition expenses,
  pooling-of-interests..................  $15,441   $   (55)  $ --      $ --      $ --
Restructuring and other related
  charges...............................    3,627    35,394    27,199    10,428     --
Other expense...........................    --        --        --        --       4,817



(2) Earnings per share (excluding special items) is calculated independently for each amount presented. Accordingly, the sum of the individual line items may not necessarily be equal to the earnings per share (excluding special items) amount for the corresponding period.



SIX MONTHS ENDED JUNE 2001 COMPARED TO JUNE 2000



    Diluted earnings per share for the six months ended June 30, 2001 were $0.43, excluding the impact of one-time items classified as other expense discussed below, as compared with $0.34 earned in the prior year period, excluding restructuring and other related charges associated with the productivity and consolidation initiative completed in 2000. Net income for the 2001 period, on that basis, was $40.4 million versus the $31.6 million earned in the comparable 2000 period. EBITDA, on the same basis, totaled $128.7 million for the six months ended June 30, 2001 as compared with EBITDA of $115.1 million in the same period of 2000. Sales for the year-to-date June 30, 2001 period rose to $1,053.7 million from the $973.5 million recorded during the comparable prior year period.



    Included in the year-to-date June 2001 results were other expense items totaling $4.8 million pretax, $3.0 million aftertax, or 3 cents per share. In the first quarter of 2001, we recorded a $1.8 million pretax, $1.1 million aftertax, or 1 cent per diluted share, one-time charge representing a repayment to the Medicare Part B program of overpayments made to one of our pharmacy units during the period from January 1997 through April 1998. As part of our corporate compliance program, we learned of the overpayments, which related to Medicare Part B claims that contained documentation errors, and notified the Health Care Financing Administration for review and determination of the amount of overpayment. Further, we recorded a $3.0 million pretax, $1.9 million aftertax, or 2 cents per diluted share, one-time charge in the second quarter of 2001, representing a settlement in June 2001 of certain contractual issues with a customer, which issues and amount relate to prior year periods. Included in the 2000 six month period was an aggregate charge of $10.4 million pretax, $6.6 million aftertax, or 7 cents per diluted share, relating to the productivity and consolidation program. Including these special items in both six month periods, earnings per diluted share were 40 cents in 2001 versus 27 cents in 2000; EBITDA was $123.9 million versus $104.6 million, respectively; and net income was $37.4 million versus $25.1 million, respectively.



PHARMACY SERVICES SEGMENT



    Our pharmacy services segment recorded sales of $993.6 million for the six months ended June 30, 2001, ahead of the comparable prior year period amount of $913.9 million, by $79.7 million. Operating profit in this segment reached $101.5 million, excluding the previously mentioned one-time charges, also ahead of the same prior year period amount of $86.3 million, excluding restructuring and other related charges, by $15.2 million. The favorable year-to-year results largely relate to solid new account growth, including additional business under our contract with Marriott Senior Living Communities, net of the elimination of certain high credit risk or uneconomic accounts, coupled with the efforts of our National Sales & Marketing Group and pharmacy staff in developing new contracts. Additionally, higher drug utilization, the expansion of clinical programs and drug price inflation contributed to increased sales. Moreover, the increasing market penetration of newer drugs, which often carry higher prices but are significantly more effective in reducing overall healthcare costs than those they replace, served to increase pharmacy sales. The increase in sales, in addition to a lower operating cost structure brought about by the completion of the productivity and consolidation program in 2000, served to produce increased operating margins. Collectively, these factors along with a gradually improving operating environment in the skilled nursing facility market brought about by the implementation of the Balanced Budget Refinement Act of 1999 and the Benefits Improvement and Protection Act of 2000, favorably impacted the performance of the pharmacy services segment during the six-month period.



CRO SERVICES SEGMENT



    Our contract research services segment recorded revenues of $60.1 million during the six months ended June 30, 2001, which were relatively consistent with the $59.7 million recorded in the same prior year period. Operating profit in this segment for the six months ended June 30, 2001 was $4.8 million, an increase of $1.0 million in comparison to the same prior year period operating profit of $3.8 million, excluding restructuring and other related charges. The year-to-date June 2001 improvement in operating profit is the result of several favorable trends experienced in the second quarter of 2001. These trends included improvements in revenue, owing to strong business gains in prior quarters and the returning health of the industry, coupled with the efforts made over the past year to integrate and streamline the organization, producing substantial increases in profitability in the second quarter of 2001.

CONSOLIDATED



    Our consolidated gross profit as a percentage of sales of 26.8% in the six months ended June 30, 2001 improved as compared with the rate of 26.6% experienced during the year-to-date June 30, 2000 period, and represented a year-to-year increase in gross profit of $22.9 million to $282.3 million. Positively impacting overall gross profit was our purchasing leverage associated with the procurement of pharmaceuticals and benefits realized from our formulary compliance program, as well as the leveraging of fixed and variable overhead costs at our pharmacies and the reduced cost structure brought about by the productivity and consolidation program completed in 2000. These favorable factors were offset in part by the previously mentioned shift in mix towards newer, branded drugs which typically produce higher gross profit, but lower gross profit margins.



    Our operating expenses for the six months ended June 30, 2001 of $190.0 million were higher than the comparable prior year amount of $183.2 million, by $6.8 million, due to the overall growth of the business. Operating expenses as a percentage of sales, however, totaled 18.0% in the 2001 six month period, representing a decline from the 18.8% experienced in the comparable prior year period. This decline is primarily due to the favorable impact of the productivity and consolidation program, which was successfully completed in late 2000, and the leveraging of fixed and variable overhead costs over a larger sales base in 2001 than was the case in the comparable 2000 period.



    In 2000, we completed our previously disclosed productivity and consolidation program. As part of the program, the roster of pharmacies and other operating locations was reconfigured through the consolidation, relocation, closure and opening of sites, resulting in a net reduction of 59 locations. The program also resulted in the reduction of our work force by 16%, or approximately 1,800 full and part-time employees, and annualized pretax savings in excess of $46 million upon completion.



    Details of the year-to-date June 30, 2001 and December 31, 2000 activity relating to the program follow (in thousands):



                                                               BALANCE AT    UTILIZED   BALANCE AT
                                                              DECEMBER 31,    DURING     JUNE 30,
                                                                  2000         2001        2001
                                                                  ----         ----        ----
Restructuring charges:
    Employee severance......................................     $3,390      $(2,602)     $  788
    Employment agreement buy-outs...........................        676         (676)      --
    Lease terminations......................................      2,593       (1,292)      1,301
    Other assets and facility exit costs....................      2,538       (1,881)        657
                                                                 ------      -------      ------
        Total restructuring charges.........................     $9,197      $(6,451)     $2,746
                                                                 ------      -------      ------
                                                                 ------      -------      ------



                                                    BALANCE AT                UTILIZED    BALANCE AT
                                                   DECEMBER 31,     2000       DURING    DECEMBER 31,
                                                       1999       PROVISION     2000         2000
                                                       ----       ---------     ----         ----
Restructuring charges:
    Employee severance...........................    $ 8,461       $ 3,296    $ (8,367)     $3,390
    Employment agreement buy-outs................      3,363         1,048      (3,735)        676
    Lease terminations...........................      4,523         1,881      (3,811)      2,593
    Other assets and facility exit costs.........      1,648        10,627      (9,737)      2,538
                                                     -------       -------    --------      ------
        Total restructuring charges..............    $17,995        16,852    $(25,650)     $9,197
                                                     -------                  --------      ------
                                                     -------                  --------      ------
Other related charges............................                   10,347
                                                                   -------
        Total restructuring and other related
          charges................................                  $27,199
                                                                   -------
                                                                   -------



    In connection with the program, we expensed a total of $10.4 million pretax, $6.6 million after taxes, or 7 cents per diluted share, in the six months ended June 30, 2000. Additionally, $62.6 million pretax, $39.8 million after taxes, was incurred for restructuring and other related charges over the duration of the entire program, including 1999 activity. The restructuring charges included severance pay, the buy-out of employment agreements, the buy-out of lease obligations, the write-off of other assets, representing approximately $11.0 million of pretax non-cash items over the life of the program, and facility exit costs. The other related charges were primarily comprised of consulting fees and duplicate costs associated with the program, as well as the write-off of certain non-core healthcare investments. As of June 30, 2001, we paid approximately $22.5 million of severance and other employee-related costs relating to the employee reductions. The remaining liabilities at June 30, 2001 represent amounts not yet paid relating to actions taken in connection with the program, primarily severance payments and lease payments, and will be adjusted as these matters are settled.



    Investment income for the six months ended June 30, 2001 was $1.2 million, an improvement of $0.4 million over the same period of 2000. Larger average cash balances coupled with an increase in assets invested for settlement of our pension obligations, during 2001 as compared to the same 2000 period, were the primary drivers of the year-to-year increase in investment income.



    Interest expense during the six months ended June 30, 2001 was $28.3 million, an increase of $1.5 million versus the comparable prior year period. This increase was largely due to the impact of an increase in debt issuance cost amortization, classified as interest expense, relating to the first quarter 2001 debt transactions discussed at the 'Liquidity and Capital Resources' section below. Also unfavorably impacting 2001 interest expense, on a year-to-year basis, was a marginal increase in the weighted-average interest rates paid on outstanding debt brought about by the aforementioned debt transactions, which converted a majority of the related outstanding debt from current to long-term in nature.



    The increase in the effective tax rate to 38.0% in the year-to-date June 2001 period from 37.0% in the comparable prior year period is primarily attributable to the full utilization in 2000 of certain benefits derived from our state tax planning program. While other state tax planning benefits will continue, they will be realized at a different magnitude than was the case in 2000. The effective tax rates in the 2001 and 2000 six months periods are higher than the federal statutory rate primarily due to state and local income taxes.


YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

CONSOLIDATED

    As presented in the table above, excluding the impact of special items such as restructuring and other related charges from both periods and acquisition-related items in 1999, net income for the year ended December 31, 2000 decreased 18% in comparison to net income earned in 1999. Basic and diluted earnings per share in 2000, on this basis, decreased 18% in comparison to 1999. EBITDA for the year ended December 31, 2000 of $231.9 million, on the same basis, decreased 4% in comparison to $241.0 million earned in the 1999 comparable period. Net income, and basic and diluted earnings per share, declined 15% and 16%, respectively, in 2000 compared to 1999. Sales increased 6% in 2000 compared to 1999.

PHARMACY SERVICES SEGMENT


    Our Pharmacy Services segment recorded sales of $1,858.7 million for the year ended December 31, 2000, an increase of $130.6 million, or 8%, over the comparable prior year period. The increase in this segment's sales represents the continued internal growth of the pharmacy services business and the cumulative effect of prior year acquisitions of long-term care pharmacy providers. We estimate that internal growth contributed approximately $105 million of this segment's increased sales in 2000 as compared to 1999. We increased our revenues internally through the efforts of our national sales and marketing group and pharmacy staff in developing new pharmacy contracts with long-term care facilities. Additionally, when pharmaceutical prices are increased, we generally are able to obtain price increases to cover this drug price inflation; therefore, this inflation increases sales. We estimate that drug price inflation for our highest dollar volume products in 2000 was approximately 5%. The factors favorably impacting sales were offset in part by a decrease of $3.1 million in infusion therapy sales during the year, resulting primarily from the reduction in servicing of higher acuity patients, utilization and pricing, as further discussed below. In addition to internal growth, we estimate that approximately $26 million of our pharmacy services sales growth in 2000 was attributable to the full-year impact of acquisitions made in the prior year. The number of nursing facility residents served at December 31, 2000 was 636,500 as compared to 631,200 served one year earlier.

    The operating results of the pharmacy services segment were unfavorably impacted by the reduction in earnings brought about by the ongoing difficulty of the operating environment in the long-term care industry throughout 2000, resulting in operating profit, excluding restructuring and other related charges and acquisition expenses, of $178.2 million for the year ended December 31, 2000, as compared to $181.1 million for the same prior year period. In particular, the impact of the implementation of the federal government's prospective payment system for Medicare residents of skilled nursing facilities, as further discussed below under the caption 'Outlook', including lower reimbursement which led to lower occupancy and acuity levels, continued to weaken the financial condition of many skilled nursing facilities during 2000. Congress attempted to remedy this situation by enacting the Balanced Budget Reform Act of 1999, which act was intended to provide a temporary increase in reimbursement rates, particularly for higher acuity residents, effective
April 1, 2000. However, many customers reported that payments at the new rates were delayed and not received until the third quarter of 2000, exacerbating already severe cash flow problems in some facilities. It was therefore necessary for us to apply more stringent standards in accepting new business, and to continue aggressively withdrawing from uneconomic accounts and those with an unstable financial condition, which served to partially offset the addition of new accounts, and had a dampening effect on earnings. Although these trends appeared to be stabilizing in the latter part of 2000 due to the salutary impact of higher reimbursement rates going into effect in the latter portion of 2000 under the 1999 Balanced Budget Refinement Act, they had an unfavorable impact on year-to-year profitability.

CONTRACT RESEARCH ORGANIZATION SERVICES SEGMENT

    Our contract research organization services segment recorded sales of $112.7 million for the year ended December 31, 2000 as compared to $133.9 million in the comparable prior year period. This decline of approximately $21 million is primarily the result of delays in decision making by pharmaceutical manufacturers, as well as the cancellation of planned projects prior to commencement, owing in part to merger activities in that industry. Operating profit, excluding restructuring and other related charges and acquisition expenses, for the full year 2000 was $7.2 million, a decrease of $9.3 million when compared to the same period of 1999, owing primarily to the volatility in sales arising from the aforementioned factors.

CONSOLIDATED


    Our consolidated gross profit as a percentage of sales decreased to 26.7% in 2000 from 28.1% in 1999. The positive impact on gross profit relating to several factors, including our purchasing leverage associated with purchases of pharmaceuticals, the leveraging of fixed and variable overhead costs at our pharmacies, benefits realized from our formulary compliance program and cost reductions associated with the productivity and consolidation initiative, were more than offset by several negative factors. Among the factors negatively affecting gross profit were the aforementioned unfavorable impact of the prospective payment system on the pharmacy services segment, in particular such factors as prospective payment system-related pricing pressure, a reduction in patients at some skilled nursing facilities, a decline in the average length of stay for Medicare residents and a shift in the mix of patients served to lower acuity patients. These factors, coupled with the less favorable performance of the contract research organization services segment, contributed to reduced gross profit margin for us in 2000.




    Our sales mix also impacts gross profit and includes primarily sales of pharmaceuticals and, to a lesser extent, contract research services, infusion therapy products and services, medical supplies and other miscellaneous products/services. Sales of pharmaceuticals account for the majority of our sales and gross profit. Contract research services, infusion therapy and medical supplies gross profits are typically higher than gross profits associated with sales of pharmaceuticals.


    Increased leverage in purchasing favorably impacts gross profit and is primarily derived through discounts from suppliers. Leveraging of fixed and variable overhead costs primarily relates to generating higher sales volumes from pharmacy facilities with no increase in fixed costs, such as rent, and minimal increases in variable costs, such as utilities, as well as the elimination of pharmacies through our productivity and consolidation initiative, further discussed below. We believe we will be able to continue to leverage fixed and variable overhead costs through internal growth.

    As noted earlier, we are generally able to obtain price increases to cover drug price inflation. In order to enhance our gross profit margins, we strategically allocate our resources to those activities that will increase internal sales growth and favorably impact sales mix or will lower costs. In addition, through the ongoing development of our pharmaceutical purchasing programs, we are able to obtain discounts and thereby manage our pharmaceutical costs.



    Operating expenses for the year ended December 31, 2000 totaled $367.5 million, an increase of 4.5% compared to 1999, due primarily to our overall growth. Operating expenses as a percentage of sales of 18.6% in 2000 were less than the 18.9% experienced in the comparable prior year period. Favorably impacting the year-to-year comparison was the impact of initiatives implemented through our productivity and consolidation program. This favorable impact, however, was offset, in part, by an increase in our provision for doubtful accounts, approximately 0.2 percentage points of sales, brought about by a deterioration in the financial condition of a number of skilled nursing facility clients throughout 2000, partially as a result of the impact of the prospective payment system on their business.



    In the second quarter of 1999, we announced a comprehensive restructuring plan to streamline company-wide operations through the implementation of a productivity and consolidation program. This program, which was finalized in 2000, was in response to changes in the healthcare industry and complemented our ability to gain maximum benefits from our acquisition program. The productivity and consolidation initiatives have eliminated redundant efforts, simplified work processes and applied technology to maximize employee productivity, and standardize operations around best practices. Facilities in overlapping geographic territories were consolidated to better align pharmacies around customers to improve efficiency and enhance our ability to deliver innovative services and programs to our customers. Productivity initiatives were also introduced at the majority of our pharmacy and other operating locations, which totaled approximately 220 sites at the commencement of the program. As part of the initiative, the roster of pharmacies and other operating locations was reconfigured through the consolidation, relocation, closure and opening of sites, resulting in a net reduction of 59 locations. The plan resulted in the reduction of our work force by 16%, or approximately 1,800 full- and part-time employees, and annualized pretax savings in excess of $46 million upon completion.



    In connection with this program, we recorded a total of $62.6 million ($39.8 million after taxes) for restructuring and other related charges, of which $27.2 million ($17.1 million after taxes) and $35.4 million ($22.7 million after taxes) were recorded during the years ended December 31, 2000 and 1999, respectively. The restructuring charges include severance pay, the buy-out of current employment agreements, the buy-out of lease obligations, the write-off of other assets (representing a project-to-date cumulative amount of $11.0 million of pretax non-cash items, through December 31, 2000) and facility exit costs. The other related charges are primarily comprised of consulting fees and duplicate costs associated with the program, as well as the write-off of some non-core healthcare investments. Details of the restructuring and other related charges relating to the productivity and consolidation program follow (in thousands):



                                             UTILIZED    BALANCE AT                UTILIZED    BALANCE AT
                                   1999       DURING    DECEMBER 31,     2000       DURING    DECEMBER 31,
                                 PROVISION     1999         1999       PROVISION     2000         2000
                                 ---------     ----         ----       ---------     ----         ----
Restructuring charges:
    Employee severance.........   $12,178    $ (3,717)    $ 8,461       $ 3,296    $ (8,367)     $3,390
    Employment agreement
      buy-outs.................     6,740      (3,377)      3,363         1,048      (3,735)        676
    Lease terminations.........     5,612      (1,089)      4,523         1,881      (3,811)      2,593
    Other assets and facility
      exit costs...............     8,310      (6,662)      1,648        10,627      (9,737)      2,538
                                  -------    --------     -------       -------    --------      ------
        Total restructuring
          charges..............    32,840    $(14,845)    $17,995        16,852    $(25,650)     $9,197
                                             --------     -------                  --------      ------
                                             --------     -------                  --------      ------
Other related charges..........     2,554                                10,347
                                  -------                               -------
        Total restructuring and
          other related
          charges..............   $35,394                               $27,199
                                  -------                               -------
                                  -------                               -------

    As of December 31, 2000, we had incurred approximately $19.2 million of severance and other employee-related costs relating to the reduction of approximately 1,800 employees. The remaining liabilities at December 31, 2000 represent amounts not yet paid relating to actions taken in connection with the program (primarily severance payments, lease payments and professional fees), and will be adjusted as these matters are settled.


    Investment income for the year ended December 31, 2000 was $1.9 million, an increase of $0.4 million in comparison to the same period of 1999 due to a higher average invested cash balance during 2000 as compared to 1999, as well as an increase in interest rates during 2000 versus 1999.

    Interest expense during 2000 was $55.1 million, an increase of $8.9 million versus the comparable prior year period. The increase is primarily attributable to the full-year impact of interest expense associated with a $170 million increase in borrowings under our line of credit facilities during the first half of 1999, offset in part by subsequent repayments aggregating $40 million through year end 2000, as well as an increase in interest rates throughout 2000 as compared to the prior year. The increase in our line of credit borrowings in 1999 was primarily attributable to our acquisition program.

    The effective tax rate of 37% during 2000 is consistent with that in 1999. We realized benefits from our state tax planning programs in 2000 and 1999.


    While state tax planning programs are ongoing, benefits may not be realized at the same level in 2001 and beyond as has been the case in 2000 and 1999. The effective tax rates in 2000 and 1999 are higher than the federal statutory rate largely as a result of the combined impact of various nondeductible expenses, primarily intangible asset amortization and acquisition costs, state and local income taxes and tax-accrual adjustments.


YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

    As presented in the table above, excluding the impact of restructuring and other related charges and acquisition-related items for pooling-of-interests transactions from both periods, net income for the year ended December 31, 1999 decreased 17% in comparison to net income earned in 1998. Basic and diluted earnings per share in 1999, on this basis, decreased 19% in comparison to 1998. EBITDA for the year ended December 31, 1999 of $241.0 million, on this basis, increased 8% as compared to the $222.8 million in the same prior year period. Net income, and basic and diluted earnings per share, declined 28% and 30%, respectively, in 1999 compared to 1998.

    The reduction in earnings primarily reflected the difficult operating environment in the long-term care industry. As discussed in greater detail above, the implementation of the prospective payment system for Medicare residents of skilled nursing facilities created an unsettled operating environment during 1999. We experienced prospective payment system-related pricing pressure along with lower occupancy and acuity levels in client skilled nursing facilities.

    Despite the difficult operating environment, sales increased 23% in 1999 versus 1998. The sales increase represents the cumulative effect of the acquisition of long-term care pharmacy providers and the continued internal growth of the pharmacy services and contract research organization businesses. During 1999, we completed five institutional pharmacy acquisitions (excluding insignificant purchases of other assets). Also increasing sales was the full-year impact of 1998 acquisitions. We also increased our revenues internally through the efforts of our national sales and marketing group and pharmacy staff in developing new pharmacy contracts with long-term care facilities. Additionally, we were able to increase internal growth through the efforts of our contract research organization sales personnel by obtaining contracts from pharmaceutical, biotechnology and medical device manufacturers for new contract research business.

    Our consolidated sales increased by approximately $345 million in 1999 versus 1998. We estimate that approximately $200 million of our consolidated sales growth in 1999 was attributable to acquisitions, of which $193 million and $7 million related to the pharmacy services segment and contract research organization services segment, respectively. We estimate that internal growth contributed approximately $145 million of our increased sales in 1999 compared to 1998, of which $141 million and $4 million related to the pharmacy services segment and the contract research organization services segment, respectively. Internally generated sales growth in the pharmacy services segment resulted primarily from

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new contracts with long-term care facilities, obtained by the national sales and marketing group and by the pharmacy staff, and in the contract research organization services segment largely through the efforts of sales personnel in obtaining new contracts from pharmaceutical, biotechnology and medical device manufacturers. These combined sales increases were offset, in part, by a decrease of approximately $11 million in infusion therapy sales during the year, resulting primarily from a reduction in the servicing of higher acuity patients, pricing and utilization, as a result of the impact of the prospective payment system.


    On June 2, 1999, we announced the completion of the acquisition of the institutional pharmacy operations of Life Care Pharmacy Services, Inc., an affiliate of Life Care Centers of America, for $63 million in cash and 0.3 million warrants to purchase our common stock at $29.70 per share. The warrants have a seven-year term and are first exercisable in June 2002. Life Care Pharmacy Services, Inc. had, at the time of the acquisition, contracts to provide dispensing services to approximately 17,000 residents in twelve states.

    Acquisitions and internal growth brought the total number of nursing facility residents served at December 31, 1999 to 631,200 as compared to 578,700 at December 31, 1998.

    Gross profit as a percentage of sales decreased to 28.1% in 1999 from 30.2% in 1998. Our purchasing leverage associated with purchases of pharmaceuticals, the leveraging of fixed and variable overhead costs at our pharmacies, benefits realized from our formulary compliance program, cost reductions associated with the productivity and consolidation initiative, and changes in sales mix including increased sales from contract research positively impacted gross margins. However, these favorable factors were more than offset by the aforementioned unfavorable impact of the prospective payment system on the pharmacy services segment, in particular such factors as the prospective payment system-related pricing pressure, a reduction in Medicare census at some skilled nursing facilities, a decline in the average length of stay for Medicare residents and a shift in the mix of patients served to lower acuity patients, all of which contributed to reduced gross profit margin for us in 1999.


    Operating expenses for the year ended December 31, 1999 increased 24% to $351.6 million as compared to 1998 due primarily to our overall growth. Operating expenses as a percentage of sales of 18.9% in 1999 were modestly higher than the 18.7% experienced in the prior year. Unfavorably impacting the year-to-year comparison was an increase in our provision for doubtful accounts brought about by a deterioration in the financial condition of a number of skilled nursing facility clients as a result, in part, of the impact of the prospective payment system on their business, causing an increase of approximately 0.4 percentage points of sales.



    Acquisition expenses for 1999 of $0.8 million represent expenses related to a pooling-of-interests transaction. Furthermore, during 1999, we recorded income of $0.9 million relating to the net reversal of estimated CompScript, Inc. and IBAH, Inc. acquisition-related expenses resulting from the finalization of those costs during the year. Acquisition expenses for 1998 of $15.4 million represent expenses primarily related to our pooling-of-interests transactions with CompScript, Inc. and IBAH, Inc. Acquisition expenses primarily include costs associated with fees charged by investment bankers, brokerage firms, attorneys and accountants, and severance costs.



    In connection with the previously discussed productivity and consolidation initiative, we recorded restructuring and other related expenses of $35.4 million in 1999. Restructuring and other related charges of $3.6 million for 1998 represent costs related to the restructuring of the CompScript, Inc. mail order business and the consolidation and restructuring of some IBAH, Inc. operations.


    Investment income for 1999 was $1.5 million, a decrease of $1.8 million in comparison with 1998 resulting primarily from a lower average invested cash balance during 1999. This use of cash was largely attributable to our acquisition program and, to a lesser extent, capital expenditures.

    Interest expense during 1999 was $46.2 million, an increase of $22.6 million versus the prior year, largely reflecting the impact of increased net borrowings of $85 million and $75 million in 1999 under our five-year, $400 million agreement and the 364-day, $400 million line of credit facility, respectively. These increased borrowings were utilized primarily to fund our acquisition program. Also impacting the comparison is the full-year effect in 1999 of interest expense associated with a $250 million draw on our five-year, $400 million line of credit agreement late in the third quarter of 1998 in connection with our acquisition of the pharmacy business of Extendicare, Inc.

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    The effective tax rate decreased to 37% in 1999 from 41% in 1998, primarily due to a reduction from 1998 in nondeductible acquisition expenses relating to pooling-of-interests transactions and a decrease in state and local income taxes in 1999 due to our state tax planning programs. The effective tax rates in 1999 and 1998 are higher than the statutory rate primarily due to state and local income taxes and various nondeductible expenses (e.g., acquisition costs, etc.).

IMPACT OF INFLATION

    Inflation has not materially affected our profitability inasmuch as price increases have generally been obtained to cover inflationary drug cost increases.

LIQUIDITY AND CAPITAL RESOURCES


    Cash and cash equivalents, including restricted cash, at June 30, 2001 were $124.0 million compared to $113.9 million at December 31, 2000. We generated positive net cash flows from operating activities of $54.1 million during the six months ended June 30, 2001, including the impact of purchasing pharmaceuticals in advance of price increases, or 'prebuys,' of $34.2 million. Further, we generated positive cash flows from operating activities of $132.7 million during the year ended December 31, 2000, compared to cash flows from operating activities of $101.1 million and $89.5 million during the years ended December 31, 1999 and December 31, 1998, respectively. These positive cash flows were used primarily for acquisition-related payments, including amounts payable pursuant to acquisition agreements relating to prior-years acquisitions, capital expenditures, debt repayment, debt issuance costs and dividends. Improved management of working capital contributed to the favorable operating cash flow results experienced in 2001 and 2000 as compared to prior years.



    Acquisitions of businesses required cash payments of $6.0 million, including amounts payable pursuant to acquisition agreements relating to prior-year acquisitions, in the first six months of 2001, which were funded by operating cash flows. Acquisitions of businesses during 2000, 1999 and 1998 required $41.7 million, $144.1 million and $398.7 million, respectively, of cash payments, including amounts payable pursuant to acquisition agreements relating to pre-2000, pre-1999 and pre-1998 acquisitions, respectively, which were primarily funded by a combination of operating cash flows and borrowings under our revolving credit facilities. Acquisitions in 1999 and 1998 were also funded, in part, with shares of our common stock having a market value of approximately $11 million, 0.5 million shares, and $262 million, 7.2 million shares, respectively. Additional amounts contingently payable, totaling approximately $15 million at June 30, 2001, may become payable through 2001 pursuant to the terms of various acquisition agreements (primarily earnout payments).



    On March 20, 2001, we completed the offering of $375.0 million of 8.125% senior subordinated notes due 2011, issued at par through a private placement. Concurrent with the issuance of the notes, we entered into a new three-year syndicated $495.0 million revolving credit facility, including a $25.0 million letter of credit subfacility, with various lenders. Net proceeds from the offering of the notes of approximately $365.0 million and borrowings under the new credit facility of $70.0 million were used to repay outstanding indebtedness under our then existing credit facilities, which totaled $435.0 million at December 31, 2000, and those existing facilities were terminated. Subsequent to the closing of the new credit facility, we received commitments from additional banks that allowed it to increase the size of the credit facility to $500.0 million. As of June 30, 2001, the credit facility bears an interest rate of LIBOR plus 1.375%, and incurs commitment fees on the unused portion at a rate of 0.375%.



    Our capital requirements are primarily comprised of capital expenditures, including those related to investments in our information technology systems, and ongoing payments originating from our acquisition program. There are no material commitments and contingencies outstanding at June 30, 2001, other than some estimated acquisition-related payments potentially due in the future, including deferred payments, indemnification payments, and payments originating from earnout provisions.



    Our current ratio of 3.8 to 1.0 at June 30, 2001 increased as compared to the 3.2 to 1.0 in existence at December 31, 2000. This improvement is due primarily to the combined effect of higher cash balances and inventory levels (due to prebuys), as well as a reduction in aggregate current liabilities, largely made


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possible as a result of the aforementioned favorable operating cash flows generated during the six months ended June 30, 2001.



    On May 21, 2001, our Board of Directors declared a quarterly cash dividend of 2.25 cents per share for an indicated annual rate of 9 cents per share in 2001. Dividends of $4.2 million paid during the six months ended June 30, 2001 were consistent with those paid in the comparable prior year period. Dividends of $8.3 million paid during the year ended December 31, 2000 were comparable with the $8.2 million paid for the year ended December 31, 1999, and $1.5 million greater than the $6.8 million paid during the comparable 1998 period. We believe our sources of liquidity and capital are adequate for our ongoing operating needs. We may in the future, incur additional indebtedness or issue additional equity. We believe that, if needed, external sources of financing are readily available.


OUTLOOK

    We derive approximately one-half of our revenues directly from government sources, principally Medicaid and to a lesser extent Medicare, and one-half from the private sector, including individual residents, third-party insurers and skilled nursing facilities.


    In recent years, Congress has passed a number of federal laws that have effected major changes in the health care system. The Balanced Budget Act of 1997 sought to achieve a balanced federal budget by, among other things, changing the reimbursement policies applicable to various health care providers through the introduction in 1998 of the prospective payment system for Medicare-eligible residents of skilled nursing facilities. Prior to the prospective payment system, skilled nursing facilities under Medicare received cost-based reimbursement. Under the prospective payment system, Medicare pays skilled nursing facilities a fixed fee per patient per day based upon the acuity level of the resident, covering substantially all items and services furnished during a Medicare-covered stay, including pharmacy services. The prospective payment system resulted in a significant reduction of reimbursement to skilled nursing facilities. Admissions of Medicare residents, particularly those requiring complex care, declined in many skilled nursing facilities due to concerns relating to the adequacy of reimbursement under the prospective payment system. This caused a weakness in Medicare census leading to a significant reduction of overall occupancy in the skilled nursing facilities we serve. This decline in occupancy and acuity levels adversely impacted our results beginning in 1999, as we experienced lower utilization of our services, coupled with the prospective payment system-related pricing pressure from our skilled nursing facility customers. In 1999, Congress enacted the 1999 Balanced Budget Refinement Act which gave skilled nursing facilities a 20% rate increase for high-acuity patients, and an overall 4% across the board increase in payments otherwise determined under the Balanced Budget Act of 1997 for all patients. These rate increases went into effect in April 2000 and have partially restored the reduction of reimbursement caused by the prospective payment system. In December 2000, the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 was signed into law. The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000, effective April 2001, will further increase reimbursement by means of a 6.7% rate increase for certain high-acuity rehabilitation patients, a 16.66% across the board increase in the nursing component of the federal rate for all patients, and for fiscal year 2001, a 3.16% rate increase for all patients. While we expect that the impact of the prospective payment system on the long-term care industry will continue to affect Omnicare and its clients in 2001, it appears that the unfavorable operating trends attributable to the prospective payment system have begun to stabilize. Moreover, it is anticipated that both the 1999 Balanced Budget Refinement Act and Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 will help to improve the financial condition of skilled nursing facilities and motivate them to increase admissions, particularly of higher acuity residents.


    Demographic trends indicate that demand for long-term care will increase well into the middle of this century as the elderly population grows significantly. Moreover, those over 65 consume a disproportionately high level of health care services when compared with the under 65 population. There is widespread consensus that appropriate pharmaceutical care is generally considered the most cost-effective form of treatment for the chronic ailments afflicting the elderly and also one which is able to improve the quality of life. Further, the pace and quality of new drug development is yielding many promising new drugs targeted at the diseases of the elderly. These new drugs may be more expensive than

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older, less effective drug therapies due to rising research costs. However, they are significantly more effective in curing or ameliorating illness and in lowering overall health care costs by reducing among other things, hospitalizations, physician visits, nursing time and lab tests. These trends not only support long-term growth for the geriatric pharmaceutical industry but also containment of health care costs and the well being of the nation's growing elderly population.



    In order to fund this growing demand, we anticipate that the government and the private sector will continue to review, assess and possibly alter health care delivery systems and payment methodologies. While the effect of any further initiatives on our business may be adverse, our management believes that our expertise in geriatric pharmaceutical care and pharmaceutical cost management position us to help meet the challenges of today's health care environment. Further, the rate of new drug discovery continues to accelerate fueled, in part, by the recently completed mapping of the human genome and the science and discoveries that will likely emanate from this project. Pharmaceutical manufacturers, in order to keep pace, will continue to turn to contract research organizations to assist them in accelerating drug research development and commercialization, providing a foundation for growth in our contract research organization business.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


    We do not have any financial instruments held for trading purposes and do not hedge any of our market risks with derivative instruments.



    Our primary market risk exposure relates to interest rate risk exposure through our borrowings. Our debt obligations at June 30, 2001 include $50.0 million outstanding under our three-year, $500.0 million variable-rate revolving credit facility at an interest rate of LIBOR plus 1.375%, or 5.3% at June 30, 2001, a one-hundred basis point change in the interest rate would impact pretax interest expense by approximately $0.1 million per quarter; $375.0 million outstanding under our 8.125% Senior Notes due 2011; and $345.0 million outstanding under our convertible subordinated debentures due in 2007, which accrue interest at a fixed rate of 5.0%. At June 30, 2001, the fair value of our revolving credit facility approximates its carrying value, and the fair value of the notes and convertible debentures is $380.6 million and $304.5 million, respectively.


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

                                    BUSINESS

BACKGROUND


    We are the nation's largest independent provider of pharmaceuticals and related pharmacy services to long-term care institutions such as skilled nursing facilities, assisted living facilities, retirement centers and other institutional health care facilities. We also provide comprehensive clinical research for the pharmaceutical and biotechnology industries.



    Our pharmacy services segment provides distribution of pharmaceuticals, related pharmacy consulting, data management services and medical supplies to long-term care facilities. Pharmacy services purchases, repackages and dispenses pharmaceuticals, both prescription and non-prescription, and provides computerized medical record-keeping and third-party billing for residents in these facilities. We also provide consultant pharmacist services, including evaluating residents' drug therapy, monitoring the control, distribution and administration of drugs within the nursing facility and assisting in compliance with state and federal regulations. In addition, our pharmacy services segment provides ancillary services, such as infusion therapy and dialysis, distribute medical supplies and offer clinical and financial software information systems to our client long-term care facilities. At December 31, 2000, we provided pharmacy services to approximately 636,500 residents in approximately 8,400 long-term care facilities in 43 states. The pharmacy services segment provides no services outside of the United States. Our other business segment is contract research organization services. Our contract research organization services business is a leading international provider of comprehensive product development and research services to client companies in the pharmaceutical, biotechnology, medical device and diagnostics industries. Our contract research organization services segment provides support for the design of regulatory strategy and clinical development of pharmaceuticals by offering comprehensive and fully integrated clinical, quality assurance, data management, medical writing and regulatory support for our clients' drug development programs. As of December 31, 2000, our contract research organization operated in 23 countries around the world. Sales of the pharmacy services and contract research organization services segments for the year ended December 31, 2000 were $1,858.7 million and $112.7 million, respectively. Additional financial information regarding our business segments is presented in the notes to our consolidated financial statements.


PHARMACY SERVICES


    We purchase, repackage and dispense prescription and non-prescription medication in accordance with physician orders and deliver these prescriptions to the nursing facility for administration to individual residents by the facility's nursing staff. We typically service nursing homes within a 150-mile radius of our pharmacy locations. We maintain a 24-hour, seven-day per week, on-call pharmacist service for emergency dispensing and delivery or for consultation with the facility's staff or the resident's attending physician.



    Upon receipt of a prescription, the relevant resident information is entered into our computerized dispensing and billing systems. At that time, the dispensing system checks the prescription for any potentially adverse drug interactions or resident sensitivity. When required and/or specifically requested by the physician or patient, branded drugs are dispensed; generic drugs are substituted in accordance with applicable state and federal laws and as requested by the physician or resident. Subject to physician approval and in accordance with our pharmaceutical care guidelines, we also provide for the substitution of more efficacious and/or safer drugs for those presently being prescribed. See 'The Omnicare Guidelines'r' below for further discussion.



    We utilize a 'unit dose' distribution system. This means that our prescriptions are packaged for dispensing in individual doses. This differs from prescriptions filled by retail pharmacies, which typically are dispensed in vials or other bulk packaging requiring measurement of each dose by or for the patient. We believe the unit dose system improves control over drugs in the nursing facility and improves resident compliance with drug therapy by increasing the accuracy and timeliness of drug administration.


    Integral to our drug distribution system is our computerized medical records and documentation system. We provide to the facility computerized medication administration records and physician's order

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sheets and treatment records for each resident. Data extracted from these computerized records is also formulated into monthly management reports on resident care and quality assurance. We believe the computerized documentation system, in combination with the unit dose drug delivery system, results in greater efficiency in nursing time, improved control, reduced drug waste in the facility and lower error rates in both dispensing and administration. We believe these benefits improve drug efficacy and result in fewer drug-related hospitalizations.

CONSULTANT PHARMACIST SERVICES

    Federal and state regulations mandate that long-term care facilities, in addition to providing a source of pharmaceuticals, retain consultant pharmacist services to monitor and report on prescription drug therapy in order to maintain and improve the quality of resident care. The Omnibus Budget Reconciliation Act implemented in 1990 seeks to further upgrade and standardize care by setting forth more stringent standards relating to planning, monitoring and reporting on the progress of prescription drug therapy as well as facility-wide drug usage. We provide consultant pharmacist services which help clients comply with the federal and state regulations applicable to nursing homes. The services offered by our consultant pharmacists include:

     comprehensive, monthly drug regimen reviews for each resident in the facility to assess the appropriateness and efficacy of drug therapies, including a review of the resident's medical records, monitoring drug reactions to other drugs or food, monitoring lab results and recommending alternate therapies or discontinuing unnecessary drugs;

     participation on the pharmacy and therapeutics, quality assurance and other committees of client facilities as well as periodic involvement in staff meetings;

     monitoring and monthly reporting on facility-wide drug usage;

     development and maintenance of pharmaceutical policy and procedures manuals; and

     assistance to the nursing facility in complying with state and federal regulations as they pertain to patient care.


    We have also developed a proprietary software system for the use of our consultant pharmacists. The system, called OSC2OR'r', or Omnicare System of Clinical and Cost Outcomes Retrieval, enables our pharmacists not only to perform their above described functions efficiently but also provides the platform for consistent data retrieval for outcomes research and management.


    Additionally, we offer a specialized line of consulting services which help long-term care facilities to enhance care and reduce and contain costs as well as to comply with state and federal regulations. Under this service line, we provide:


     data required for the Omnibus Budget Reconciliation Act and other regulatory purposes, including reports on usage of chemical restraints known as psychotropic drugs, antibiotic usage relating to infection control and other drug usage;


     plan of care programs which assess each patient's state of health upon admission and monitor progress and outcomes using data on drug usage as well as dietary, physical therapy and social service inputs;

     counseling related to appropriate drug usage and implementation of drug protocols;


     on-site educational seminars for the nursing facility staff on topics such as drug information relating to clinical indications, adverse drug reactions, drug protocols and special geriatric considerations in drug therapy, and information and training on intravenous drug therapy and updates on the Omnibus Budget Reconciliation Act and other regulatory compliance issues;


     mock regulatory reviews for nursing staffs; and

     nurse consultant services and consulting for dietary, social services and medical records.

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THE OMNICARE GUIDELINES'r'


    In June 1994, to enhance the pharmaceutical care management services that we offer, we introduced to our client facilities and their attending physicians the Omnicare Guidelines'r'. We believe the Omnicare Guidelines'r' is the first drug formulary ranking drugs according to their clinical effectiveness as well as cost and which is specifically designed for the elderly residing in long-term care institutions. The Omnicare Guidelines'r' ranks specific drugs in therapeutic classes as preferred, acceptable or unacceptable based solely on their disease-specific clinical effectiveness in treating the elderly in long-term care facilities. The formulary takes into account such factors as pharmacology, safety and toxicity, efficacy, drug administration, quality of life and other considerations specific to the frail elderly population residing in facilities. The clinical evaluations and rankings were developed exclusively for us by the Philadelphia College of Pharmacy, an academic institution recognized for its expertise in geriatric long-term care. In addition, the Omnicare Guidelines'r' provides relative cost information comparing the prices of the drugs to patients, their insurers or other payors of the pharmacy bill.


    As the Omnicare Guidelines'r' focuses on health benefits, rather than solely on cost, in assigning rankings, we believe that use of the Omnicare Guidelines'r' assists physicians in making the best clinical choices of drug therapy for the patient at the lowest cost to the payor of the pharmacy bill. Accordingly, we believe that the development of and compliance with the Omnicare Guidelines'r' is important in lowering costs for skilled nursing facilities operating under the federal government's prospective payment system.

HEALTH AND OUTCOMES MANAGEMENT


    We have expanded upon the data in the Omnicare Guidelines'r' to develop health and outcomes management programs targeted at major categories of disease commonly found in the elderly, such as congestive heart failure, osteoporosis and atrial fibrillation. These programs seek to identify patients who may be candidates for more clinically efficacious drug therapy and to work with physicians to optimize pharmaceutical care for these geriatric patients. We believe these programs can enhance the quality of care of elderly patients while reducing costs to the health care system which arise from the adverse outcomes of sub-optimal or inappropriate drug therapy.


OUTCOMES-BASED ALGORITHM TECHNOLOGY


    Combining data provided by our proprietary systems, the Omnicare Guidelines'r' and health management programs, our pharmacists seek to determine the best clinical and most cost-effective drug therapies and make recommendations for the most appropriate pharmaceutical treatment. Since late 1997, we have augmented their efforts with the development of proprietary computerized, data-base driven technology that electronically screens and identifies patients at risk for particular diseases and assists in determining treatment protocols. This system combines pharmaceutical, clinical, care planning and research data, and screens the data utilizing approximately 3,000 diseased-based formulas, known as algorithms, derived from medical best practice standards allowing our pharmacists to make recommendations to improve the effectiveness of drug therapy in seniors, including identifying potentially underdiagnosed and undertreated conditions.


ANCILLARY SERVICES

    We provide the following ancillary products and services to long-term care facilities:


    Infusion Therapy Products and Services. With cost containment pressures in health care, skilled nursing facilities and nursing facilities are increasingly called upon to treat patients requiring a high degree of medical care and who would otherwise be treated in the more costly hospital environment. We provide intravenous, or infusion, therapy products and services for these client facilities and, to a lesser extent, hospice and home care patients. Infusion therapy consists of the product, a nutrient, antibiotic, chemotherapy or other drugs in solution and the intravenous administration of the product.



    We prepare the product to be administered using proper equipment in a sterile environment and then deliver the product to the nursing home for administration by the nursing staff. Proper administration of


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intravenous drug therapy requires a highly trained nursing staff. Our consultant pharmacists and nurse consultants operate an education and certification program on intravenous therapy to assure proper staff training and compliance with regulatory requirements in client facilities offering an intravenous program.



    By providing an infusion therapy program, we enable our client skilled nursing facilities and nursing facilities to admit and retain patients who otherwise would need to be cared for in a hospital or another type of acute-care facility. The most common infusion therapies we provide are total parenteral nutrition, which provides nutrients intravenously to patients with chronic digestive or gastro-intestinal problems, antibiotic therapy, chemotherapy, pain management and hydration.



    Dialysis Services. We offer comprehensive dialysis services onsite in client long-term care facilities for those residents with kidney failure or end stage renal disease. We offer both hemodialysis, in which certain functions of the kidney are replaced by a dialysis machine and artificial kidney, and peritoneal dialysis for residents who would otherwise be required to be transported to an off-site clinic for dialysis treatment multiple times per week. Our onsite service eliminates travel for the resident which can often be a disruptive and traumatic activity. For our facility clients our dialysis services significantly reduce transportation and staffing costs while providing added capability so that the available populations of patients it can serve increases.



    Wholesale Medical Supplies/Medicare Part B Billing. We distribute disposable medical supplies, including urological, ostomy, nutritional support and wound care products and other disposables needed in the nursing home environment. In addition, we provide direct Medicare billing services for several of these product lines for patients eligible under the Medicare Part B program. As part of this service, we determine patient eligibility, obtain certifications, order products and maintain inventory on behalf of the nursing facility. We also contract to act as billing agent for nursing homes that supply these products directly to the patient.


    Other Services. We also provide clinical care plan and financial information systems to our client facilities to assist them in determining appropriate care as well as in predicting and tracking costs. We also offer respiratory therapy products and durable medical equipment. We continue to review the expansion of these as well as other products and services that may further enhance the ability of our client skilled nursing facilities and nursing facilities to care for their patients in a cost-effective manner.

CONTRACT RESEARCH ORGANIZATION SERVICES


    Our contract research organization services segment provides comprehensive product development services globally to client companies in the pharmaceutical, biotechnology, medical devices and diagnostics industries. Our contract research organization services provides support for the design of regulatory strategy and clinical development of pharmaceuticals by offering comprehensive and fully integrated clinical, quality assurance, data management, medical writing and regulatory support for our clients' drug development programs. Our contract research organization services also provides pharmaceutics services, in parallel with the stages described above. This process involves product dose form development, including the formulation of placebo and active drug, clinical manufacturing and process development for commercial manufacturing, the development of analytical methodology, execution of a high number of analytical tests, as well as stability testing and clinical packaging. As of December 31, 2000, including the conduct of business in the United States, contract research organization services operated in 23 countries.



    We believe that our involvement in the contract research organization business is a logical adjunct to our core institutional pharmacy business and will serve to leverage our assets and strengths, including our access to a large geriatric population and our ability to collect data for health and outcomes management. We believe these assets and strengths will be of significant value in developing new drugs targeted at diseases of the elderly and in meeting the Food and Drug Administration's geriatric dosing and labeling requirements for all prescription drugs provided to the elderly, as well as in documenting health outcomes to payors and plan sponsors in a managed care environment.


PRODUCT AND MARKET DEVELOPMENT

    Our pharmacy services and contract research organization services businesses engage in a continuing program for the development of new services and for marketing these services. While new service and

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new market development are important factors for the growth of these businesses, we do not expect that any new service or marketing efforts, including those in the developmental stage, will require the investment of a significant portion of our assets.

MATERIALS/SUPPLY

    We purchase pharmaceuticals through a wholesale distributor with whom we have a prime vendor contract, at prices based primarily upon contracts negotiated by us directly with pharmaceutical manufacturers. We also are a member of industry buying groups which contract with manufacturers for discounted prices based on volume which are passed through to us by our wholesale distributor. We have numerous sources of supply available to us and have not experienced any difficulty in obtaining pharmaceuticals or other products and supplies used in the conduct of our business.

PATENTS, TRADEMARKS, AND LICENSES

    Our business operations are not dependent upon any material patents, trademarks or licenses.

SEASONALITY

    Our business operations are not significantly impacted by seasonality.

INVENTORIES

    We seek to maintain adequate on-site inventories of pharmaceuticals and supplies to ensure prompt delivery service to our customers. Our primary wholesale distributor also maintains local warehousing in most major geographic markets in which we operate.

COMPETITION


    By its nature, the long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. We are the nation's largest independent provider of pharmaceuticals and related pharmacy services to long-term care institutions such as skilled nursing facilities, assisted living facilities, retirement centers and other institutional health facilities. Our largest competitors are Pharmerica, Inc., a subsidiary of Bergen Brunswig Corporation, Neighborcare, a division of Genesis Healthcare Ventures, Inc. and NCS Healthcare Inc. In the geographic regions we serve, we also compete with numerous local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities. We compete in these markets on the basis of quality, cost-effectiveness and the increasingly comprehensive and specialized nature of our services, along with the clinical expertise, pharmaceutical technology and professional support we offer. Our contract research organization business competes against other full-service contract research organizations and client internal resources. The contract research organization industry is highly fragmented with a number of full-service contract research organizations and many small, limited-service providers, some of which serve only local markets. Clients choose a contract research organization based on, among other reasons, reputation, references from existing clients, the client's relationship with the contract research organization, the contract research organization's experience with the particular type of project and/or therapeutic area of clinical development, the contract research organization's ability to add value to the client's development plan, the contract research organization's financial stability and the contract research organization's ability to provide the full range of services required by the client. We believe that we compete favorably in these respects.


BACKLOG


    Our contract research organization services segment reports backlog based on anticipated net revenue from uncompleted projects that have been authorized by the customer, through signed contracts, letter agreements and verbal commitments. Once work begins on a project, net revenue is recognized over the duration of the project. Using this method of reporting backlog, at December 31, 2000, backlog was approximately $187.7 million, as compared to approximately $146.5 million at December 31, 1999.


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    We believe that backlog may not be a consistent indicator of future results because it can be affected by a number of factors, including the variable size and duration of projects, many of which are performed over several years. Additionally, projects may be terminated by the customer or delayed by regulatory authorities. Moreover, the scope of work can change during the course of a project.

CUSTOMERS

    At December 31, 2000, our pharmacy services segment served 636,500 residents in approximately 8,400 long-term care facilities and other institutional health care settings.

    Our contract research organization services segment serves a broad range of clients, including most of the major multinational pharmaceutical and many of the major biotechnology companies as well as smaller companies in the pharmaceutical and biotechnology industries.

    No single client comprised more than 10% of consolidated revenues during 1999 or 2000. Our business would not be materially or adversely affected by the loss of any one customer or small group of customers.

GOVERNMENT REGULATION

    Institutional pharmacies, as well as the long-term care facilities they serve, are subject to extensive federal, state and local regulation. These regulations cover required qualifications, day-to-day operations, reimbursement and the documentation of activities. In addition, our contract research organization services are subject to substantial regulation, both domestically and abroad. We continuously monitor the effects of regulatory activity on our operations.

    Licensure, Certification and Regulation. States generally require that companies operating a pharmacy within the state be licensed by the state board of pharmacy. We currently have pharmacy licenses for each pharmacy we operate. In addition, we currently deliver prescription products from our licensed pharmacies to four states in which we do not operate a pharmacy. These states regulate out-of-state pharmacies, however, as a condition to the delivery of prescription products to patients in these states. Our pharmacies hold the requisite licenses applicable in these states. In addition, our pharmacies are registered with the appropriate state and federal authorities pursuant to statutes governing the regulation of controlled substances.

    Client long-term care facilities are also separately required to be licensed in the states in which they operate and, if serving Medicare or Medicaid patients, must be certified to be in compliance with applicable program participation requirements. Client facilities are also subject to the nursing home reforms of the Omnibus Budget Reconciliation Act of 1987, which imposed strict compliance standards relating to quality of care for nursing home operations, including vastly increased documentation and reporting requirements. In addition, pharmacists, nurses and other health care professionals who provide services on our behalf are in most cases required to obtain and maintain professional licenses and are subject to state regulation regarding professional standards of conduct.


    Federal and State Laws Affecting the Repackaging, Labeling, and Interstate Shipping of Drugs. Federal and state laws impose repackaging, labeling, and package insert requirements on pharmacies that repackage drugs for distribution beyond the regular practice of dispensing or selling drugs directly to patients at retail outlets. A drug repackager must register with the Food and Drug Administration as a manufacturing establishment, and is subject to Food and Drug Administration inspection for compliance with relevant good manufacturing practices. We hold all required registrations and licenses, and we believe our repackaging operations are in compliance with applicable state and federal good manufacturing practices requirements. In addition, we believe we comply with all relevant requirements of the Prescription Drug Marketing Act for the transfer and shipment of pharmaceuticals.



    State Laws Affecting Access to Services. Some states have enacted 'freedom of choice' or 'any willing provider' requirements as part of their state Medicaid programs or in separate legislation. These laws and regulations may prohibit a third-party payor from restricting the pharmacies from which their participants may purchase pharmaceuticals. Similarly, these laws may preclude a nursing facility from requiring their patients to purchase pharmacy or other ancillary medical services or supplies from


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particular providers that deal with the nursing home. Limitations such as these may increase the competition which we face in providing services to nursing facility residents.


    Medicare and Medicaid. The nursing home pharmacy business has long operated under regulatory and cost containment pressures from state and federal legislation primarily affecting Medicaid and, to a lesser extent, Medicare.

    As is the case for nursing home services generally, we receive reimbursement from the Medicaid and Medicare programs, directly from individual residents, private pay, and from other payors such as third-party insurers. We believe that our reimbursement mix is in line with nursing home expenditures nationally. For the year ended December 31, 2000, our payor mix was approximately as follows:
46% private pay and long-term care facilities, including payments from skilled nursing facilities on behalf of their Medicare-eligible residents, 43% Medicaid, 3% Medicare, including direct billing for medical supplies and 8% other private sources, including the contract research organization business.

    For those patients who are not covered by government-sponsored programs or private insurance, we generally directly bill the patient or the patient's responsible party on a monthly basis. Depending upon local market practices, we may alternatively bill private patients through the nursing facility. Pricing for private pay patients is based on prevailing regional market rates or 'usual and customary' charges.

    The Medicaid program is a cooperative federal-state program designed to enable states to provide medical assistance to aged, blind, or disabled individuals, or members of families with dependent children whose income and resources are insufficient to meet the costs of necessary medical services. State participation in the Medicaid program is voluntary. To become eligible to receive federal funds, a state must submit a Medicaid 'state plan' to the Secretary of the Department of Health and Human Services for approval. The federal Medicaid statute specifies a variety of requirements which the state plan must meet, including requirements relating to eligibility, coverage of services, payment and administration.


    Federal law and regulations contain a variety of requirements relating to the furnishing of prescription drugs under Medicaid. First, states are given authority, subject to standards, to limit or specify conditions for the coverage of particular drugs. Second, federal Medicaid law establishes standards affecting pharmacy practice. These standards include general requirements relating to patient counseling and drug utilization review and more specific standards for skilled nursing facilities and nursing facilities relating to drug regimen reviews for Medicaid patients in these facilities. Recent regulations clarify that, under federal law, a pharmacy is not required to meet the general requirements for drugs dispensed to nursing facility residents if the nursing facility complies with the drug regimen review standards. However, the regulations indicate that states may nevertheless require pharmacies to comply with the general requirements, regardless of whether the nursing facility satisfies the drug regimen review requirement, and the states in which we operate currently do require our pharmacies to comply with these general standards. Third, federal regulations impose requirements relating to reimbursement for prescription drugs furnished to Medicaid patients. Among other things, regulations establish 'upper limits' on payment levels. In addition to requirements imposed by federal law, states have substantial discretion to determine administrative, coverage, eligibility and payment policies under their state Medicaid programs that may affect our operations. For example, some states have enacted 'freedom of choice' requirements that may prohibit a nursing facility from requiring residents to purchase pharmacy or other ancillary medical services or supplies from particular providers that deal with the nursing home. Limitations such as these may increase the competition that we face in providing services to nursing facility patients.



    The Medicare program is a federally funded and administered health insurance program for individuals age 65 and over or who are disabled. The Medicare program consists of three parts: Part A, which covers, among other things, inpatient hospital, skilled nursing facility, home health care and other types of health care services; Medicare Part B, which covers physicians' services, outpatient services, items and services provided by medical suppliers, and a limited number of specifically designated prescription drugs; and Medicare Part C, established by the Balanced Budget Act of 1997, which generally allows beneficiaries to enroll in additional types of Managed Care programs beyond the traditional Medicare fee for service program. Part C is generally referred to as 'Medicare+ Choice.' Many Medicare beneficiaries are being served through Medicare+ Choice organizations. In addition to the limited Medicare coverage for specified products described above, some Medicare+ Choice organizations providing health care benefits to Medicare beneficiaries offer expanded drug coverage. The Medicare program establishes


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requirements for participation of providers and suppliers in the Medicare program. Pharmacies are not subject to these certification requirements. Skilled nursing facilities and suppliers of medical equipment and supplies, however, are subject to specified standards. Failure to comply with these requirements and standards may adversely affect an entity's ability to participate in the Medicare program and receive reimbursement for services provided to Medicare beneficiaries.



    Medicare and Medicaid providers and suppliers are subject to inquiries or audits to evaluate their compliance with requirements and standards set forth under these government-sponsored programs. These audits and inquiries, as well as our own internal compliance programs, from time to time have identified overpayment and other billing errors resulting in repayment or self-reporting. We believe that our billing practices materially comply with applicable state and federal requirements. However, the requirements may be interpreted in the future in a manner inconsistent with our interpretation and application.



    The Medicare and Medicaid programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings, executive orders and freezes and funding reductions, all of which may adversely affect our business. Payments for pharmaceutical supplies and services under the Medicare and Medicaid programs may not continue to be based on current methodologies or remain comparable to present levels. In this regard, we may be subject to rate reductions as a result of federal budgetary or other legislation related to the Medicare and Medicaid programs. In addition, various state Medicaid programs periodically experience budgetary shortfalls which may result in Medicaid payment reductions and delays in payment to us.



    In addition, the failure, even if inadvertent, of our and/or our client institutions to comply with applicable reimbursement regulations could adversely affect our business. Additionally, changes in reimbursement programs or in regulations related thereto, such as reductions in the allowable reimbursement levels, modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicaid and Medicare expenditures, could adversely affect our business.


    Referral Restrictions. We are subject to federal and state laws which govern financial and other arrangements between health care providers. These laws include the federal anti-kickback statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration directly or indirectly in return for or to induce the referral of an individual to a person for the furnishing of any item or service for which payment may be made in whole or in part under federal health care programs. Many states have enacted similar statutes which are not necessarily limited to items and services for which payment is made by federal health care programs. Violations of these laws may result in fines, imprisonment, and exclusion from the federal programs or other state-funded programs. Federal and state court decisions interpreting these statutes are limited, but have generally construed the statutes to apply if 'one purpose' of remuneration is to induce referrals or other conduct within the statute.


    Federal regulations establish 'safe harbors,' which give immunity from criminal or civil penalties under the federal anti-kickback statute to parties meeting all of the safe harbor requirements. While the failure to satisfy all criteria for a safe harbor does not mean that an arrangement violates the statute, it may subject the arrangement to review by the Health and Human Resources Office of Inspector General, which is charged with enforcing the federal anti-kickback statute. In response to requests the Office of Inspector General issues written advisory opinions regarding the applicability of particular aspects of the anti-kickback statute to specific arrangements or proposed arrangements. Advisory opinions are binding as to the Secretary and the party requesting the opinion.



    The Office of Inspector General issues 'Fraud Alerts' identifying questionable arrangements and practices which it believes may implicate the federal anti-kickback statute. The Office of Inspector General has issued a Fraud Alert providing its views on joint venture and contractual arrangements between health care providers. The Office of Inspector General also issued a Fraud Alert concerning prescription drug marketing practices that could potentially violate the federal statute. Pharmaceutical marketing activities may implicate the federal anti-kickback statute because drugs are often reimbursed under the Medicaid program and, to a lesser extent, under the Medicare program. According to the Fraud Alert, examples of practices that may implicate the statute include arrangements under which remuneration is made to pharmacists to recommend the use of a particular pharmaceutical product.


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    The Ethics in Patient Referrals Act or Stark I, effective January 1, 1992, generally prohibits physicians from referring Medicare patients to clinical laboratories for testing if the referring physician or a member of the physician's immediate family has a 'financial relationship,' through ownership or compensation with the laboratory. The Omnibus Budget Reconciliation Act of 1993 contains provisions commonly known as Stark II expanding the Ethics in Patient Referrals Act by prohibiting physicians from referring Medicare and Medicaid patients to an entity with which a physician has a 'financial relationship' for the furnishing of items set forth in a list of 'designated health services,' including outpatient prescription drugs, durable medical equipment, enteral supplies and equipment and other services. Subject to some exceptions, if such a financial relationship exists, the entity is generally prohibited from claiming payment for the services under the Medicare or Medicaid programs, and civil monetary penalties may be assessed for each prohibited claim submitted.



    On January 4, 2001, the Health Care Financing Administration released the first part of the final rule relating to the Omnibus Budget Reconciliation Act of 1993's provisions known as Stark II. This final rule is divided into two phases. Phase I focuses on the provisions related to prohibited referrals, the general exceptions to ownership and compensation arrangement prohibitions and the related definitions. Most of Phase I of the rulemaking will become effective January 4, 2002. Phase II will cover the remaining portions of the statute, including those pertaining to Medicaid. Phase I of the final rule eases some of the restrictions in the proposed rule. The final rule also, among other things: recognizes an exception for referrals for residents covered under a Part A skilled nursing facility stay; conforms certain physician supervision requirements to the Health Care Financing Administration coverage and payment policies for the specific services; clarifies the definitions of designated health services and indirect financial relationships; and creates new exceptions for indirect compensation arrangements and fair market value transactions.


    Other provisions in the Social Security Act and in other federal and state laws authorize the imposition of penalties, including criminal and civil fines and exclusions from participation in Medicare and Medicaid, for false claims, improper billing and other offenses.

    In addition, a number of states have undertaken enforcement actions against pharmaceutical manufacturers involving pharmaceutical marketing programs, including programs containing incentives to pharmacists to dispense one particular product rather than another. These enforcement actions arose under state consumer protection laws which generally prohibit false advertising, deceptive trade practices, and the like.


    We believe our contract arrangements with other health care providers, our pharmaceutical suppliers and our pharmacy practices are in compliance with applicable federal and state laws. These laws may, however, be interpreted in the future in a manner inconsistent with our interpretation and application.



    Health Care Reform and Federal Budget Legislation. In recent years, federal legislation has resulted in major changes in the health care system, and included other provisions which could significantly affect healthcare providers, either nationally or at the state level. The Balanced Budget Act of 1997 signed into law on August 5, 1997, sought to achieve a balanced federal budget by, among other things, reducing federal spending on the Medicare and Medicaid programs. With respect to Medicare, the law mandates establishment of the prospective payment system for skilled nursing facilities under which facilities are paid a federal per diem rate for virtually all covered skilled nursing facility services, including ancillary services such as pharmacy. Payment is determined by one of 44 resource utilization group categories. The prospective payment system was implemented for cost reporting periods beginning on or after July 1, 1998. Prior to the prospective payment system, skilled nursing facilities under Medicare received cost-based reimbursement. In the Conference Report accompanying the Balanced Budget Act of 1997, the conferees specifically noted that, to ensure that the frail elderly residing in skilled nursing facilities receive needed and appropriate medication therapy, the Secretary of the Department of Health and Human Services is to consider, as part of the prospective payment system for skilled nursing facilities, the results of studies conducted by independent organizations, including those which examine appropriate payment mechanism and payment rates for medications therapy, and develop case mix adjustments that reflect the needs of these patients.


    With respect to Medicare suppliers, the Balanced Budget Act of 1997 also imposes limits on annual updates in payments to Medicare skilled nursing facilities for routine services, and institutes consolidated

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billing for items and services furnished to skilled nursing facility residents in a Medicare Part A covered stay and services for all non-physician Part B items and services for skilled nursing facility residents no longer eligible for Part A skilled nursing facility care. While this provision was to become effective July 1, 1998, it was delayed indefinitely and administratively. Later, this provision was repealed except for services furnished to residents in a Part A skilled nursing facility stay and to therapy services covered under Part B below.


    The Balanced Budget Act of 1997 also imposed numerous other cost savings measures affecting Medicare skilled nursing facility services. On November 29, 1999, Congress enacted the 1999 Balanced Budget Refinement Act which was designed to mitigate the effects of the Balanced Budget Act of 1997. The 1999 Balanced Budget Refinement Act allows skilled nursing facilities to choose to receive the full federal prospective payment system rates on or after December 15, 1999, based upon the fiscal year-end of the skilled nursing facility, rather than participating in the three-year transition period. Also, effective April 1, 2000, the 1999 Balanced Budget Refinement Act temporarily increased the prospective payment system per diem rates by 20% for 15 patient acuity categories, including medically complex patients with generally higher pharmacy costs, pending appropriate revisions to the prospective payment system. The increases will continue until the Health Care Financing Administration implements a refined Resource Utilization Group system that better accounts for medically-complex patients. The revised rates may be more or less than the temporary 20% increase under the 1999 Balanced Budget Refinement Act. The 1999 Balanced Budget Refinement Act also provides for a 4% increase in payments otherwise determined under the Balanced Budget Act of 1997 for all patient categories, regardless of the level of sickness and degree of medical attention required, for fiscal years 2001 and 2002. This is in addition to the 20% increase in the 15 categories relating to patients having higher levels of sickness and degrees of required medical attention. We believe these changes should improve the financial condition of skilled nursing facilities and provide incentives to increase occupancy and Medicare admissions, particularly among the more acutely ill.



    The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000, signed into law December 21, 2000, includes provisions designed to further mitigate the effects of reimbursement cuts contained in the Balanced Budget Act of 1997. Among other things, the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 eliminates the scheduled reduction in the skilled nursing facility market basket update in fiscal year 2001, implemented in two phases. Specifically, the update rate for October 1, 2000 through March 31, 2001 is the market basket index increase minus 1 percentage point; the update for the period April 1, 2001 through September 30, 2001 is the market basket index increase plus 1 percentage point. This increase will not be included when determining payment rates for the subsequent period. In fiscal years 2002 and 2003, payment updates will equal the market basket index increase minus 0.5 percentage point. Temporary increases in the federal per diem rates under the 1999 Balanced Budget Refinement Act will be in addition to these payment increases. The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 also increases payment for the nursing component of each Resource Utilization Group category by 16.66% for services furnished after April 1, 2001 and before October 1, 2002. Moreover, the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 further refines the consolidated billing requirements. Specifically, effective January 1, 2001, the law limits consolidated billing requirements to items and services furnished to skilled nursing facility residents in a Medicare Part A covered stay and to therapy services covered under Part B. In other words, for residents not covered under a Part A stay, skilled nursing facilities may choose to bill for non-therapy Part B services and supplies, or they may elect to have suppliers continue to bill Medicare directly for these services. The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 also modifies the treatment of the rehabilitation patient categories to ensure that Medicare payments for skilled nursing facility residents with 'ultra high' and 'high' rehabilitation therapy needs are appropriate in relation to payments for residents needing 'medium' or 'low' levels of therapy. Specifically, effective for services furnished on or after April 1, 2001 and before implementation of the refined Resource Utilization Group system, discussed above, the law increases by 6.7% the federal per diem payments for 14 rehabilitation categories, effective April 1, 2001. The 20% additional payment under the 1999 Balanced Budget Refinement Act for three rehabilitation categories is removed to make this provision budget neutral. The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 also permits the Secretary of the Department of Health and Human Services to establish a process


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for geographic reclassification of skilled nursing facilities based upon the method used for inpatient hospitals.


    The Balanced Budget Act of 1997 also mandates that suppliers obtain a surety bond as a condition of issuance or renewal of a Medicare Part B supplier number. In January 1998, new rules were proposed to establish additional supplier standards, including the requirement to obtain a surety bond. Under the proposal, a supplier would be required to obtain a surety bond for each tax identification number for which it has a Medicare supplier number.


    In October 2000, the Health Care Financing Administration issued final supplier standards which, effective December 2000, expanded several operational requirements for suppliers. In the final rule, the Health Care Financing Administration decided to delay the surety bond rule pending 'extensive changes' to this requirement. The Health Care Financing Administration states that it will consider public comments received on the surety bond, primarily relating to costs, along with its experience with surety bonds for home health agencies and the General Accounting Office study of Medicare surety bonds, when it issues a proposed rule on surety bonds in the future. Until the Health Care Financing Administration issues a final rule on this provision, there is no surety bond requirement for suppliers.



    With respect to Medicaid, the Balanced Budget Act of 1997 repealed the 'Boren Amendment' federal payment standard for Medicaid payments to Medicaid nursing facilities effective October 1, 1997, giving states greater latitude in setting payment rates for these facilities. There can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to nursing facilities or that payments to nursing facilities will be made on a timely basis. The law also grants states greater flexibility to establish Medicaid managed care programs without the need to obtain a federal waiver. Although these waiver projects generally exempt institutional care, including Medicaid nursing facilities and institutional pharmacy services, these programs ultimately may change the reimbursement system for long-term care, including pharmacy services, from fee-for-service to managed care negotiated or capitated rates. Our operations have not been adversely affected in states with managed care programs in effect but future Medicaid managed care systems might have an adverse effect on our operations.



    On January 12, 2001, the Secretary of the Department of Health and Human Services issued final regulations to implement changes to the Medicaid 'upper payment limit' requirements. The purpose of the rule is to stop states from using particular accounting techniques to inappropriately obtain extra federal Medicaid matching funds that are not necessarily spent on health care services for Medicaid beneficiaries. Although the rule will be phased in over eight years to reduce the adverse impact on certain states, the rule eventually could result in decreased federal funding to state Medicaid programs, which, in turn, could prompt certain states to reduce Medicaid reimbursements to providers, such as our client nursing facilities and us.



    Although it is unclear what the long-term impact of the prospective payment system will be, since implementation the impact of the prospective payment system has been evidenced by an erosion of census for some facilities, lower acuity levels of residents in some nursing homes, lower pricing and an unfavorable payor mix for us. While we expect that the impact of the prospective payment system on the long-term care industry will continue to affect us and our clients, it appears that the unfavorable operating trends experienced to date have begun to stabilize. We anticipate that federal and state governments will continue to review and assess alternate health care delivery systems, payment methodologies and operational requirements for health care providers including protection of confidential patient information. Elements of potential legislation or regulation, or the interpretation or administration of legislation or regulation, including the adequacy and timeliness of payment to or costs required to be incurred by client facilities, may have an adverse effect on our business. As a result, any future health care legislation or regulations may adversely affect our business.



    The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 also clarifies the Health Care Financing Administration policy with regard to coverage of drugs and biologicals, and addresses payment issues. Among other things, the Act specifies that payment for drugs under Part B must be made on the basis of assignment. In other words, the provider must accept the Medicare fee schedule amount as payment in full; beneficiaries are not liable for any out-of-pocket costs other than standard deductible and coinsurance payments. The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 also mandates a study by the General Accounting Office on payment for


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drugs and biologicals under Medicare Part B, and requires the General Accounting
Office to report to Congress and the Secretary of the Department of Health and Human Services within nine months of enactment on specific recommendations for revised payment methodologies.



    The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 also addresses the Health Care Financing Administration's attempts to modify the calculation of average wholesale prices of drugs, upon which Medicare and Medicaid reimbursement is based. The federal government has been actively investigating whether pharmaceutical manufacturers have been manipulating average wholesale prices. In May 2000, the Health Care Financing Administration proposed using new Department of Justice pricing data for updating Medicare payment allowances for drugs and biologicals, although the Health Care Financing Administration withdrew this proposal in November 2000, citing the likelihood of Congressional action in this area. The Act establishes a temporary moratorium on direct or indirect reductions, but not increases, in payment rates in effect on January 1, 2001, until the Secretary reviews the General Accounting Office report.



    It is uncertain at this time what additional health care reform initiatives, including a Medicare prescription drug benefit, if any, will be implemented, or whether there will be other changes in the administration of governmental health care programs or interpretations of governmental policies or other changes affecting the health care system. Future health care or budget legislation or other changes may have an adverse effect on our business.


    Contract Research Organization Service. The preclinical, clinical, manufacturing, analytical and clinical trial supply services performed by our contract research organization services are subject to various regulatory requirements designed to ensure the quality and integrity of the data or products of these services.


    The industry standard for conducting preclinical and laboratory testing is embodied in the good laboratory practice and Investigational New Drugs regulations administered by the Food & Drug Administration. Research conducted at institutions supported by funds from the National Institutes of Health must also comply with multiple project assurance agreements and guidelines administered by the National Institute of Health and the Health and Human Services Office of Research Protection. The requirements for facilities engaging in pharmaceutical, analytical, manufacturing, clinical trial, supply preparation, labeling and distribution are set forth in the good manufacturing practice regulations and in good clinical practice regulations and guidelines. Good clinical practice, Investigational New Drugs and good manufacturing practice regulations have been mandated by the Food & Drug Administration and the European Medicines Evaluation Agency and have been adopted by similar regulatory authorities in other countries. Good clinical practice, Investigational New Drugs and good manufacturing practice regulations stipulate requirements for facilities, equipment, supplies and personnel engaged in the conduct of studies to which these regulations apply. The regulations require that written, standard operating procedures are followed during the conduct of studies and for the recording, reporting and retention of study data and records. To help assure compliance, our contract research organization services has a worldwide staff of experienced quality assurance professionals which monitor ongoing compliance with good clinical practice, Investigational New Drugs and good manufacturing practice regulations by auditing study data and conducting regular inspections of testing procedures and facilities. The Food & Drug Administration and many other regulatory authorities require that study results and data submitted to them are based on studies conducted in accordance with good clinical practice and Investigational New Drugs provisions. These provisions include:


     complying with specific regulations governing the selection of qualified investigators;

     obtaining specific written commitments from the investigators;

     disclosure of conflicts of interest;

     verifying that patient informed consent is obtained;

     instructing investigators to maintain records and reports;

     verifying drug or device accountability; and

     permitting appropriate governmental authorities access to data for their review.

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Records for clinical studies must be maintained for specific periods for inspection by the Food & Drug Administration, European Union or other authorities during audits. Non-compliance with good clinical practice or Investigational New Drugs requirements can result in the disqualification of data collected during the clinical trial and may lead to debarment of an investigator or contract research organization if fraud is detected.



    Contract research organization services' standard operating procedures related to clinical studies are written in accordance with regulations and guidelines appropriate to a global standard with regional variations in the regions where they will be used, thus helping to ensure compliance with good clinical practice. Contract research organization services also complies with International Congress of Harmonization, European Union good clinical practice regulations and U.S. good clinical practice regulations for North America.



    Our United States manufacturing, analytical and other laboratories are subject to licensing and regulation under federal, state and local laws relating to maintenance of appropriate processes and procedures under the Clinical Laboratories Improvement Act, hazard communication and employee right-to-know regulations, the handling and disposal of medical specimens and hazardous waste and radioactive materials, as well as the safety and health of laboratory employees. All of our laboratories are operated in material compliance with applicable federal and state laws and regulations relating to maintenance of trained personnel, proper equipment processes and procedures required by Clinical Laboratories Improvement Act regulations of Health and Human Services, and the storage and disposal of all laboratory specimens including the regulations of the Environmental Protection Agency and the Occupational Safety and Health Administration. Several of our facilities are engaged in drug development activities involving controlled substances. The use of, and accountability for, controlled substances are regulated by the United States Drug Enforcement Administration. Our relevant employees receive initial and periodic training to ensure compliance with applicable hazardous material regulations and health and safety guidelines.



    Although we believe that we are currently in compliance in all material respects with federal, state and local laws, failure to comply could subject us to denial of the right to conduct business, fines, criminal penalties and other enforcement actions.


    Finally, new final rules have been adopted by Health and Human Services related to the responsibilities of contract research organizations, other healthcare entities and their business associates to maintain the privacy of patient identifiable medical information. These rules are discussed in more detail in the following section. We intend to comply with these rules when they become effective and when compliance is required on February 28, 2003, and to obtain all required patient authorizations.

    Health Information Practices. The federal Health Insurance Portability Act of 1996 authorized the Secretary of the federal Department of Health and Human Services to issue standards for the privacy and security of medical records and other individually identifiable patient data. Health Insurance Portability Act of 1996 requirements apply to health plans, healthcare providers and healthcare clearinghouses that transmit health information electronically. Regulations adopted to implement Health Insurance Portability Act of 1996 also require that business associates acting for or on behalf of these Health Insurance Portability Act of 1996-covered entities be contractually obligated to meet Health Insurance Portability Act of 1996 standards. Regulations setting standards for the format of electronic transactions became effective in October 2000.


    Although Health Insurance Portability Act of 1996 was intended ultimately to reduce administrative expenses and burdens faced within the healthcare industry, we believe the law will initially bring about significant and, in some cases, costly changes. Health and Human Services has released two rules to date mandating the use of new standards with respect to particular healthcare transactions and health information. The first rule requires the use of uniform standards for common healthcare transactions, such as healthcare claims information, including pharmacy claims, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments and coordination of benefits, and it establishes standards for the use of electronic signatures. Health and Human Services finalized the new transaction standards on August 17, 2000, and we, as well as our nursing facility clients, will be required to comply with them by October 16, 2002.


    Second, Health and Human Services developed new standards relating to the privacy of individually identifiable health information. In general, these regulations restrict the use and disclosure of medical records and other individually identifiable health information held or disclosed by health care providers and other affected entities in any form, whether communicated electronically, on paper, or orally, subject only to limited exceptions. In addition, the regulations provide patients with significant new rights to understand and control how their health information is used. These regulations do not preempt more stringent state laws and regulations that may apply to us. The privacy standards were issued on December 28, 2000, with an effective date of April 14, 2001, and a compliance date of April 14, 2003. In addition, Health and Human Services amended the final rule to allow additional public comment on the rule prior to the April 14, 2001 effective date. Congress and the Bush Administration are taking a careful look at the regulations, but we do not know whether they will change the privacy standards or their compliance date.

    Rules governing the security of health information have been proposed but have not yet been issued in final form. Once issued in final form, affected parties will have approximately two years to be fully compliant. Sanctions for failing to comply with Health Insurance Portability Act of 1996 include criminal penalties and civil sanctions.


    We are evaluating the effect of Health Insurance Portability Act of 1996. At this time, we anticipate that we will be able to fully comply with those Health Insurance Portability Act of 1996 requirements that have been adopted. However, we cannot at this time estimate the cost of this compliance, nor can we estimate the cost of compliance with standards that have not yet been finalized by Health and Human Services or which may be revised. The new and proposed health information standards are likely to have a significant effect on the manner in which we handle health data and communicate with payors. Any inability to comply with existing or future standards, or the cost of our compliance with these standards, may have a material adverse effect on our business, financial condition or results of operations.



    Compliance Program and Corporate Integrity Agreement. The Office of Inspector General has issued guidance to various sectors of the healthcare industry to help providers design effective voluntary compliance programs to prevent fraud, waste and abuse in healthcare programs, including Medicare and Medicaid. In 1998, Omnicare voluntarily adopted a compliance program to assist us in complying with applicable government regulations. In addition, in April 1998, Home Pharmacy Services, Inc., one of our wholly-owned subsidiaries, entered into a settlement agreement with the U.S. Department of Justice and the State of Illinois regarding practices involving refunds for returned drugs. Under the Settlement Agreement, Home Pharmacy Services, Inc. paid $5.3 million in fines and restitution to the United States and Illinois, and Omnicare and Home Pharmacy Services, Inc. agreed to a corporate integrity program for four years, which includes annual reporting obligations. If Omnicare fails to meet a material obligation under the agreement, the Office of Inspector General may initiate proceedings to suspend or exclude Omnicare from participation in federal health programs, including Medicare and Medicaid. The terms of the corporate integrity agreement expire in April 2002. Neither Omnicare nor any of its other operating units were implicated in the government investigation.


ENVIRONMENTAL MATTERS


    In operating our facilities, historically we have not encountered any major difficulties in effecting compliance with applicable pollution control laws. No material capital expenditures for environmental control facilities are expected. While future legislation, regulations, or interpretations could adversely effect us, we do not currently anticipate any changes that we believe would have a material adverse effect on us.


EMPLOYEES

    At December 31, 2000, we employed approximately 9,300 persons, including 3,700 part-time employees, approximately 8,900 and 400 of whom were located within and outside the United States, respectively.

LEGAL PROCEEDINGS

    There are no pending legal or governmental proceedings to which we are a party or to which any of our property is subject that we believe would have a material adverse effect on us.

    On July 26, 1999, Neighborcare Pharmacy Services, Inc., a subsidiary of Genesis Health Ventures, Inc., filed suit in the Circuit Court for Baltimore County, Maryland, against us and Heartland Health Services, a joint venture in which one of our subsidiaries is a partner. The suit relates to certain master service agreements between Neighborcare and HCR-Manorcare, on the one hand, and us or Heartland Health Services and HCR-Manorcare, on the other, under which pharmacy services are provided to nursing homes and other long-term care facilities operated by HCR-Manorcare. Neighborcare alleges that we and Heartland Health Services tortiously interfered with Neighborcare's purported rights under its master service agreements, and seeks compensatory damages allegedly of not less than $100 million annually, injunctive relief canceling our and Heartland Health Services' contracts with HCR-Manorcare and punitive damages. Neighborcare and HCR-Manorcare are involved in an arbitration to determine the validity and enforceability of Neighborcare's master service agreements and the extent to which either of those parties has breached the master service agreements. We are advised by Manorcare that during the pendency of the arbitration, Neighborcare is continuing to provide and be paid for pharmacy services under the master service agreements, and that the arbitration hearing is currently scheduled for the summer of 2001. On November 4, 1999, we and Heartland Health Services moved to dismiss or, in the alternative, to stay the suit in its entirety on the grounds that the arbitration between Neighborcare and HCR-Manorcare should resolve many, if not all, of the issues raised in the suit. On November 12, 1999, the Baltimore County Circuit Court stayed the suit pending conclusion of the arbitration, and we withdrew our motion to dismiss. Although the outcome of the suit cannot be ascertained at this time, we believe, based on our knowledge and understanding of the facts and the advice of our counsel, that there is no reasonable basis in law or in fact for concluding that we have any liability in the suit. Consequently, we believe that the resolution of the suit is not likely to have a material adverse effect on our financial condition or results of operations.


PROPERTIES


    We have offices, distribution centers and other key operating facilities in various locations in and outside the United States. As of December 31, 2000, we operated a total of 128 facilities, five of which we owned. A list of the 61 more significant facilities, defined as having at least 10,000 square feet, we operated as of December 31, 2000 follows. The owned properties are held in fee and are not subject to any material encumbrance. We consider all of these facilities to be in good operating condition and generally to be adequate for present and anticipated needs.



                                                                                LEASED AREA
                                                          OWNED AREA   ------------------------------
        LOCATION                       TYPE               (SQ. FT.)    (SQ. FT.)    EXPIRATION DATE
        --------                       ----               ---------    ---------    ---------------
King of Prussia,
Pennsylvania............   Offices                           --        150,000   June 30, 2010
Fort Washington,
  Pennsylvania...........  Offices and Laboratories          --        120,000   January 14, 2012
Des Plaines, Illinois....  Offices and Distribution          --         47,971   May 31, 2008
                           Center
Kirkland, Washington.....  Offices and Distribution          --         44,744   April 14, 2003
                           Center
Covington, Kentucky......  Offices                           --         42,400   December 31, 2012
Milwaukee, Wisconsin.....  Offices and Distribution          --         41,440   March 31, 2009
                           Center
Perrysburg, Ohio.........  Offices and Distribution         40,500       --              --
                           Center
Cheshire, Connecticut....  Offices and Distribution          --         38,400   June 30, 2010
                           Center
Florissant, Missouri.....  Offices and Distribution         38,014       --              --
                           Center
Louisville, Kentucky.....  Offices and Distribution          --         37,400   September 30, 2001
                           Center
Livonia, Michigan........  Offices and Distribution          --         32,824   May 31, 2007
                           Center
Hunt Valley, Maryland....  Offices and Distribution          --         31,600   October 31, 2001
                           Center
St. Louis, Missouri......  Offices and Distribution          --         30,400   June 30, 2002
                           Center
Kansas City, Missouri....  Offices and Distribution          --         29,948   October 21, 2009
                           Center
Decatur, Illinois........  Offices and Distribution         20,000       9,000   Month-to-Month
                           Center
Salt Lake City, Utah.....  Offices and Distribution          --         28,400   January 31, 2009
                           Center
Portland, Oregon.........  Offices and Distribution          --         28,150   April 30, 2008
                           Center
Troy, New York...........  Offices                           --         25,124   March 31, 2002


                                                  (table continued on next page)

(table continued from previous page)


                                                                                LEASED AREA
                                                          OWNED AREA   ------------------------------
        LOCATION                       TYPE               (SQ. FT.)    (SQ. FT.)    EXPIRATION DATE
        --------                       ----               ---------    ---------    ---------------
Cincinnati, Ohio.........  Offices and Distribution          --          24,375    September 30, 2009
                           Center
Chestnut Ridge,
  New York...............  Offices and Distribution          --          24,000    April 30, 2010
                           Center
Oklahoma City,
  Oklahoma...............  Offices and Distribution          --          24,000    Month-to-Month
                           Center
Crystal, Minnesota.......  Offices and Distribution          --          23,752    January 31, 2008
                           Center
Wadsworth, Ohio..........  Offices and Distribution          --          22,960    June 30, 2006
                           Center
Henderson, Kentucky......  Offices and Distribution          --          20,000    January 31, 2002
                           Center
Mentor, Ohio.............  Offices and Distribution          --          20,000    Month-to-Month
                           Center
Fort Washington,
  Pennsylvania...........  Offices and Laboratories          --          20,000    December 31, 2002
Greensburg,
  Pennsylvania...........  Offices and Distribution          --          20,000    February 3, 2002
                           Center
Spartanburg,
  South Carolina.........  Offices and Distribution          9,500       10,000    Month-to-Month
                           Center
Indianapolis, Indiana....  Offices and Distribution          --          18,740    January 1, 2011
                           Center
Pittsburgh,
  Pennsylvania...........  Offices and Distribution          --          18,334    January 31, 2009
                           Center
Springfield, Ohio........  Offices and Distribution          --          18,000    December 12, 2003
                           Center
Rockford, Illinois.......  Offices and Distribution          --          18,000    November 30, 2009
                           Center
Milford, Ohio............  Offices and Distribution          --          18,000    December 12, 2008
                           Center
Peabody, Massachusetts...  Offices and Distribution          --          17,500    April 30, 2002
                           Center
Plainview, New York......  Offices and Distribution          --          17,500    June 30, 2005
                           Center
Malta, New York..........  Offices and Distribution          --          17,400    December 31, 2005
                           Center
Griffith, Indiana........  Offices and Distribution          --          17,100    May 31, 2002
                           Center
Springfield, Missouri....  Offices and Distribution          --          17,000    September 30, 2003
                           Center
Miami, Florida...........  Offices and Distribution          --          16,665    May 1, 2004
                           Center
Des Plaines, Illinois....  Offices and Distribution          --          16,173    May 31, 2008
                           Center
Pompton Plains,
  New Jersey.............  Offices and Distribution          --          16,041    August 1, 2002
                           Center
Englewood, Ohio..........  Offices and Distribution          --          15,000    January 31, 2004
                           Center
West Seneca, New York....  Offices and Distribution          --          15,000    November 30, 2001
                           Center
West Boylston,
  Massachusetts..........  Offices and Distribution          --          14,800    May 3, 2003
                           Center
Fort Wright, Kentucky....  Offices                           --          14,237    March 31, 2008
Spokane, Washington......  Offices and Distribution          --          14,025    October 31, 2006
                           Center
Ashland, Kentucky........  Offices and Distribution          --          14,000    October 31, 2003
                           Center
Boca Raton, Florida......  Offices and Distribution          --          13,950    December 31, 2002
                           Center
St. Petersburg,
  Florida................  Offices and Distribution          --          13,245    August 31, 2001
                           Center
Rochester, New York......  Offices and Distribution          --          13,000    December 31, 2003
                           Center
Hallowell, Maine.........  Offices and Distribution          --          13,000    September 30, 2002
                           Center
Wessex, United Kingdom...  Offices                           --          12,000    June 30, 2016
Alexandria, Louisiana....  Offices and Distribution          --          12,000    May 7, 2004
                           Center
Omaha, Nebraska..........  Offices and Distribution          --          11,450    November 30, 2001
                           Center
Thomasville,
  North Carolina.........  Offices and Distribution          --          11,325    January 15, 2004
                           Center
South Elgin, Illinois....  Offices and Distribution          --          11,175    August 1, 2002
                           Center
Rockford, Illinois.......  Offices and Retail Outlet         --          11,100    February 28, 2004
Peoria, Illinois.........  Offices and Distribution          --          11,022    July 31, 2004
                           Center
Van Nuys, California.....  Offices and Distribution          --          10,400    February 28, 2003
                           Center
Cherry Hill, New
  Jersey.................  Offices and Distribution          --          10,000    November 1, 2009
                           Center

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our directors and executive officers and their respective ages and positions are as follows:


                NAME                  AGE                 POSITION WITH OMNICARE
                ----                  ---                 ----------------------
Edward L. Hutton....................  82    Chairman, Director
Joel F. Gemunder....................  62    President and Chief Executive Officer, Director
Patrick E. Keefe....................  55    Executive Vice President -- Operations, Director
Timothy E. Bien.....................  50    Senior Vice President -- Professional Services and
                                            Purchasing, Director
David W. Froesel, Jr................  49    Senior Vice President and Chief Financial Officer,
                                            Director
Cheryl D. Hodges....................  49    Senior Vice President and Secretary, Director
Peter Laterza.......................  43    Vice President and General Counsel
Charles H. Erhart, Jr...............  75    Director
Sandra E. Laney.....................  57    Director
Andrea R. Lindell, DNSc, RN.........  57    Director
Sheldon Margen, M.D.................  81    Director
Kevin J. McNamara...................  47    Director
John H. Timoney.....................  67    Director


    Mr. E. L. Hutton is Chairman of Omnicare and has held this position since May 1981. Additionally, he is Chairman and Chief Executive Officer and a director of Chemed Corporation, Cincinnati, Ohio (a diversified public corporation with interests in plumbing and drain cleaning services, janitorial supplies and health care services) and has held these positions since November 1993 and April 1970, respectively. Previously, he was President and Chief Executive Officer of Chemed, positions he had held from April 1970 to November 1993.


    Mr. Gemunder is President and Chief Executive Officer of Omnicare and has held these positions since May 1981 and May 2001, respectively. From January 1981 until July 1981, he served as Chief Executive Officer of the partnership organized as a predecessor to Omnicare for the purpose of owning and operating certain health care businesses of Chemed and Daylin, Inc., each then a subsidiary of W.R. Grace & Co. Mr. Gemunder was an Executive Vice President of Chemed and Group Executive of its Health Care Group from May 1981 through July 1981 and a Vice President of Chemed from 1977 until May 1981. Mr. Gemunder is a director of Chemed and Ultratech Stepper, Inc. (a manufacturer of photolithography equipment for the computer industry).


    Mr. Keefe is Executive Vice President -- Operations of Omnicare and has held this position since February 1997. Previously he was Senior Vice President -- Operations since February 1994. From April 1993 to February 1994, he was Vice President -- Operations of Omnicare. From April 1992 to April 1993, he served as Vice President -- Pharmacy Management Programs of Diagnostek, Inc., Albuquerque, New Mexico (mail-service pharmacy and health care services). From September 1990 to April 1992, Mr. Keefe served as President of HPI Health Care Services, Inc., a subsidiary of Diagnostek, which was acquired from Omnicare in August 1989. From August 1984 to September 1990, he served as Executive Vice President of HPI.

    Mr. Bien is Senior Vice President -- Professional Services and Purchasing of Omnicare, a position he has held since May 1996. From May 1992 until May 1996, he served as Vice President of Professional Services and Purchasing of Omnicare. Prior to that, he was Vice President and a former owner of Home Pharmacy Services, Inc. Care Pharmacy, a wholly-owned subsidiary that Omnicare acquired in December 1988.

    Mr. Froesel is Senior Vice President and Chief Financial Officer of Omnicare. He has held that position since joining Omnicare in March 1996.
Mr. Froesel was Vice President of Finance and Administration at Mallinckrodt Veterinary, Inc. from May 1993 to February 1996. From July 1989 to April 1993, he was worldwide Corporate Controller of Mallinckrodt Medical Inc.

    Ms. Hodges is Senior Vice President and Secretary of Omnicare and has held these positions since February 1994. From August 1986 to February 1994, she was Vice President and Secretary of Omnicare. From August 1982 to August 1986, she served as Vice President -- Corporate and Investor Relations.

    Mr. Laterza is Vice President and General Counsel of Omnicare. He has held that position since joining Omnicare in July 1998. Mr. Laterza was Assistant General Counsel of The Pittston Company from October 1993 to June 1998. From January 1992 until September 1993 he was associated with the law firm of Gibson, Dunn & Crutcher, and from October 1985 until December 1991 he was associated with the law firm of Cravath, Swaine & Moore.

    Mr. Erhart retired as President of W.R. Grace & Co., Columbia, Maryland (international specialty chemicals, construction and packaging) in August 1990. He had held this position since July 1989. From November 1986 to July 1989, he was Chairman of the Executive Committee of Grace. From May 1981 to November 1986, he served as Vice Chairman and Chief Administrative Officer of Grace.
Mr. Erhart is a director of Chemed.

    Ms. Laney is Senior Vice President and Chief Administrative Officer of Chemed and has held these positions since November 1993 and May 1991, respectively. From May 1984 to November 1993, she was a Vice President of Chemed. Ms. Laney is a director of Chemed.

    Dr. Lindell is Dean and Professor in the College of Nursing at the University of Cincinnati, a position she has held since December 1990.
Dr. Lindell is also Associate Senior Vice President for Interdisciplinary Education Programs for the Medical Center at the University of Cincinnati, since July 1998. She also serves as Interim Dean of the College of Allied Health Sciences at the University of Cincinnati. From August 1981 to August 1990,
Dr. Lindell served as Dean and a Professor in the School of Nursing at Oakland University, Rochester, Michigan.

    Dr. Margen is a Professor Emeritus in the School of Public Health, University of California, Berkeley, a position he has held since May 1989. He had served as a Professor of Public Health at the University of California, Berkeley, since 1979.

    Mr. McNamara is President of Chemed and has held this position since August 1994. From November 1993 to August 1994, Mr. McNamara was Executive Vice President, Secretary and General Counsel of Chemed. Previously, from May 1992 to November 1993, he held the positions of Vice Chairman, Secretary and General Counsel of Chemed. From August 1986 to May 1992, he served as Vice President, Secretary and General Counsel of Chemed. From November 1990 to December 1992, Mr. McNamara served as an Executive Vice President and Chief Operating Officer of Omnicare. He is a director of Chemed.

    Mr. Timoney is a retired executive of Applied Bioscience International Inc. (research organization serving the pharmaceutical and biotechnology industries) ('Applied Bioscience'), at which he held a number of positions from 1986 through 1996. From December 1995 through September 1996, he was Chief Executive Officer of Clinix International, Inc., a wholly owned subsidiary of Applied Bioscience. From June 1992 to September 1996, Mr. Timoney was Senior Vice Present of Applied Bioscience. From September 1986 through June 1992, he was Vice President, Chief Financial Officer, Secretary and Treasurer of Applied Bioscience. In addition, from September 1986 through June 1995 he was a director of Applied Bioscience. Mr. Timoney has also held financial and executive positions with IMS Health Incorporated (market research firm serving the pharmaceutical and healthcare industries), Chemed and Grace.

                              DESCRIPTION OF NOTES


    You can find the definitions of many of the terms used in this description under the subheading 'Certain Definitions.' In this description, the word 'Omnicare' refers only to Omnicare, Inc. and not to any of its subsidiaries.



    The old notes were issued, and the exchange notes will be issued, under an indenture dated as of March 20, 2001 between Omnicare, its subsidiary guarantors and SunTrust Bank, as trustee. The following summary highlights the material provisions of the indenture. Because this is a summary, it does not contain all of the information that is included in the indenture. You should read the entire indenture, including the definitions of the terms used below, because the indenture, and not this summary, defines your rights as holders of notes. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. Omnicare has previously filed a copy of the indenture with the SEC, and the indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.



    Copies of the indenture and the registration rights agreement are available as set forth below under ' -- Additional Information.' Defined terms used in this description but not defined below under ' -- Certain Definitions' have the meanings assigned to them in the indenture. The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.


BRIEF DESCRIPTION OF THE EXCHANGE NOTES AND THE GUARANTEES

THE EXCHANGE NOTES

    The exchange notes:

     are general unsecured obligations of Omnicare;

     are subordinated in right of payment to all existing and future Senior Debt of Omnicare;

     are pari passu in right of payment with any future senior subordinated Indebtedness of Omnicare;

     are unconditionally guaranteed by the Guarantors;


     are senior to Omnicare's outstanding 5% Convertible Subordinated Debentures due 2007; and



     have terms that are substantially identical to the old notes, except that the exchange notes will be registered under the Securities Act of 1933.


THE GUARANTEES

    The exchange notes, like the old notes, are guaranteed by all of Omnicare's Domestic Subsidiaries except the Excluded Subsidiaries.

    Each guarantee of the exchange notes:

     is a general unsecured obligation of the Guarantor;

     is subordinated in right of payment to all existing and future Senior Debt of that Guarantor; and

     is pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.


    As of June 30, 2001, Omnicare and the Guarantors had total Senior Debt of approximately $51 million on a consolidated basis. An additional $447 million was available to Omnicare for borrowing under the Credit Agreement as of that date. Payments on the notes and under the guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.



    All our Subsidiaries are Restricted Subsidiaries, except for Subsidiaries designated as Unrestricted Subsidiaries. Unrestricted Subsidiaries held approximately 3.4% of our total consolidated assets as of December 31, 2000 and accounted for less than 1.4% of our total consolidated revenues for the twelve months ended December 31, 2000. In addition, under the circumstances described below under the subheading ' -- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries,' we will be able to designate other subsidiaries as Unrestricted Subsidiaries. Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.


PRINCIPAL, MATURITY AND INTEREST


    Omnicare may issue notes under the indenture having a maximum aggregate principal amount of $500.0 million, of which $375.0 million were issued in the private offering of the old notes. Omnicare may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption ' -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock.' The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Omnicare will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on March 15, 2011.


    Interest on the notes accrues at the rate of 8 1/8% per annum and is payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2001. Omnicare will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1.


    Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in the exchange offer or, if no interest has been paid on the old notes, from March 20, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a Holder has given wire transfer instructions to Omnicare and the trustee, all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes will be paid in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless Omnicare elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The trustee is paying agent and registrar. Omnicare may change the paying agent or registrar without prior notice to the Holders of the notes, and Omnicare or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE


    A Holder may transfer notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Omnicare is not required to transfer or exchange any note selected for redemption. Also, Omnicare is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.


SUBSIDIARY GUARANTEES

    The notes are guaranteed by each of Omnicare's current and future Domestic Subsidiaries except the Excluded Subsidiaries. These Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See 'Risk Factors -- Your Ability to Enforce the Guarantees of the Notes May Be Limited.'


    A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not the Guarantor is the surviving Person, another Person, other than Omnicare or another Guarantor, unless:


    (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

    (2) subject to the provisions of the following paragraph, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee.


    The Subsidiary Guarantee of a Guarantor will be released, and any Person acquiring assets, including by way of merger or consolidation, or Capital Stock of a Guarantor shall not be required to assume the obligations of that
Guarantor:



    (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor to a Person that is not, either before or after giving effect to the transaction, a Restricted Subsidiary, if the sale or other disposition complies with the 'Asset Sale' provisions of the indenture;



    (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not, either before or after giving effect to the transaction, a Restricted Subsidiary, if the sale complies with the 'Asset Sale' provisions of the indenture;


    (3) if Omnicare designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or an Excluded Subsidiary in accordance with the requirements of the indenture; or

    (4) if any Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to the indenture.

SUBORDINATION

    The payment of principal, interest and premium and Liquidated Damages, if any, on the notes is subordinated to the prior payment in full of all Senior Debt of Omnicare, including Senior Debt incurred after the date of the indenture.


    The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt, including interest accruing after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not allowable as a claim in such proceeding, before the Holders of notes will be entitled to receive any payment with respect to the notes in the event of any distribution to creditors of Omnicare:


    (1) in a liquidation or dissolution of Omnicare;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Omnicare or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of Omnicare's assets and liabilities.


    Notwithstanding the foregoing, Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under ' -- Legal Defeasance and Covenant Defeasance.'


    Omnicare also may not make any payment in respect of the notes, except in Permitted Junior Securities or from the trust described under ' -- Legal Defeasance and Covenant Defeasance,' if:

    (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or


    (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of that Designated Senior Debt to accelerate its maturity and the trustee receives a payment blockage notice from Omnicare or the holders of Designated Senior Debt.


    Payments on the notes may and will be resumed:


    (1) in the case of a payment default, upon the date on which the default is cured or waived or the applicable Designated Senior Debt is discharged or paid in full; and



    (2) in the case of a nonpayment default, upon the earlier of the date on which the nonpayment default is cured or waived or the applicable Designated Senior Debt is discharged or paid in full or 179 days after the date on which the applicable payment blockage notice is received, unless the maturity of any Designated Senior Debt has been accelerated.


    No new payment blockage notice may be delivered unless and until:

    (1) 360 days have elapsed since the delivery of the immediately prior payment blockage notice; and

    (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.


    No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee will be, or be made, the basis for a subsequent payment blockage notice unless that default has been cured or waived for a period of not less than 90 days.



    If the trustee or any Holder of the notes receives a payment in respect of the notes when the payment is prohibited by these subordination provisions, the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.


    Omnicare must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Omnicare, Holders of notes may recover less ratably than creditors of Omnicare who are holders of Senior Debt. See 'Risk Factors -- The Notes and the Subsidiary Guarantees Are Subordinated to Senior Indebtedness.'

    Failure by Omnicare to make any required payment in respect of the notes when due or within any applicable grace period, whether or not occurring during a payment blockage period, will result in an Event of Default under the indenture and, thereafter, Holders of the notes will have the right to accelerate the maturity thereof.

OPTIONAL REDEMPTION

    At any time prior to March 15, 2004, Omnicare may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.125% of the principal amount, plus accrued interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:


    (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of the redemption; and



    (2) the redemption occurs within 60 days of the date of the closing of the applicable Equity Offering.



    Except as described in the preceding paragraph, the notes will not be redeemable at Omnicare's option prior to March 15, 2006.


    On or after March 15, 2006, Omnicare may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

      YEAR                                                PERCENTAGE
      ----                                                ----------
2006.....................................................   104.063%
2007.....................................................   102.708%
2008.....................................................   101.354%
2009 and thereafter......................................   100.000%

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

MANDATORY REDEMPTION


    Except as described below under 'Repurchase at the Option of Holders,' Omnicare is not required to make mandatory redemption or sinking fund payments with respect to the notes.


REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL


    If a Change of Control occurs, each Holder of notes will have the right to require Omnicare to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Omnicare will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, Omnicare will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in the notice. Omnicare will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, the 'Exchange Act,' and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Omnicare will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of the conflict.


    On the Change of Control Payment Date, Omnicare will, to the extent lawful:

    (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

    (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Omnicare.


    The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for their notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.



    Omnicare will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


    The provisions described above that require Omnicare to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Omnicare repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

    Omnicare will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Omnicare and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.


    In addition to our obligation to repurchase notes upon a Change of Control, a Change of Control of our company, as defined in our credit facility and which would include a Change of Control under the


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


notes, would trigger an event of default under our credit agreement. This would allow our bank lenders to accelerate repayment of amounts outstanding under the credit facility and terminate the credit facility. Further, a Change of Control could constitute a 'fundamental change' with respect to our outstanding convertible subordinated debentures, which would result in us being required to also make an offer to repurchase those debentures. As of June 30, 2001, we had $50 million of outstanding debt under our credit facility and $345 million in aggregate principal amount of outstanding convertible debentures. Under the indenture relating to the notes, within 90 days of a Change of Control and prior to making an offer to purchase the notes, we are required to repay all outstanding senior debt or obtain any consents necessary in order to allow us to repurchase notes. We might not be able to obtain the consent of our bank lenders to repurchase notes upon a Change of Control. In addition, we might not have sufficient funds available to us to repay amounts outstanding under our credit facility and make any required repurchase of notes and our convertible debentures, and we might not be able to raise the necessary funds through other means.



    If we are unable to repurchase notes upon a change of control for any reason, our failure to do so would constitute and event of default under the indenture. However, notwithstanding the fact that an event of default with respect to the notes would occur if we did not repurchase notes when required, the subordination provisons of the indenture relating to the notes might preclude us from making payments with respect to the notes until holders of senior indebtedness are paid in full.


    The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of 'all or substantially all' of the properties or assets of Omnicare and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase 'substantially all,' there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Omnicare to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Omnicare and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

    Omnicare will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) Omnicare, or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

    (2) the fair market value is determined by Omnicare's Board of Directors and evidenced by a resolution of the Board of Directors; and


    (3) at least 75% of the consideration received in the Asset Sale by Omnicare or the Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:



        (a) any liabilities, as shown on Omnicare's or the Restricted Subsidiary's most recent balance sheet, of Omnicare or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee, that are assumed by the transferee of any such assets and from which Omnicare or the Restricted Subsidiary is released from further liability; and



        (b) any securities, notes or other obligations received by Omnicare or any Restricted Subsidiary from such transferee that are converted by Omnicare or the Restricted Subsidiary into cash within 60 days of receipt, to the extent of the cash received in that conversion.


    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Omnicare may apply those Net Proceeds at its option:

    (1) to repay Senior Debt;

    (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

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

    (3) to make a capital expenditure;

    (4) to acquire Replacement Assets; or

    (5) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Omnicare may temporarily invest the Net Proceeds in any manner that is not prohibited by the indenture.


    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute 'Excess Proceeds.' When the aggregate amount of Excess Proceeds exceeds $20.0 million, Omnicare will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and the other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Omnicare may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.



    Omnicare will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Omnicare will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of that conflict.



    Events giving rise to our obligation to make an offer to purchase notes in connection with an asset sale could trigger an event of default under our credit facility. As indicated above, an event of default under our credit agreement would allow our bank lenders to accelerate repayment of amounts outstanding under the credit facility and terminate the credit facility. As a result, unless we obtained the consent of the lenders under our credit agreement, we might not be able to repurchase notes until we repaid amounts outstanding under the credit facility.



    If we are unable to make any required offer to repurchase notes in connection with an asset sale for any reason, our failure to do so would constitute an event of default under the indenture. However, notwithstanding the fact that an event of default with respect to the notes would occur if we did not repurchase the notes when required, the subordination provisions of the indenture relating to the notes might preclude us from making payments with respect to the notes until holders of senior indebtedness are paid in full.


SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

    (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or


    (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by a method as the trustee deems fair and appropriate.


    No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

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

    If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

COVENANT REMOVAL


    From and after the first date on which both (a) the notes are rated Investment Grade by each of Moody's Investor Service, Inc. and Standard & Poor's Ratings Group and (b) there shall not exist a Default or Event of Default under the indenture, a 'Rating Event,' Omnicare and the Restricted Subsidiaries will no longer be subject to the covenants described under 'Restricted Payments,' 'Incurrence of Indebtedness and Issuance of Preferred Stock,' 'Dividend and Other Payment Restrictions Affecting Subsidiaries,' 'Transactions with Affiliates,' 'Additional Subsidiary Guarantees,' clause (4) of the first paragraph under 'Merger, Consolidation and Sale of Assets' and 'Repurchase at the Option of Holders -- Asset Sales.' Upon the occurrence of a Rating Event, the Subsidiary Guarantees of each of the Guarantors will be automatically released.



    A Rating Event may not occur or, if one occurs, the notes may not continue to maintain an Investment Grade rating. In addition, at no time after a Rating Event will the provisions and covenants contained in the indenture at the time of issuance of the notes that cease to be applicable after the Rating Event be reinstated.



    In the event Moody's Investor Service, Inc. or Standard & Poor's Ratings Group is no longer in existence or issuing ratings, the applicable organization may be replaced by a nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act of 1933, designated by Omnicare with notice to the trustee and the foregoing provisions will apply to the rating issued by the replacement rating agency.


RESTRICTED PAYMENTS

    Omnicare will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:


    (1) declare or pay any dividend or make any other payment or distribution:


       (a) on account of Omnicare's or any Restricted Subsidiary's Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving Omnicare or any of its Restricted Subsidiaries, or


       (b) to the direct or indirect holders of Omnicare's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such,



       except that dividends and distributions payable in Equity Interests that do not constitute Disqualified Stock of Omnicare or a Restricted Subsidiary may be declared and paid;


    (2) purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving Omnicare, any Equity Interests of Omnicare or any direct or indirect parent of Omnicare;

    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

    (4) make any Restricted Investment.


    The payments and other actions set forth in the above clauses (1) through
(4) above constitute 'Restricted Payments.'


                                       70





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    The foregoing notwithstanding, Omnicare and its Restricted Subsidiaries may
make a Restricted Payment if at the time of and after giving effect to that Restricted Payment:



    (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Restricted Payment; and



    (2) Omnicare would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption ' -- Incurrence of Indebtedness and Issuance of Preferred Stock;' and



    (3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Omnicare and its Restricted Subsidiaries after the date of the indenture, excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (10) of the next succeeding paragraph, is less than the sum, without duplication, of:



       (a) for the period, taken as one accounting period, from January 1, 2001 to the end of Omnicare's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment:



           (i)  50% of the Consolidated Net Income of Omnicare; or



           (ii) if Consolidated Net Income for that period is a deficit, less 100% of the deficit, plus



       (b) 100% of the aggregate net cash proceeds received by Omnicare since the date of the indenture (i) as a contribution to its common equity capital, (ii) from the issue or sale of Equity Interests of Omnicare, other than Disqualified Stock and (iii) the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Omnicare that have been converted into or exchanged for Equity Interests, except, in the case of clauses (ii) and (iii), for proceeds relating to securities sold to a Restricted Subsidiary, plus


       (c) 100% of the aggregate net increase to Omnicare's stockholders equity as a result of the conversion of Omnicare's 5% Convertible Subordinated Debentures due 2007 into common stock of Omnicare, plus

       (d) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or Cash Equivalents, or a combination thereof, or otherwise liquidated or repaid for cash or Cash Equivalents, or a combination thereof, the lesser of (i) the return of capital with respect to such Restricted Investment, less the cost of disposition, if any, and (ii) the initial amount of such Restricted Investment, plus

       (e) an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from cash dividends, repayments of loans or advances or other transfers of assets, in each case to Omnicare or any Restricted Subsidiary from Unrestricted Subsidiaries, plus (y) the portion, proportionate to Omnicare's equity interest in such Subsidiary, of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since the date of the indenture; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made since the date of the indenture by Omnicare or any Restricted Subsidiary that were treated as Restricted Payments, and provided, further, that no amount will be included under this clause
           (e) to the extent it is already included in clauses (a), (b), (c) or
           (d) above.

    So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Omnicare or any Restricted Subsidiary or of any Equity Interests of Omnicare in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary, of, Equity Interests of Omnicare, other than Disqualified Stock; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Omnicare or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

    (4) the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

    (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Omnicare or any Restricted Subsidiary held by any officer, director or employee of Omnicare or any Subsidiary of Omnicare in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any stock option or incentive plan or agreement, any employment agreement or any other similar plans or agreements; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any twelve-month period;

    (6) the payment of dividends by Omnicare on its common stock in an aggregate annual amount of up to $20.0 million;


    (7) the repurchase of any class of Capital Stock of a Restricted Subsidiary, other than Disqualified Stock, if the repurchase is made pro rata among all holders of the class of Capital Stock;



    (8) the payment of any scheduled dividend or similar distribution, and any scheduled repayment of the stated amount, liquidation preference or any similar amount at final maturity or on any scheduled redemption or repurchase date, in respect of any series of preferred stock or similar securities of Omnicare or any Restricted Subsidiary, including Disqualified Stock, provided that (a) the series of preferred stock or similar securities was issued in compliance with the 'Incurrence of Indebtedness and Issuance of Preferred Stock' covenant and (b) the payments were scheduled to be paid in the original documentation governing the series of preferred stock or other securities; provided, however, that the foregoing provisions of this clause (8) shall not be deemed to permit the payment of any dividend or similar distribution, or the payment of the stated amount, liquidation preference or any similar amount, prior to the date originally scheduled for the payment thereof;


    (9)  payments in lieu of fractional shares; and


    (10) additional Restricted Payments, with each additional Restricted Payment being valued as of the date made and without regard to subsequent changes in value, pursuant to this clause (10) in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (10), not to exceed 2.5% of Consolidated Assets of Omnicare as of the end of Omnicare's most recently completed fiscal quarter for which internal financial statements are available at the time of the additional Restricted Payment.



    The amount of all Restricted Payments, other than cash, will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Omnicare or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors in good faith, whose determination with respect thereto will be conclusive.


INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK


    Omnicare will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to, collectively, 'incur,' any Indebtedness, including Acquired Debt, and Omnicare


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will not issue any Disqualified Stock and will not permit any of its Restricted
Subsidiaries to issue any shares of preferred stock; provided, however, that Omnicare and any Restricted Subsidiary may incur Indebtedness, including Acquired Debt, and Omnicare may issue Disqualified Stock and any Restricted Subsidiary may issue preferred stock, including Disqualified Stock, if the Fixed Charge Coverage Ratio for Omnicare's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis, including pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of the four-quarter period.



    The first paragraph of this covenant will not prohibit the following Permitted Debt:



    (1) the incurrence by Omnicare and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Omnicare and its Restricted Subsidiaries thereunder, in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $750.0 million;


    (2)  Existing Indebtedness;

    (3) the incurrence by Omnicare and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;


    (4) the incurrence by Omnicare or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Omnicare or the Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;


    (5) the incurrence by Omnicare or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2),
         (3), (4), (10), (13), (14) or this clause (5) of this paragraph;


    (6) the incurrence by Omnicare or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Omnicare and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Omnicare or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Omnicare or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Omnicare or the Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);



    (7) the incurrence by Omnicare or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding or
         (b) exchange rate risk with respect to obligations under any agreement or Indebtedness, or with respect to any asset, of the Person that is payable or denominated in a currency other than U.S. Dollars;


    (8) the guarantee by Omnicare or any of the Restricted Subsidiaries of Indebtedness of Omnicare or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;


    (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock, including Disqualified Stock, in the form of additional shares of the same class of preferred stock, including Disqualified Stock, will not be deemed to


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         be an incurrence of Indebtedness or an issuance of preferred stock, including Disqualified Stock, for purposes of this covenant; provided, in each of these cases, that the amount thereof is included in Fixed Charges of Omnicare as accrued;


    (10) The issuance of Convertible Subordinated Indebtedness and/or the issuance of Convertible Preferred Stock in an aggregate principal amount, with the liquidation value of the Convertible Preferred Stock being treated as its principal amount for this purpose, not to exceed $375.0 million at any one time outstanding pursuant to this clause
         (10), plus the issuance of any related securities issued by a subsidiary trust or similar financing vehicle in connection therewith;

    (11) Indebtedness of Omnicare or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition or disposition of assets which are contingent on the performance of the assets acquired or disposed of;


    (12) Indebtedness represented by (a) letters of credit for the account of Omnicare or any Restricted Subsidiary or (b) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, to the extent that the letters of credit and other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance, in connection with participation in government reimbursement or other programs or other similar requirements in the ordinary course of business;


    (13) the incurrence by Omnicare or any Restricted Subsidiary of Indebtedness to the extent the proceeds thereof are used to purchase notes pursuant to a Change of Control offer; and

    (14) the incurrence by Omnicare or any of its Restricted Subsidiaries of additional Indebtedness, which may include, but is not limited to, Indebtedness of the types referred to in the foregoing clauses (1) through (13), in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $50.0 million.


    For purposes of determining compliance with this 'Incurrence of Indebtedness and Issuance of Preferred Stock' covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Omnicare will be permitted to classify and reclassify each item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.


NO SENIOR SUBORDINATED DEBT


    Omnicare will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Omnicare and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of that Guarantor and senior in any respect in right of payment to that Guarantor's Subsidiary Guarantee.


LIENS


    Omnicare will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing pari passu or subordinated Indebtedness, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless
(i) in the case of any Lien securing pari passu Indebtedness, the notes are secured by a Lien that


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is senior in priority to or pari passu with that Lien and (ii) in the case of any Lien securing subordinated Indebtedness, the notes are secured by a Lien that is senior in priority to that Lien.


DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    Omnicare will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to Omnicare or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Omnicare or any of its Restricted Subsidiaries;

    (2) make loans or advances to Omnicare or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to Omnicare or any of its Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:


    (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture or, if not in effect on the date of the indenture, the Credit Agreement, provided, that the terms of the Credit Agreement are not materially less favorable to the noteholders than the Existing Credit Facilities, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to those dividend and other payment restrictions than those contained in those agreements on the date of the indenture or in the Credit Agreement;


    (2) the indenture, the notes and the Subsidiary Guarantees, or the notes and the related guarantees;

    (3)  applicable law;


    (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Omnicare or any of its Restricted Subsidiaries as in effect at the time of the acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms of the indenture to be incurred and, provided, further, that the Indebtedness or Capital Stock was not incurred in connection with or in contemplation of that acquisition;


    (5) customary non-assignment provisions in leases entered into in the ordinary course of business;

    (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

    (7) any agreement for the sale or other disposition of a Restricted Subsidiary or any assets thereof that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;


    (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;



    (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption
         ' -- Liens' that limit the right of the debtor to dispose of the assets subject to those Liens;


    (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;


    (11) restrictions imposed in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets, including, without limitation, in connection with a securitization or similar financing, or in connection with a financing involving a


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         subsidiary trust or similar financing vehicle that is permitted by the
         'Incurrence of Indebtedness and Issuance of Preferred Stock' covenant, provided, that these restrictions do not materially adversely affect Omnicare's ability to pay interest and principal on the notes when due; and


    (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or imposed by governmental agencies or authorities.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    Omnicare may not, directly or indirectly: (1) consolidate or merge with or into another Person, whether or not Omnicare is the surviving corporation; or
(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Omnicare and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:


    (1) either: (a) Omnicare is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger, if other than Omnicare, or to which the sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;



    (2) the Person formed by or surviving any such consolidation or merger, if other than Omnicare, or the Person to which the sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Omnicare under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;



    (3) immediately after the transaction, on a pro forma basis giving effect to the transaction or series of transactions, and treating any obligation of Omnicare or any Restricted Subsidiary incurred in connection with or as a result of the transaction or series of transactions as having been incurred at the time of the transaction, no Default or Event of Default exists; and



    (4) Omnicare or the Person formed by or surviving the consolidation or merger, if other than Omnicare, or to which the sale, assignment, transfer, conveyance or other disposition has been made:



        (a) will, on a pro forma basis giving effect to the transaction or series of transactions, have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Omnicare immediately preceding the transaction; and



        (b) will, on the date of the transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption ' -- Incurrence of Indebtedness and Issuance of Preferred Stock.'


    In addition, Omnicare may not, directly or indirectly, lease all or substantially all of the properties or assets of Omnicare and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This 'Merger, Consolidation or Sale of Assets' covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Omnicare and any of the Guarantors.


    Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of Omnicare and its Restricted Subsidiaries, taken as a whole, in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which Omnicare is merged or to which the sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, Omnicare under the indenture with the same effect as if the successor had been named as Omnicare therein. When a successor assumes all the obligations of its predecessor under the indenture and the notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.


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DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Omnicare and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption ' -- Restricted Payments' or Permitted Investments, as determined by Omnicare. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

TRANSACTIONS WITH AFFILIATES

    Omnicare will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, each, an 'Affiliate Transaction,' unless:


    (1) the Affiliate Transaction is on terms that are no less favorable to Omnicare or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Omnicare or the Restricted Subsidiary with an unrelated Person; and


    (2) Omnicare delivers to the trustee:


        (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and



        (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.


    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

    (1) directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation, retirement, disability, severance or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business,


    (2) performance of all agreements in existence on the date of the indenture and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as the modification or replacement is not materially more disadvantageous to Omnicare or any of its Restricted Subsidiaries than the original agreement in effect on the date of the indenture;


    (3) transactions in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets, including, without limitation, in connection with a securitization or similar financing, or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by the 'Incurrence of Indebtedness and Issuance of Preferred Stock' covenant;


    (4) transactions in the ordinary course of business with any joint venture that is otherwise permitted by the indenture; provided, that the joint venture is between or among Omnicare and/or any of its Subsidiaries on the one hand and third parties that are not otherwise Affiliates of Omnicare on the other hand;


    (5) transactions between or among Omnicare and/or its Restricted
        Subsidiaries;

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    (6) transactions with a Person, other than an Unrestricted Subsidiary, that is an Affiliate of Omnicare solely because Omnicare or a Restricted Subsidiary owns an Equity Interest in, or controls, that Person;


    (7) sales of Equity Interests, other than Disqualified Stock, to Affiliates of Omnicare; and

    (8) Restricted Payments that are permitted by the provisions of the indenture described above under the caption ' -- Restricted Payments.'

ADDITIONAL SUBSIDIARY GUARANTEES

    If Omnicare or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary, other than an Excluded Subsidiary, will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days after the end of the fiscal quarter in which it was acquired or created.

BUSINESS ACTIVITIES


    Omnicare will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent it would not be material to Omnicare and its Restricted Subsidiaries taken as a whole.


REPORTS

    Whether or not required by the SEC, so long as any notes are outstanding, Omnicare will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:


    (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Omnicare were required to file those Forms, including a 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and, with respect to the annual information only, a report on the annual financial statements by Omnicare's certified independent accountants; and



    (2) all current reports that would be required to be filed with the SEC on Form 8-K if Omnicare were required to file those reports.



In addition, whether or not required by the SEC, Omnicare will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept that filing, and make that information available to securities analysts and prospective investors upon request. In addition, Omnicare and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933.


EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an Event of Default:

    (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

    (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

    (3) failure by Omnicare or any of its Restricted Subsidiaries to comply with the provisions described under the captions ' -- Repurchase at the Option of Holders -- Change of Control,' ' -- Repurchase at the Option of Holders -- Asset Sales,' or ' -- Certain Covenants -- Merger, Consolidation or Sale of Assets;'

    (4) failure by Omnicare or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

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    (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Omnicare or any of its Restricted Subsidiaries, or the payment of which is guaranteed by Omnicare or any of its Restricted Subsidiaries, whether that Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:



        (a) is caused by a failure to pay principal of, or interest or premium, if any, on that Indebtedness prior to the expiration of the grace period provided in that Indebtedness on the date of the default, a 'Payment Default;' or



        (b) results in the acceleration of that Indebtedness prior to its express maturity,



            and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;


    (6) failure by Omnicare or any of its Restricted Subsidiaries to pay final, non-appealable judgments aggregating in excess of $25.0 million that are not covered by insurance or as to which an insurer has not acknowledged coverage in writing, which judgments are not paid, discharged or stayed for a period of 60 days;


    (7) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, unless that Guarantor could be designated as an Excluded Subsidiary; and


    (8) certain events of bankruptcy or insolvency described in the indenture with respect to Omnicare or any of its Restricted Subsidiaries that is a Significant Subsidiary.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Omnicare, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

    Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

    The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages on, or the principal of, the notes.


    Omnicare is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Omnicare is required to deliver to the trustee a statement specifying that Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


    No director, officer, employee, incorporator or stockholder of Omnicare or any Guarantor will have any liability for any obligations of Omnicare or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.


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LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Omnicare may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees, 'Legal Defeasance,' except for:


    (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on the notes when the payments are due from the trust referred to below;


    (2) Omnicare's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the trustee, and Omnicare's and the Guarantor's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the indenture.

    In addition, Omnicare may, at its option and at any time, elect to have the obligations of Omnicare and the Guarantors released with respect to certain covenants that are described in the indenture, 'Covenant Defeasance,' and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under ' -- Events of Default and Remedies' will no longer constitute an Event of Default with respect to the notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) Omnicare must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Omnicare must specify whether the notes are being defeased to maturity or to a particular redemption date;


    (2) in the case of Legal Defeasance, Omnicare has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Omnicare has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;



    (3) in the case of Covenant Defeasance, Omnicare has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;



    (4) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to the deposit);



    (5) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which Omnicare or any of its Subsidiaries is a party or by which Omnicare or any of its Subsidiaries is bound;


    (6) Omnicare must deliver to the trustee an officers' certificate stating that the deposit was not made by Omnicare with the intent of preferring the Holders of notes over the other creditors of

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        Omnicare with the intent of defeating, hindering, delaying or defrauding creditors of Omnicare or others; and

    (7) Omnicare must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with or waived.

AMENDMENT, SUPPLEMENT AND WAIVER


    Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. Additionally, except as provided in the next three succeeding paragraphs, any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes.


    Without the consent of each Holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting Holder:

    (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the caption ' -- Repurchase at the Option of Holders;'

    (3) reduce the rate of or change the time for payment of interest on any note;


    (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from that acceleration;


    (5) make any note payable in money other than that stated in the notes;

    (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

    (7) waive a redemption payment with respect to any note, other than a payment required by one of the covenants described above under the caption ' -- Repurchase at the Option of Holders;'

    (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

    (9) make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of notes then outstanding.

    Notwithstanding the preceding, without the consent of any Holder of notes, Omnicare, the Guarantors and the trustee may amend or supplement the indenture or the notes:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated notes in addition to or in place of certificated notes;

    (3) to provide for the assumption of Omnicare's or a Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Omnicare's or a Guarantor's assets;


    (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of Holders;


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    (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

    (6) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes.

SATISFACTION AND DISCHARGE

    The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

    (1) either:

        (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Omnicare, have been delivered to the trustee for cancellation; or

        (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Omnicare or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

    (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Omnicare or any Guarantor is a party or by which Omnicare or any Guarantor is bound;

    (3) Omnicare or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

    (4) Omnicare has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

    In addition, Omnicare must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied or waived.

CONCERNING THE TRUSTEE


    If the trustee becomes a creditor of Omnicare or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of those claims as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.



    The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless the Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


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ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Omnicare, Inc. 100 East River Center Boulevard, Covington, KY, 41011, Attention: General Counsel.

BOOK-ENTRY, DELIVERY AND FORM

GENERAL

    Except as set forth below, exchange notes will be issued in registered, global form (each, a 'Global Note') in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.


    Except as set forth below, Global Notes may be transferred, in whole and not in part, only to another nominee of The Depository Trust Company or to a successor of The Depository Trust Company or its nominee. Beneficial interests in Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See ' -- Exchange of Global Notes for Certificated Notes.' Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of exchange notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of The Depository Trust Company and its direct or indirect participants, which may change from time to time.


DEPOSITORY PROCEDURES


    The following description of the operations and procedures of The Depository Trust Company is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Omnicare takes no responsibility for these operations and procedures and urges investors to contact The Depository Trust Company or its participants directly to discuss these matters.



    The Depository Trust Company has advised Omnicare that The Depository Trust Company is a limited-purpose trust company created to hold securities for its participating organizations, collectively, the 'Participants,' and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, including the Initial Purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to The Depository Trust Company's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, collectively, the 'Indirect Participants.' Persons who are not Participants may beneficially own securities held by or on behalf of The Depository Trust Company only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of The Depository Trust Company are recorded on the records of the Participants and Indirect Participants.



    The Depository Trust Company has also advised Omnicare that, pursuant to procedures established by it:



    (1) upon deposit of the Global Notes, The Depository Trust Company will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Notes; and



    (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, with respect to the Participants, records maintained by The Depository Trust Company or, with respect to other owners of beneficial interest in the Global Notes, by the Participants and the Indirect Participants.



    All interests in a Global Note, may be subject to the procedures and requirements of The Depository Trust Company. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to those Persons will be limited to that extent. Because The Depository Trust Company can act only on


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behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the The Depository Trust Company system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.


    Except as described below, owners of interest in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or 'Holders' thereof under the indenture for any purpose.


    Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of The Depository Trust Company or its nominee will be payable to The Depository Trust Company in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Omnicare and the trustee will treat the Persons in whose names the notes, including Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Omnicare, the trustee nor any agent of Omnicare or the trustee has or will have any responsibility or liability for:



    (1) any aspect of The Depository Trust Company's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or



    (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its Participants or Indirect Participants.



    The Depository Trust Company has advised Omnicare that its current practice, upon receipt of any payment in respect of securities such as the exchange notes, including principal and interest, is to credit the accounts of the relevant Participants with the payment on the payment date unless The Depository Trust Company has reason to believe it will not receive payment on the payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of The Depository Trust Company. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of The Depository Trust Company, the trustee or Omnicare. Neither Omnicare nor the trustee will be liable for any delay by The Depository Trust Company or any of its Participants in identifying the beneficial owners of the notes, and Omnicare and the trustee may conclusively rely on and will be protected in relying on instructions from The Depository Trust Company or its nominee for all purposes.



    Transfers between Participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same-day funds.



    The Depository Trust Company has advised Omnicare that it will take any action permitted to be taken by a Holder of exchange notes only at the direction of one or more Participants to whose account The Depository Trust Company has credited the interests in the Global Notes and only in respect of that portion of the aggregate principal amount of the exchange notes as to which the Participant or Participants has or have given that direction. However, if there is an Event of Default under the notes, The Depository Trust Company reserves the right to exchange Global Notes for notes in certificated form, and to distribute those notes to its Participants.



    Although The Depository Trust Company has agreed to the foregoing procedures to facilitate transfers of interests in the exchange notes among participants in The Depository Trust Company, they are under no obligation to perform or to continue to perform those procedures, and may discontinue those procedures at any time. Neither Omnicare nor the trustee nor any of their respective agents will have any responsibility for the performance by The Depository Trust Company, or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


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EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive exchange notes in registered certificated form, 'Certificated Notes,' if:


    (1) The Depository Trust Company (a) notifies Omnicare that it is unwilling or unable to continue as depositary for the Global Notes and Omnicare fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;


    (2) Omnicare, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

    (3) there has occurred and is continuing Event of Default with respect to the notes.


    In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of The Depository Trust Company in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.


SAME DAY SETTLEMENT AND PAYMENT


    Omnicare will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Omnicare will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if none of those accounts is specified, by mailing a check to those Holder's registered addresses. The notes represented by Global Notes are expected to be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the exchange notes will, therefore, be required by The Depository Trust Company to be settled in immediately available funds. Omnicare expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.


REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as Holders of the notes. See ' -- Additional Information.'

    Omnicare, the Guarantors and the Initial Purchaser entered into the registration rights agreement in connection with the private offering of the old notes. Pursuant to the registration rights agreement, Omnicare and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act of 1933 with respect to the Exchange Notes. Pursuant to the Registration Rights Agreement, Omnicare and the Guarantors are offering to Holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.

    If:

    (1) Omnicare and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

    (2) any Holder of Transfer Restricted Securities notifies Omnicare prior to the 20th day following consummation of the Exchange Offer that:

        (a) it is prohibited by law or SEC policy from participating in the Exchange Offer; or


        (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for those resales; or


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        (c) that it is a broker-dealer and owns old notes acquired directly from Omnicare or an affiliate of Omnicare,

Omnicare and the Guarantors will file with the SEC a Shelf Registration Statement to cover resales of the old notes by the Holders of the old notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

    For purposes of the preceding, 'Transfer Restricted Securities' means each note until:


    (1) the date on which that note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;



    (2) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which that Exchange Note is sold to a purchaser who receives from that broker-dealer on or prior to the date of that sale a copy of the prospectus contained in the Exchange Offer Registration Statement;



    (3) the date on which that note has been effectively registered under the Securities Act of 1933 and disposed of in accordance with the Shelf Registration Statement; or



    (4) the date on which that note may be distributed to the public pursuant to Rule 144(k) under the Securities Act of 1933.


    The registration rights agreement provides that:

    (1) unless the Exchange Offer would not be permitted by applicable law or SEC policy, Omnicare and the Guarantors will

        (a) commence the Exchange Offer; and

        (b) use commercially reasonable efforts to issue on or prior to 45 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all old notes tendered prior thereto in the Exchange Offer; and


    (2) if obligated to file the Shelf Registration Statement, Omnicare and the Guarantors will use commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 45 days after that filing obligation arises and use commercially reasonable efforts to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after that obligation arises.


    If:


    (1) Omnicare and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for that filing; or



    (2) any of those registration statements is not declared effective by the Commission on or prior to the date specified for its effectiveness, the 'Effectiveness Target Date;' or


    (3) Omnicare and the Guarantors fail to consummate the Exchange Offer within 45 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or


    (4) any required Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement; each of those events referred to in clauses (1) through (4) above, a 'Registration Default', then Omnicare and the Guarantors will pay Liquidated Damages to each Holder of old notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.25% per $1,000 principal amount of notes per annum. The amount of the Liquidated Damages will increase by an additional 0.25% per $1,000 principal amount of notes per annum for each subsequent 90-day period until the Registration Default is cured, up to a maximum aggregate amount of liquidated damages of 1.00% per annum with respect to all Registration Defaults. The Liquidated Damages will cease accruing on those old notes when the Registration Default has been cured.


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    All accrued Liquidated Damages will be paid by Omnicare and the Guarantors on each Damages Payment Date in the same manner as interest is paid on the old notes.

    Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.


    As described elsewhere in this prospectus, holders of old notes are required to make certain representations to Omnicare in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with any Shelf Registration Statement and to provide comments on any Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their old notes included in any Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify Omnicare and the Guarantors against certain losses arising out of information furnished by that Holder in writing for inclusion in any Shelf Registration Statement. Holders of old notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Omnicare.


CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    '5% Convertible Subordinated Debentures due 2007' means the $345.0 million in aggregate principal amount of 5% Convertible Subordinated Debentures due 2007 issued by Omnicare on December 10, 1997.

    'Acquired Debt' means, with respect to any specified Person:

    (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person (limited to the maximum amount of liability of the specified Person with respect to such Lien).

    'Affiliate' of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, 'control,' as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms 'controlling,' 'controlled by' and 'under common control with' have correlative meanings.

    'Asset Sale' means:

    (1) the sale, lease, conveyance or other disposition by Omnicare or any of its Restricted Subsidiaries of any assets, other than sales of products and services in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Omnicare and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption ' -- Repurchase at the Option of Holders -- Change of Control' and/or the provisions described above under the caption ' -- Certain Covenants -- Merger, Consolidation or Sale of Assets' and not by the provisions of the Asset Sale covenant; and

    (2) the issuance of Equity Interests by any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

    Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $7.5 million;

    (2) a transfer of assets between or among Omnicare and one or more Restricted Subsidiaries,

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    (3)  an issuance of Equity Interests by a Restricted Subsidiary to Omnicare
         or to another Restricted Subsidiary;

    (4) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

    (5)  the sale or other disposition of cash or Cash Equivalents;

    (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption ' -- Certain
         Covenants -- Restricted Payments';

    (7) the sale and leaseback of any assets within 90 days of the acquisition of such assets;

    (8) a sale or other disposition of accounts receivable and related assets in connection with a financing transaction involving such assets (including, without limitation, in connection with a securitization or similar financing);

    (9) any disposition of property in the ordinary course of business by Omnicare or any Restricted Subsidiary that, in the good faith judgment of management of Omnicare, has become obsolete, worn out, damaged or no longer useful in the conduct of the business of Omnicare or the Restricted Subsidiaries;

    (10) any Asset Swap;

    (11) any sale of securities constituting Equity Interests that are issued by a subsidiary trust or similar financing vehicle in a transaction permitted under the 'Incurrence of Indebtedness and Issuance of Preferred Stock' covenant;

    (12) any loans or other transfers of equipment to customers of Omnicare or any Restricted Subsidiary in the ordinary course of business for use with the products or services of Omnicare or any Restricted Subsidiary; and

    (13) the sale or issuance of a minimal number of Equity Interests in a Restricted Subsidiary that is a foreign entity to a foreign national to the extent required by local law or in a jurisdiction outside of the United States.

    'Asset Swap' means an exchange by Omnicare or any Restricted Subsidiary of property or assets for property or assets of another Person; provided that
(i) Omnicare or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of Omnicare's Board of Directors), and (ii) at least 75% of the consideration received in such exchange constitutes assets or other property of a kind usable by Omnicare and its Restricted Subsidiaries in a Permitted Business; provided, further, that any cash and Cash Equivalents received by Omnicare or any of its Restricted Subsidiaries in connection with such an exchange shall constitute Net Proceeds subject to the provisions under ' -- Asset Sales.'

    'Beneficial Owner' has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular 'person' (as that term is used in Section 13(d)(3) of the Exchange Act), such 'person' will be deemed to have beneficial ownership of all securities that such 'person' has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms 'Beneficially Owns' and 'Beneficially Owned' have a corresponding meaning.

    'Board of Directors' means:

    (1) with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof);

    (2) with respect to a partnership, the Board of Directors (or any duly authorized committee thereof) of the general partner of the partnership; and

    (3) with respect to any other Person, the board or committee of such Person serving a similar function.

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    'Capital Lease Obligation' means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    'Capital Stock' means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    'Cash Equivalents' means:

    (1) United States dollars;

    (2) securities constituting direct obligations of the United States or any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof;

    (3) securities constituting direct obligations of any State or municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by Omnicare or any Restricted Subsidiary, is accorded one of the two highest long-term or short-term, as applicable, debt ratings by S&P or Moody's or any other United States nationally recognized credit rating agency of similar standing;

    (4) certificates of deposit with a maturity of one year or less or bankers' acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short-term unsecured debt rating of at least 'P-1' by Moody's or 'A-1' by S&P;

    (5) eurodollar time deposits with maturities of one year or less and overnight bank deposits with any bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short-term unsecured debt rating of at least 'P-1' by Moody's or 'A-1' by S&P;

    (6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3), (4) and (5) above entered into with any financial institution meeting the qualifications specified in such clauses above;

    (7) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by Omnicare or any Restricted Subsidiary, is accorded a rating of 'A2' or better by S&P or 'P2' or better by Moody's or any other United States nationally recognized credit rating agency of similar standing; and

    (8) any fund or other pooling arrangement at least 95% of the assets of which constitute Investments described in clauses (1) through (7) of this definition.

    'Change of Control' means the occurrence of any of the following:

    (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Omnicare and its Restricted Subsidiaries taken as a whole to any 'person' (as that term is used in Section 13(d)(3) of the Exchange
        Act);

    (2) the adoption of a plan relating to the liquidation or dissolution of Omnicare;

    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any 'person' (as defined above), other than one or more Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 45% of the Voting Stock of Omnicare, measured by voting power rather than number of shares; or

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    (4) the first day on which a majority of the members of the Board of
        Directors of Omnicare are not Continuing Directors.

    'Consolidated Assets' of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP.

    'Consolidated Cash Flow' means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

    (1) an amount equal to any extraordinary, unusual or non-recurring loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

    (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

    (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

    (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

    (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow of Omnicare only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Omnicare by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

    'Consolidated Net Income' means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

    (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

    (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

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    (3) for purposes of the 'Restricted Payments' covenant above, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

    (4) the cumulative effect of a change in accounting principles will be excluded.

    'Consolidated Net Worth' of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the date of the indenture) on a consolidated basis at such date, as determined in accordance with GAAP.

    'Continuing Directors' means, as of any date of determination, any member of the Board of Directors of Omnicare who:

    (1) was a member of such Board of Directors on the date of the indenture; or

    (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    'Convertible Preferred Stock' means any convertible preferred stock or similar securities of Omnicare or any subsidiary trust (or similar financing vehicle) that are convertible at the option of the holder thereof into common stock of Omnicare.

    'Convertible Subordinated Indebtedness' means any Indebtedness of Omnicare that is subordinated to the notes and that is convertible at the option of the holder thereof into common stock of Omnicare (including, without limitation, any Indebtedness incurred in connection with a transaction involving the sale by Omnicare of purchase contracts to acquire Omnicare common stock at a future date), and, if applicable, any related securities issued by a subsidiary trust or similar financing vehicle in connection therewith.

    'Credit Agreement' means that certain proposed Credit Agreement, as contemplated by the related commitment letter dated as of March 5, 2001, by and among Omnicare and Bank One, NA (having its principal office in Chicago, Illinois), as administrative agent, Banc One Capital Markets, Inc., as joint lead arranger and sole book runner, UBS Warburg LLC, as joint lead arranger and syndication agent, Lehman Commercial Paper Inc., as syndication agent, SunTrust Bank, as documentation agent, and Deutsche Bank AG, New York branch, as documentation agent, providing for up to $500 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

    'Credit Facilities' means, one or more debt facilities (including, without limitation, the Credit Agreement (and, if they are not refinanced, the Existing Credit Facilities)) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

    'Default' means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    'Designated Senior Debt' means:

    (1) any Indebtedness outstanding under the Credit Agreement (and, if they are not refinanced, under the Existing Credit Facilities); and

    (2) after payment in full of all Obligations under the Credit Agreement (and, if they are not refinanced, under the Existing Credit Facilities), any other Senior Debt permitted under the

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        indenture the principal amount of which is $35.0 million or more and that has been designated by Omnicare as 'Designated Senior Debt.'

    'Disqualified Stock' means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the exchange notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Omnicare to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Omnicare may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption ' -- Certain Covenants -- Restricted Payments.'

    'Domestic Subsidiary' means any Restricted Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

    'Equity Interests' means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    'Equity Offering' means any public or private sale by Omnicare for cash (in an amount resulting in gross proceeds of not less than $25.0 million) of its common stock or preferred stock (excluding Disqualified Stock).

    'Excluded Subsidiaries' means those Domestic Subsidiaries that are designated by Omnicare as Domestic Subsidiaries that will not be Guarantors; provided, however, that in no event will the Excluded Subsidiaries, either individually or collectively, hold more than 10% of the consolidated assets of Omnicare and its Domestic Subsidiaries as of the end of any fiscal quarter or account for more than 10% of the consolidated revenue of Omnicare and its Domestic Subsidiaries during the most recent four-quarter period (in each case determined as of the most recent fiscal quarter for which Omnicare has internal financial statements available); provided, further, that any Domestic Subsidiary that guarantees other Indebtedness of Omnicare may not be designated as or continue to be an Excluded Subsidiary. In the event any Domestic Subsidiaries previously designated as Excluded Subsidiaries cease to meet the requirements of the previous sentence, Omnicare will promptly cause one or more of such Domestic Subsidiaries to become Guarantors so that the requirements of the previous sentence are complied with. 'Existing Credit Facilities' means that certain
(i) $400 million revolving credit facility, dated October 1996, by and among Omnicare, Bank One, NA and the lenders thereto and (ii) $400 million 364-day credit facility, dated December 1998, by and among Bank One, NA and the lenders thereto, as amended in September 2000 to extend such credit facility through August 31, 2001 and reduce the commitment to $300 million.

    'Existing Indebtedness' means Indebtedness of Omnicare and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

    'Fixed Charges' means, with respect to any specified Person for any period, the sum, without duplication, of:

    (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

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    (3) any interest expense on Indebtedness of another Person that is
        Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon; plus

    (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Omnicare (other than Disqualified Stock) or to Omnicare or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    'Fixed Charge Coverage Ratio' means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the 'Calculation Date'), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Fixed Charge Coverage Ratio pro forma effect will be given to:

    (1) acquisitions of any operations or businesses or assets (other than assets acquired in the ordinary course of business) that have been made by the specified Person or any of its Restricted Subsidiaries, including through purchases or through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four-quarter reference period; and

    (2) the discontinuance of operations or businesses and dispositions of operations or businesses or assets (other than assets disposed of in the ordinary course of business) during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four quarter reference period.

    'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

    'Guarantee' means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

    'Guarantors' means each of:

    (1) the Domestic Subsidiaries of Omnicare as of the indenture date other than Excluded Subsidiaries; and

    (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns.

    'Hedging Obligations' means, with respect to any specified Person, the obligations of such Person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

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    (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

    'Indebtedness' means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

    (1) in respect of borrowed money;

    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

    (3) in respect of banker's acceptances;

    (4) representing Capital Lease Obligations;

    (5) representing the balance deferred and unpaid of the purchase price of any property; or

    (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term 'Indebtedness' includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, in each case limited to the maximum amount of liability of the specified Person with respect to such Lien or Guarantee on the date in question. Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business.

    The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

    'Investment Grade' means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

    'Investments' means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Omnicare or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, Omnicare will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption ' -- Certain Covenants -- Restricted Payments'; provided that Omnicare shall not have been deemed to have made an Investment pursuant to the foregoing if Omnicare shall have previously or concurrently therewith been deemed to have made an Investment in connection with such Equity Interests. The acquisition by Omnicare or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by Omnicare or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption ' -- Certain Covenants -- Restricted Payments'; provided, Omnicare or such Restricted Subsidiary shall not have been deemed to have made an Investment pursuant to the foregoing if Omnicare or any Restricted Subsidiary shall have previously or concurrently therewith been deemed to have made an Investment in connection with such acquisition. 'Investments' shall exclude extensions of trade credit.

    'Lien' means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the

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nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

    'Liquidated Damages' means all liquidated damages then owing pursuant to
Section 5 of the registration rights agreement.

    'Net Income' means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

    (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or
        (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

    (2) any extraordinary, unusual or non-recurring gain, charge, expense or loss, together with any related provision for taxes on such extraordinary, unusual or non-recurring gain, charge, expense or loss.

    'Net Proceeds' means the aggregate cash proceeds and Cash Equivalents received by Omnicare or its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, any taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, all distributions and other payments required to be made to non-majority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and appropriate amounts to be provided by Omnicare or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by Omnicare or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    'Obligations' means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    'Permitted Business' means the definition assigned to the term 'Health Care Company' in the Credit Agreement (or, if not refinanced, the Existing Credit Facilities), plus any business that Omnicare or any Restricted Subsidiary is engaged in on the date of the indenture.

    'Permitted Investments' means:

     (1) any Investment in Omnicare or in a Restricted Subsidiary;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by Omnicare or any Restricted Subsidiary in a Person, if as a result of such Investment:

         (a) such Person becomes a Restricted Subsidiary; or

         (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Omnicare or a Restricted Subsidiary;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
         ' -- Repurchase at the Option of Holders -- Asset Sales';

     (5) any Investment received to the extent the consideration therefor was the issuance of Equity Interests (other than Disqualified Stock) of Omnicare;

     (6) Hedging Obligations;

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     (7) intercompany Indebtedness to the extent permitted under the 'Incurrence of Indebtedness and Issuance of Preferred Stock' covenant;

     (8) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business and Investments to secure participation in government reimbursement programs;

     (9) loans and advances to officers, directors and employees made in the ordinary course of business;

    (10) Investments represented by accounts and notes receivable created or acquired in the ordinary course of business;

    (11) Investments existing on the date on which the notes were originally issued and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

    (12) Investments by any qualified or nonqualified benefit plan established by Omnicare or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by Omnicare or any Restricted Subsidiary in connection with the funding thereof;

    (13) Investments received in settlement of debts owed to Omnicare or any Restricted Subsidiary, including, without limitation, as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any bankruptcy, liquidation, receivership or insolvency proceeding;

    (14) Investments as of the date of the indenture in Unrestricted Subsidiaries so designated as of the date of the indenture;

    (15) Investments in any Subsidiary that constitutes a special purpose entity formed for the primary purpose of financing receivables or for the primary purpose of issuing trust preferred or similar securities in a transaction permitted by the 'Incurrence of Indebtedness and Issuance of Preferred Stock' covenant; and

    (16) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (16), not to exceed 15.0% of Consolidated Assets in the aggregate at any one time outstanding.

    'Permitted Junior Securities' means:

    (1)  Equity Interests in Omnicare or any Guarantor; or

    (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the exchange and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

    'Permitted Liens' means:

     (1) Liens securing Senior Debt;

     (2) Liens in favor of Omnicare or its Restricted Subsidiaries;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Omnicare or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Omnicare or the Restricted Subsidiary;

     (4) Liens on property existing at the time of acquisition of the property by Omnicare or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition;

     (5) Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled ' -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock' covering only the assets acquired with such Indebtedness;

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     (6) Liens existing on the date of the indenture;

     (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

     (8) Liens securing any Hedging Obligations of Omnicare or any Restricted Subsidiary,

     (9) Liens securing any Indebtedness otherwise permitted to be incurred under the indenture, the proceeds of which are used to refinance Indebtedness of Omnicare or any Restricted Subsidiary, provided that such Liens extend to or cover only the assets secured by the Indebtedness being refinanced;

    (10) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

    (11) statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if Omnicare or any applicable Restricted Subsidiaries shall have made any reserves or other appropriate provision required by GAAP;

    (12) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, return-of-money bonds, participation in government reimbursement programs and other similar obligations;

    (13) judgment Liens not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (14) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of Omnicare or any of its Restricted Subsidiaries;

    (15) any interest or title of a lessor in assets or property subject to Capitalized Lease Obligations or an operating lease of Omnicare or any Restricted Subsidiary;

    (16) Liens incurred in connection with a financing involving the sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing);

    (17) leases or subleases granted to others not interfering with the ordinary conduct of the business of Omnicare or any of the Restricted Subsidiaries;

    (18) bankers' liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of Omnicare or any Restricted Subsidiary;

    (19) the interest of any issuer of a letter of credit in any cash or Cash Equivalents deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of the indenture;

    (20) any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Restricted Subsidiary or to purchase assets of Omnicare or any Restricted Subsidiary, which right of first refusal or option is entered into in the ordinary course of business or is otherwise permitted under the indenture;

    (21) any Lien granted to the Trustee pursuant to the terms of the indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of Omnicare; and

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    (22) Liens incurred in the ordinary course of business of Omnicare or any
         Restricted Subsidiary with respect to obligations that do not exceed $10.0 million at any one time outstanding.

    'Permitted Refinancing Indebtedness' means any Indebtedness of Omnicare or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Omnicare or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

    (1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

    (2) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is other than Senior Debt, such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than, the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms not materially less favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

    (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred by Omnicare, the obligor on the Permitted Refinancing Indebtedness may not be a Restricted Subsidiary.

    'Person' means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

    'Principal' means Joel Gemunder, an entity controlled by Joel Gemunder and/or a trust for his benefit or any employee benefit plan of Omnicare (including plans for the benefit of employees of its Restricted Subsidiaries).

    'Related Party' means:

    (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

    'Replacement Assets' mean properties or assets substantially similar to the assets disposed of in a particular Asset Sale and acquired to replace the properties or assets that were the subject of such Asset Sale or that are otherwise useful in a Permitted Business.

    'Restricted Investment' means an Investment other than a Permitted
Investment.

    'Restricted Subsidiary' means any direct or indirect Subsidiary of Omnicare other than an Unrestricted Subsidiary.

    'Senior Debt' means:

    (1) all obligations of Omnicare or any Guarantor related to the Credit Agreement (and, if they are not refinanced, the Existing Credit Facilities), whether for principal, premium, if any, interest, including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against Omnicare or such Guarantor under applicable bankruptcy laws, whether or not such interest is lawfully allowed as a claim after such filing, and all other amounts payable in connection therewith, including, without limitation, any fees, premiums, penalties, expenses, reimbursements, indemnities, damages and other liabilities; and

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    (2)  the principal of, premium, if any, and interest on all other
         Indebtedness of Omnicare or any Guarantor, other than the notes, and all Hedging Obligations, in each case whether outstanding on the date of the indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness or Hedging Obligation, the instrument creating or evidencing the Indebtedness or Hedging Obligation expressly provides that such Indebtedness or Hedging Obligation shall not be senior in right of payment to the notes.

    Notwithstanding the foregoing, 'Senior Debt' does not include:

        (a) Indebtedness evidenced by the notes and the Subsidiary Guarantees;

        (b) Indebtedness of Omnicare or any Guarantor that is expressly subordinated in right of payment to any Senior Debt of Omnicare or such Guarantor or the notes or the applicable Subsidiary Guarantee;

        (c) Indebtedness of Omnicare or any Guarantor that by operation of law is subordinate to any general unsecured obligations of Omnicare or such Guarantor;

        (d) Indebtedness of Omnicare or any Guarantor to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under the indenture;

        (e) any liability for federal, state or local taxes or other taxes, owed or owing by Omnicare or any Guarantor;

        (f) accounts payable or other liabilities owed or owing by Omnicare or any Guarantor to trade creditors, including guarantees thereof or instruments evidencing such liabilities;

        (g) amounts owed by Omnicare or any Guarantor for compensation to employees or for services rendered to Omnicare or such Guarantor;

        (h) Indebtedness of Omnicare or any Guarantor to any Restricted Subsidiary or any other Affiliate of Omnicare or such Guarantor;

        (i) Capital Stock of Omnicare or any Guarantor;

        (j) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the U.S. Code is without recourse to Omnicare or any Restricted Subsidiary; and

        (k) the 5% Convertible Subordinated Debentures due 2007.

    'Significant Subsidiary' means any Subsidiary that would be a 'significant subsidiary' as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

    'Stated Maturity' means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    'Subsidiary' means, with respect to any specified Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Restricted Subsidiaries or by such Person and one or more of its Restricted Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

    'Unrestricted Subsidiary' means any Subsidiary of Omnicare that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

    (1) has no Indebtedness other than Indebtedness that is without recourse to Omnicare or its Restricted Subsidiaries;

    (2) is not party to any agreement, contract, arrangement or understanding with Omnicare or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or

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

         understanding are not materially less favorable to Omnicare or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Omnicare;

    (3) is a Person with respect to which neither Omnicare nor any of its Restricted Subsidiaries has any (a) continuing direct or indirect obligation to subscribe for additional Equity Interests or (b) direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Omnicare or any of its Restricted Subsidiaries.

    In addition, any Subsidiary that constitutes a special purpose entity formed for the primary purpose of financing receivables or for the primary purpose of issuing trust preferred or similar securities in connection with a transaction permitted by the 'Incurrence of Indebtedness and Issuance of Preferred Stock' covenant, shall be an Unrestricted Subsidiary.

    Any designation of a Subsidiary of Omnicare as an Unrestricted Subsidiary after the date of the indenture will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption ' -- Certain Covenants -- Restricted Payments.' If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Omnicare as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption ' -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock,' Omnicare will be in default of such covenant. The Board of Directors of Omnicare may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption ' -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock,' calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

    'Voting Stock' of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    'Weighted Average Life to Maturity' means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2)  the then outstanding principal amount of such Indebtedness.

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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

    Concurrently with the closing of the private offering of the old notes, we entered into a new $495 million revolving credit facility, including a $25 million letter of credit subfacility, with Bank One, NA, having its principal office in Chicago, Illinois, 'Bank One', as administrative agent, Banc One Capital Markets, Inc., as joint lead arranger and sole book runner, UBS Warburg LLC, as joint lead arranger and syndication agent, Lehman Commercial Paper Inc., as syndication agent, SunTrust Bank, as documentation agent, and Deutsche Bank AG, New York Branch, as documentation agent, the 'New Credit Facility'. Subsequent to the closing of the New Credit Facility, we closed on an additional $5 million of commitments that has brought the total commitment to $500 million. The New Credit Facility consists of a $500 million revolving loan commitment that has a three-year final maturity and allows us to reduce the commitment in increments of $5 million. The $25 million letter of credit subcommitment allows for the issuance of letters of credit that have a maximum duration not to exceed the maturity of the facility. The New Credit Facility is guaranteed by subsidiaries that, together with Omnicare, Inc., in the aggregate account for at least 90% of our consolidated assets and revenues. Loans under the New Credit Facility bear interest, at our option, at a rate equal to either (i) the higher of (a) Bank One's prime rate or (b) the federal funds rate plus 0.50% or (ii)
(a) the quotient of (A) the interest rate in the London interbank market for loans of the same general interest period duration, divided by (B) one minus the maximum aggregate reserves imposed on Eurocurrency liabilities, plus
(b) between one and one-quarter percent and two and one-half percent, depending on certain senior long-term debt ratings.

    The New Credit Facility limits, among other things, our ability to incur contingent obligations, to make investments, to make additional acquisitions or merge with another entity, to sell or to create or incur liens on assets, to repay other indebtedness prior to its stated maturity (including the notes) and to amend the indenture relating to the notes. In addition, the New Credit Facility requires us to meet certain financial tests. We can reborrow amounts repaid under the New Credit Facility prior to maturity.

    The New Credit Facility replaced our two previous credit facilities that existed prior to the closing of the private offering of the old notes.

CONVERTIBLE NOTES


    We have outstanding $345 million aggregate principal amount of our 5% Convertible Subordinated Debentures due 2007. The convertible debentures bear interest at a rate of 5% per annum. Interest on the convertible debentures is payable semi-annually on June 1 and December 1. Principal on the convertible debentures is payable on December 1, 2007. The convertible debentures are redeemable in whole or in part at a price, expressed as a percentage of the principal amount, ranging from 103.5% during the period beginning December 6, 2000 and ending on November 30, 2001 to 100.5% for the period beginning December 1, 2006 and ending on November 30, 2007, in each case plus accrued interest. The convertible debentures are convertible at the option of the holder, unless previously redeemed, into our common stock at a conversion price of $39.60 per share, subject to adjustment in certain events. In the event of a Fundamental Change (as defined below), each holder of convertible debentures has the right, at the holder's option, to require us to redeem all or any part of the holder's convertible debentures at a price, expressed as a percentage of the principal amount, ranging from 103.5% during the period beginning December 6, 2000 and ending on November 30, 2001 to 100.5% for the period beginning December 1, 2006 and ending on November 30, 2007, in each case plus accrued interest. Our ability to repurchase the convertible debentures following a Fundamental Change is dependent upon our having sufficient funds and may be limited by the terms of our other indebtedness or the subordination provisions of the indenture relating to the convertible debentures.



    As defined in the indenture relating to the convertible debentures, 'Fundamental Change' means the occurrence of any transaction or event in connection with which all of our common stock is exchanged for, converted into, is acquired for, or constitutes in all material respects solely the right to receive, consideration which is not all or substantially all common stock listed, or upon consummation of or immediately following that transaction or event which will be listed, on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of

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automated dissemination of quotations of securities prices, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise.



    The old notes and the exchange notes offered by this prospectus are senior to the convertible debentures.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS


    The following is a discussion of the material U.S. federal income tax considerations relevant to the exchange of notes for the exchange notes pursuant to the exchange offer. This discussion is based upon currently existing provisions of the Internal Revenue code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date of this prospectus and all of which are subject to change, possibly on a retroactive basis. The Internal Revenue Service may take positions contrary to those taken in this discussion, and no ruling from the Internal Revenue Service has been or will be sought. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular holders of exchange notes in light of their individual circumstances, not does it address the U.S. federal income tax considerations that may be relevant to holders subject to special rules, including, for example, banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities, and persons holding exchange notes as part of a hedging or conversion transaction or a straddle.


    Holders are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences to them of exchanging old notes for exchange notes, as well as the tax consequences under state, local, foreign and other tax laws, and the possible effects of changes in tax laws.

    We believe that the exchange of old notes for the exchange notes pursuant to the exchange offer will not be treated as an 'exchange' for U.S. federal income tax purposes. Consequently, we believe that a holder that exchanges old notes for exchange notes pursuant to the exchange offer will not recognize taxable gain or loss on such exchange, such holder's adjusted tax basis in the exchange notes will be the same as its adjusted tax basis in the old notes exchanged therefor immediately before such exchange, and such holder's holding period for the exchange notes will include the holding period for the old notes exchanged therefor.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for old notes acquired as a result of market making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of those exchange notes. We have
agreed that, until        , or until all restricted securities covered by the
exchange offer registration statement have been sold, whichever period is shorter, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with those resales.



    We will not receive any proceeds from any sale of exchange notes by broker-dealers.



    Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market,

      in negotiated transactions,

      through the writing of options on the exchange notes or

      a combination of such methods of resale,

at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.


    Resales by broker-dealers may be made


      directly to purchasers or

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


      to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer or the purchasers of those exchange notes.



    Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an 'underwriter' within the meaning of the Securities Act of 1933 and any profit on the resale of the exchange notes and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act of 1933.



    Up until             , we will promptly send additional copies of this
prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to our obligations in connection with the exchange offer, other than commissions and concessions of any broker-dealer and will indemnify the holders of the old notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act of 1933.


                                 LEGAL MATTERS

    The validity of the exchange notes will be passed upon for us by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

    The financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934 with the SEC. You may read and copy any document we file at the following SEC public reference rooms:

450 5th Street, N.W.     Seven World Trade Center    Citicorp Center
Room 1024                Suite 1300                  500 West Madison Street
Washington, D.C. 20549   New York, NY 10048          Suite 1400
                                                     Chicago, IL 60661

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    Our SEC filings are also available from the SEC's web site at: http://www.sec.gov.

    Copies of these reports, proxy statements and other information also can be inspected at the following address:

                              New York Stock Exchange
                              20 Broad Street
                              New York, New York 10005

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

            DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

    We are incorporating the following documents by reference into this prospectus. The information in these documents is considered a part of this prospectus, and documents filed later with the SEC will update and supercede this information.


             REPORT                                        PERIOD
             ------                                        ------
Annual Report on Form 10-K.......  Fiscal year ended December 31, 2000 (including those portions of our Definitive Proxy Statement dated
                                   April 10, 2001 incorporated by reference therein),
                                   filed March 30, 2001.
Quarterly Report on Form 10-Q....  Quarterly period ended June 30, 2001, filed
                                   August 13, 2001.
Current Reports on Form 8-K......  Current Reports dated March 6, 2001 (exclusive of portions thereof, including exhibits, filed pursuant to
                                   Item 9 of Form 8-K) and March 15, 2001, filed on
                                   March 6, 2001 and March 23, 2001, respectively.





    Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the exchange offer expires will also be incorporated by reference in this prospectus.

    You may request a copy of our filings by writing or telephoning us at the following address:

       Omnicare, Inc.
       Attention: Peter Laterza -- Vice President and General Counsel 100 East RiverCenter Blvd., Suite 1600
       Covington, Kentucky 41011
       (859) 392-3300

    Descriptions in this prospectus, including those contained in the documents incorporated by reference, of contracts and other documents are not necessarily complete and, in each instance, reference is made to the copies of these contracts and documents filed as exhibits to the documents incorporated by reference in this prospectus.

           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
------------------------------------------------------------------
AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE THREE YEARS ENDED
  DECEMBER 31, 2000
Report of Independent Accountants...........................   F-2
Consolidated Statement of Income............................   F-3
Consolidated Balance Sheet..................................   F-4
Consolidated Statement of Cash Flows........................   F-5
Consolidated Statement of Stockholders' Equity..............   F-6
Notes to Consolidated Financial Statements..................   F-7

UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE THREE AND SIX
  MONTHS ENDED JUNE 30, 2000 AND 2001
Consolidated Statement of Income............................  F-26
Consolidated Balance Sheet..................................  F-27
Consolidated Statement of Cash Flows........................  F-28
Notes to Consolidated Financial Statements..................  F-29

                       REPORT OF INDEPENDENT ACCOUNTANTS

[LOGO]

To the Stockholders and
Board of Directors of Omnicare, Inc.

      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Omnicare, Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
February 2, 2001, except for the
first paragraph of Note 6, as to which
the date is March 28, 2001

                        CONSOLIDATED STATEMENT OF INCOME

Omnicare, Inc. and Subsidiary Companies
(In thousands, except per share data)

                                                             For the years ended December 31,
                                                           2000           1999             1998
-------------------------------------------------------------------------------------------------
Sales                                                    $1,971,348     $1,861,921     $1,517,370
Cost of sales                                             1,445,955      1,338,638      1,058,743
-------------------------------------------------------------------------------------------------
Gross profit                                                525,393        523,283        458,627
Selling, general and administrative expenses                367,507        351,639        283,438
Acquisition expenses, pooling-of-interests (Note 2)            --              (55)        15,441
Restructuring and other related charges (Note 12)            27,199         35,394          3,627
-------------------------------------------------------------------------------------------------
Operating income                                            130,687        136,305        156,121
Investment income                                             1,910          1,532          3,356
Interest expense                                            (55,074)       (46,166)       (23,611)
-------------------------------------------------------------------------------------------------
Income before income taxes                                   77,523         91,671        135,866
Income taxes                                                 28,706         33,950         55,487
-------------------------------------------------------------------------------------------------
  Net income                                             $   48,817     $   57,721     $   80,379
=================================================================================================
Earnings per share:
  Basic                                                  $     0.53     $     0.63     $     0.90
=================================================================================================
  Diluted                                                $     0.53     $     0.63     $     0.90
=================================================================================================
Weighted average number of common shares outstanding:
  Basic                                                      92,012         90,999         89,081
=================================================================================================
  Diluted                                                    92,012         91,238         89,786
=================================================================================================
Comprehensive income                                     $   47,616     $   56,673     $   80,431
=================================================================================================

The Notes to Consolidated Financial Statements are an integral part of this statement.

                           CONSOLIDATED BALANCE SHEET

Omnicare, Inc. and Subsidiary Companies
(In thousands, except share data)

                                                                                                    December 31,
                                                                                                 2000            1999
--------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                                      $  111,607     $   97,267
  Restricted cash                                                                                     2,300           --
  Accounts receivable, less allowances of $40,497 (1999-$36,883)                                    440,785        422,283
  Unbilled receivables                                                                               18,933         18,450
  Inventories                                                                                       129,404        120,280
  Deferred income tax benefits                                                                       26,338         17,336
  Other current assets                                                                               88,371         76,729
--------------------------------------------------------------------------------------------------------------------------
    Total current assets                                                                            817,738        752,345
Properties and equipment, at cost less accumulated depreciation of $132,308 (1999-$106,022)         158,535        162,133
Goodwill, less accumulated amortization of $115,832 (1999-$83,243)                                1,168,151      1,188,941
Other noncurrent assets                                                                              65,794         64,554
--------------------------------------------------------------------------------------------------------------------------
    Total assets                                                                                 $2,210,218     $2,167,973
==========================================================================================================================
LIABILITIES AND STOCKHOLDERS'EQUITY
Current liabilities:
  Accounts payable                                                                               $  118,941     $  108,189
  Amounts payable pursuant to acquisition agreements                                                  4,372          9,053
  Current portion of long-term debt                                                                   1,619         77,413
  Accrued employee compensation                                                                      30,113         50,498
  Deferred revenue                                                                                   28,333         24,321
  Income taxes payable                                                                               14,238           --
  Other current liabilities                                                                          59,393         52,769
--------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                                       257,009        322,243
Long-term debt                                                                                      435,706        391,944
5% convertible subordinated debentures, due 2007                                                    345,000        345,000
Deferred income taxes                                                                                63,579         37,360
Amounts payable pursuant to acquisition agreements                                                   12,675         13,878
Other noncurrent liabilities                                                                         27,826         29,168
--------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                             1,141,795      1,139,593
Stockholders' equity:
  Preferred stock, no par value, 1,000,000 shares authorized, none issued and outstanding              --             --
  Common stock, $1 par value, 200,000,000 shares authorized, 92,730,600 shares issued
    and outstanding (1999-91,611,800 shares issued and outstanding)                                  92,731         91,612
  Paid-in capital                                                                                   692,695        684,419
  Retained earnings                                                                                 315,638        275,114
--------------------------------------------------------------------------------------------------------------------------
                                                                                                  1,101,064      1,051,145
  Treasury stock, at cost-574,200 shares (1999-325,500 shares)                                      (10,808)        (6,950)
  Deferred compensation                                                                             (18,915)       (14,098)
  Accumulated other comprehensive income                                                             (2,918)        (1,717)
--------------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity                                                                    1,068,423      1,028,380
--------------------------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity                                                   $2,210,218     $2,167,973
==========================================================================================================================

The Notes to Consolidated Financial Statements are an integral part of this statement.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

Omnicare, Inc. and Subsidiary Companies
(In thousands)

                                                                          For the years ended December 31,
                                                                          2000          1999         1998
-----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                               $ 48,817    $  57,721    $  80,379
Adjustments to reconcile net income to net cash
  flows from operating activities:
    Depreciation                                                           32,211       32,682       22,977
    Amortization                                                           41,762       36,682       24,659
    Provision for doubtful accounts                                        26,729       22,056       12,405
    Deferred tax provision                                                 19,767       23,073        7,579
    Non-cash portion of restructuring charges                               6,804        4,198        1,948
    Unrealized appreciation in fair value of investments                      493           --           --
Changes in assets and liabilities, net of effects
  from acquisition of businesses:
    Accounts receivable and unbilled receivables                          (44,314)     (83,959)     (84,276)
    Inventories                                                            (8,988)       1,146      (18,786)
    Current and noncurrent assets                                         (11,203)     (43,837)     (15,466)
    Accounts payable                                                       11,115       29,072       27,413
    Accrued employee compensation                                         (14,436)      15,202        3,999
    Deferred revenue                                                        4,012        5,278       (3,190)
    Current and noncurrent liabilities                                     19,932        1,800       29,866
-----------------------------------------------------------------------------------------------------------
         Net cash flows from operating activities                         132,701      101,114       89,507
-----------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Acquisition of businesses                                               (41,664)    (144,079)    (398,686)
  Capital expenditures                                                    (32,423)     (58,749)     (53,179)
  Transfer of cash to trusts for employee health and severance costs,
    net of payments out of the trust                                       (2,300)          --           --
  Marketable securities                                                        --           --        2,084
  Other                                                                       271         (689)          63
-----------------------------------------------------------------------------------------------------------
         Net cash flows from investing activities                         (76,116)    (203,517)    (449,718)
-----------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Borrowings on line of credit facilities                                      --      170,000      305,000
  Payments on line of credit facilities                                   (30,000)     (10,000)          --
  Principal payments on long-term obligations                              (1,838)      (3,502)     (22,796)
  Fees paid for financing arrangements                                       (635)        (641)      (1,761)
  (Payments) for and proceeds from exercise of stock options
    and warrants, net of stock tendered in payment                         (1,011)      (2,152)       3,050
  Dividends paid                                                           (8,293)      (8,203)      (6,841)
-----------------------------------------------------------------------------------------------------------
        Net cash flows from financing activities                          (41,777)     145,502      276,652
-----------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                      (468)        (144)        (191)
-----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                       14,340       42,955      (83,750)
Cash and cash equivalents at beginning of period                           97,267       54,312      138,062
-----------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                               $111,607    $  97,267    $  54,312
===========================================================================================================

The Notes to Consolidated Financial Statements are an integral part of this statement.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

Omnicare, Inc. and Subsidiary Companies
(In thousands, except per share data)

                                                                                                      Accumulated
                                                                                          Unallocate      Other         Total
                                  Common    Paid-in    Retained    Treasury    Deferred    Stock of  Comprehensive   Stockholders'
                                   Stock    Capital    Earnings      Stock   Compensation    ESOP        Income          Equity
----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997      $88,261   $609,117    $151,153  $ (2,926)   $(14,807)     $(940)      $  (105)   $   829,753
  Pooling-of-interests (Note 2)       549        803       1,245        --          --         --            --          2,597
  Net income                           --         --      80,379        --          --         --            --         80,379
  Dividends paid ($0.08 per share)     --         --      (6,841)       --          --         --            --         (6,841)
  Stock and warrants issued in
    connection with acquisitions      868     39,312          --    (4,107)         --         --            --         36,073
  Exercise of warrants                175      1,965          --       518          --         --            --          2,658
  Exercise of stock options           232        894          --     3,669          --         --            --          4,795
  Stock awards, net of
  amortization                        375     12,134          --    (1,320)      1,875         --            --         13,064
  Decrease in unallocated stock        --         --          --        --          --        940            --            940
  Cumulative translation
    adjustment                         --         --          --        --          --         --            52             52
  Other                                --         --           1        --          --         --            --              1
----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998       90,460    664,225     225,937    (4,166)    (12,932)        --           (53)       963,471
  Pooling-of-interests (Note 2)       333        326        (297)       --          --         --            --            362
  Net income                           --         --      57,721        --          --         --            --         57,721
  Dividends paid ($0.09 per share)     --         --      (8,203)       --          --         --            --         (8,203)
  Stock and warrants issued in
    connection with acquisitions      151      3,799          --        (3)         --         --            --          3,947
  Stock acquired for benefit plans     --         --          --    (1,092)         --         --            --         (1,092)
  Exercise of warrants                 52        697          --        --          --         --            --            749
  Exercise of stock options            14       (437)         --       806          --         --            --            383
  Stock awards, net of
    amortization                      602     15,809          --    (2,495)     (1,166)        --            --         12,750
  Cumulative translation
    adjustment                         --         --          --        --          --         --        (1,664)        (1,664)
  Other                                --         --         (44)       --          --         --            --            (44)
----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999       91,612    684,419     275,114    (6,950)    (14,098)        --        (1,717)     1,028,380
  Net income                           --         --      48,817        --          --         --            --         48,817
  Dividends paid ($0.09 per share)     --         --      (8,293)       --          --         --            --         (8,293)
  Stock acquired for benefit plans     --         --          --       (88)         --         --            --            (88)
  Exercise of stock options           173      1,559          --    (1,882)         --         --            --           (150)
  Stock awards, net of
    amortization                      946      7,161          --    (1,840)     (4,817)        --            --          1,450
  Cumulative translation
    adjustment                         --         --          --        --          --         --        (1,694)        (1,694)
  Unrealized appreciation in fair
    value of investments               --         --          --        --          --         --           493            493
  Other                                --       (444)         --       (48)         --         --            --           (492)
----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000      $92,731   $692,695    $315,638  $(10,808)   $(18,915)      $ --       $(2,918)   $ 1,068,423
==================================================================================================================================

The Notes to Consolidated Financial Statements are an integral part of this statement.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               Note 1 - Summary of
                        Significant Accounting Policies
                        -------------------------------

                           Principles of Consolidation
     The consolidated financial statements of Omnicare, Inc. ("Omnicare" or the "Company") include the accounts of all wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                   Translation of Foreign Financial Statements
     Assets and liabilities of the Company's foreign operations are translated at the year-end rate of exchange, and the income statements are translated at the average rate of exchange for the year. Gains or losses from translating foreign currency financial statements are accumulated in a separate component of stockholders' equity.

                                Cash Equivalents
     Cash equivalents include all investments in highly liquid instruments with original maturities of three months or less.

                                   Inventories
     Inventories consist primarily of purchased pharmaceuticals and medical supplies held for sale to customers and are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.

                            Properties and Equipment
     Properties and equipment are stated at cost. Expenditures for maintenance, repairs, renewals and betterments that do not materially prolong the useful lives of the assets are charged to expense as incurred. Depreciation of properties and equipment is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to forty years. Leasehold improvements are amortized over the lesser of the lease terms, including renewal options, or their useful lives.

                                     Leases
     Leases that substantially transfer all of the benefits and risks of ownership of property to Omnicare or otherwise meet the criteria for capitalizing a lease under generally accepted accounting principles are accounted for as capital leases. An asset is recorded at the time a capital lease is entered into together with its related long-term obligation to reflect its purchase and financing. Property and equipment recorded under capital leases are depreciated on the same basis as previously described. Rental payments under operating leases are expensed as incurred.

                     Goodwill, Intangibles and Other Assets
     Intangible assets, comprised primarily of goodwill arising from business combinations accounted for as purchase transactions, are amortized using the straight-line method over forty years.
     At each balance sheet date, the Company reviews the recoverability of goodwill. The measurement of possible impairment is based primarily on the ability to recover the balance of the goodwill from expected future operating cash flows on an undiscounted basis. In management's opinion, no such impairment exists as of December 31, 2000 or 1999.
     Debt issuance costs as of December 31, 2000 and 1999 are included in other assets and are amortized using the straight-line method (which approximates the effective interest method) over the life of the related debt.

                       Fair Value of Financial Instruments
     The fair value of the Company's line of credit facilities approximates their carrying value, and the fair value of the convertible subordinated debentures was $277.7 million at December 31, 2000.

                               Revenue Recognition
     Revenue is recognized when products or services are delivered or provided to the customer. Asignificant portion of the Company's revenues from sales of pharmaceutical and medical products is reimbursable from Medicaid and Medicare programs. The Company monitors its receivables from these reimbursement sources under policies established by management and reports such revenues at the net realizable amount expected to be received from these third-party payors.
     Additionally, a portion of the Company's revenues are earned by performing services under contracts with various pharmaceutical, biotechnology, medical device and diagnostics companies, based on contract terms. Most of the contracts provide for services to be performed on a units of service basis. These contracts specifically identify the units of service and unit pricing. Under these contracts, revenue is generally recognized upon completion of the units of service, unless the units of service are performed over an extended period of time. For extended units of service, revenue is recognized based on labor hours expended as a percentage of total labor hours expected to be expended. For time-and-materials contracts, revenue is recognized at contractual hourly rates, and for fixed-price contracts revenue is recognized using a method similar to that used for extended units of service. The Company's contracts provide for price renegotiations upon scope of work changes. The Company recognizes revenue related to these scope changes when underlying services are performed and realization is assured. In a number of cases, clients are required to make termination payments in addition to payments for services already rendered. Any anticipated losses resulting from contract performance are charged to earnings in the period identified. Billings and payments are specified in each contract. Revenue recognized in excess of billings is classified as unbilled receivables, while billings in excess of revenue are classified as deferred revenue on the accompanying balance sheets.

                                Income Taxes
     The Company accounts for income taxes using the asset and liability method under which deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             Earnings Per Share Data
     Basic earnings per share are computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share include the dilutive effect of stock options and warrants. The $345.0 million of 5.0% Convertible Subordinated Debentures due 2007 were not included in the diluted earnings per share calculations during the three years ended December 31, 2000 since the impact was antidilutive.

                              Comprehensive Income
     Comprehensive income of the Company differs from net income due to foreign currency translation adjustments and unrealized appreciation in the fair value of investments.

                      Recently Issued Accounting Standards
     Statement of Financial Accounting Standards ("SFAS") No. 133,
"Accounting for Derivative Instruments and Hedging Activities," as amended, establishes accounting and reporting standards for derivative instruments and hedging activities and requires recognition of all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. SFAS No. 133, as amended, is effective for fiscal years beginning after June 15, 2000 and its adoption on January 1, 2001 did not have a material effect on the Company's consolidated financial statements.

                             Use of Estimates in the
                       Preparation of Financial Statements
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting periods, and amounts reported in the accompanying notes. Actual results could differ from those estimates.

                                Reclassifications
     Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

                              Note 2 - Acquisitions
                              ---------------------
     Since 1989, the Company has been involved in a program to acquire providers of pharmaceutical products and related pharmacy management services and medical supplies to long-term care facilities and their residents. The Company's strategy has included the acquisition of freestanding institutional pharmacy businesses as well as other assets, generally insignificant in size, which have been combined with existing pharmacy operations to augment their internal growth. From time to time, the Company may acquire other businesses such as long-term care software companies, contract research organizations, pharmacy consulting companies and medical supply companies, which complement the Company's core business. No acquisitions of businesses were completed during the year ended December 31, 2000.
     During the year ended December 31, 1999, the Company completed five acquisitions (excluding insignificant acquisitions), all of which were institutional pharmacy businesses. Four of the acquisitions were accounted for as purchases and one as a pooling-of-interests. The impact of the pooling-of-interests transaction on the Company's historical consolidated financial statements was not material. Consequently, prior period and current year financial statements were not restated for this transaction.
     During the year ended December 31, 1998, the Company completed 15 acquisitions (excluding insignificant acquisitions), including 12 institutional pharmacy businesses, a long-term care software company and two contract research organizations. Eleven of the acquisitions were accounted for as purchases and four as poolings-of-interests. The impact of the CompScript, Inc. ("CompScript") and IBAH, Inc. ("IBAH") pooling-of-interests transactions, discussed below in the "Pooling-of-Interests" section, on the Company's historical consolidated financial statements was material. Consequently, Omnicare's financial statements were restated to include the accounts and results of operations of CompScript and IBAH for all periods presented. The impact of the other two pooling-of-interests transactions completed by Omnicare on the Company's historical consolidated financial statements was not material. Consequently, prior period and current year financial statements were not restated for these transactions.

                                    Purchases
     For all acquisitions accounted for as purchases, including insignificant acquisitions, the purchase price paid for each has been allocated to the fair value of the assets acquired and liabilities assumed. Purchase price allocations are subject to final determination within one year after the acquisition date.
     On June 2, 1999, Omnicare announced the completion of the acquisition of the institutional pharmacy operations of Life Care Pharmacy Services, Inc. ("Life Care"), an affiliate of Life Care Centers of America, for approximately $63 million in cash and 300,000 warrants to purchase Omnicare common stock at $29.70 per share. The warrants have a seven-year term and are first exercisable in June 2002. Life Care had, at the time of the acquisition, contracts to provide comprehensive pharmacy and related consulting services to approximately 17,000 residents in twelve states.
     On September 17, 1998, Omnicare announced the completion of the acquisition of the institutional pharmacy operations of Extendicare Health Services, Inc. ("EHSI"), a wholly owned subsidiary of Extendicare Inc., for approximately $250 million in cash, 125,000 shares of Omnicare common stock and 1.5 million warrants to purchase Omnicare common stock at $48.00 per share. The warrants have a seven-year term and are first exercisable in September 2001. Based in Milwaukee, Wisconsin, the

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

pharmacy business of EHSI, operating under the name United Professional Companies, Inc., had, at the time of the acquisition, contracts to provide comprehensive pharmacy, related consulting and infusion therapy services to approximately 55,000 residents in more than 550 facilities in 12 states.
     The following table summarizes the aggregate purchase price for all businesses acquired which have been accounted for as purchases (in thousands):

                                             Businesses acquired in
                                              1999            1998
--------------------------------------------------------------------
Cash                                        $ 95,058        $342,460
Amounts payable in the future                  8,805          13,749
Common stock                                   2,482          22,314
Warrants                                       1,644          10,509
--------------------------------------------------------------------
                                            $107,989        $389,032
====================================================================

     Cash in the above table represents payments made in the year of acquisition, including retirement of indebtedness. This amount differs from cash paid for acquisition of businesses in the Consolidated Statement of Cash Flows due primarily to purchase price payments made during the year pursuant to acquisition agreements entered into in prior years.
     Warrants outstanding as of December 31, 2000, issued in prior years in connection with acquisitions, represent the right to purchase 2.0 million shares of Omnicare common stock. These warrants can be exercised at any time through 2006 at prices ranging from $14.25 to $48.00 per share. There were no warrants to purchase shares of common stock exercised in 2000.
     The purchase agreements for acquisitions generally include clauses whereby the seller will or may be paid additional consideration at a future date depending on the passage of time and/or whether certain future events occur. The agreements also include provisions containing a number of representations and covenants by the seller and provide that if those representations or covenants are violated or found not to have been true, Omnicare may offset any payments required to be made at a future date against any claims it may have under indemnity provisions in the agreement. There are no significant anticipated future offsets against acquisition related payables and/or contingencies under indemnity provisions as of December 31, 2000 and 1999. Amounts contingently payable (primarily earnout payments) through 2001 total approximately $15 million as of December 31, 2000 and, if paid, will be recorded as additional purchase price, serving to increase goodwill in the period in which the contingencies are resolved and payment is made.
     The results of operations of the companies acquired in purchase transactions have been included in the consolidated results of operations of the Company from the dates of acquisition.
     Unaudited pro forma combined results of operations of the Company for the year ended December 31, 1999 are presented below. Such pro forma presentation has been prepared assuming that the acquisitions had been made as of January 1, 1999 and includes pooling-of-interests expenses and restructuring and other related charges (in thousands, except per share data).

                             For the year ended December 31,
                                                       1999
                  ------------------------------------------
                  Pro Forma
                  Sales                           $1,883,987
                  Net income                          57,522
                  Earnings per share:
                    Basic                         $     0.63
                    Diluted                       $     0.63
                  ------------------------------------------

     The pro forma information does not purport to be indicative of operating results which would have occurred had the acquisitions been made at the beginning of the period or of results which may occur in the future. The primary pro forma adjustments reflect amortization of goodwill acquired on a straight-line basis over 40 years and interest costs. The pro forma information does not give effect to any synergies anticipated by the Company's management as a result of the acquisitions, in particular improvements in gross margin attributable to the Company's purchasing leverage associated with purchases of pharmaceuticals and the elimination of duplicate payroll and other operating expenses.
                              Pooling-of-Interests
     On June 26, 1998, the Company completed the acquisition of CompScript in a pooling-of-interests transaction. Pursuant to the terms of the merger agreement, CompScript stockholders received .12947 of a share of Omnicare common stock for each share owned of CompScript commonstock. Omnicare issued approximately 1.8 million shares of its common stock with a value of approximately $67 million in this transaction.
     CompScript is a Boca Raton, Florida-based provider of comprehensive pharmacy management, infusion therapy and related consulting services to the long-term care, alternate care and managed care markets. At the time of the acquisition, CompScript served approximately 20,000 residents in 137 long-term care facilities in five states.
     On June 29, 1998, the Company completed the acquisition of IBAH in a pooling-of-interests transaction. Pursuant to the terms of the merger agreement, IBAH stockholders received .1638 of a share of Omnicare common stock for each share owned of IBAH common stock. Omnicare issued approximately 4.3 million shares of its common stock with a value of approximately $159 million in this transaction.
     IBAH, then headquartered in Blue Bell, Pennsylvania, is an international provider of comprehensive product development services to client companies in the

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

pharmaceutical, biotechnology, medical device and diagnostics industries. IBAH offers services for all stages of drug development that are intended to help client companies to accelerate products from discovery through development and commercialization more cost effectively.
     Net sales and net income (including pooling-of-interests expenses and restructuring and other related charges) for Omnicare, CompScript and IBAH for the period prior to the transactions are as follows (in thousands):

                             Omnicare  CompScript    IBAH       Total
-----------------------------------------------------------------------
Six months ended
June 30, 1998
  Sales                      $616,453   $28,237     $53,762    $698,452
  Net income (loss)            35,085    (2,147)     (4,426)     28,512

     In connection with the CompScript and IBAH mergers, in the second quarter of 1998, Omnicare recorded a charge to operating expenses of $17.7 million ($15.4 million after taxes) for direct and other merger-related costs pertaining to the merger transactions and certain related restructuring actions.
     Merger transaction costs consisted primarily of fees for investment bankers, attorneys, accountants, financial printing and other related charges. Restructuring costs include severance and exit costs. Details of these costs follow (in thousands):

                                              Balance at             Balance at
                       Initial     1998       December 31,   1999    December 31,
                       Provision  Activity       1998      Activity     1999
--------------------------------------------------------------------------------
Merger
 transaction
 costs                 $14,096     $(7,536)     $6,560      $(6,560) $     --
Restructuring
 costs:
  Employee
   severance             1,413        (395)      1,018       (1,018)       --
  Exit costs             2,214      (1,502)        712         (712)       --
--------------------------------------------------------------------------------
Total                  $17,723     $(9,433)     $8,290      $(8,290) $     --
================================================================================

     Restructuring costs include the costs of restructuring the CompScript mail order pharmacy business and the cancellation of agreements with certain CompScript vendors, as well as severance and exit costs associated with the consolidation of certain IBAH facilities and the restructuring of IBAH's pharmaceutics business. Collectively, these actions resulted in the reduction of approximately 20 employees. Included in the exit costs were $1.9 million of non-cash items. All actions relating to these restructuring activities have been completed.
     In accordance with accounting rules for pooling-of-interests transactions, charges to operating income for acquisition-related expenses were recorded upon completion of the pooling acquisitions. There were no acquisition-related expenses in 2000. Acquisition-related expenses totaled $0.8 million ($0.6 million aftertax) for the 1999 transactions and $15.4 million ($13.9 million aftertax) for the 1998 transactions. During 1999, the Company recorded income of $0.9 million ($1.0 million aftertax) relating to the net reversal of estimated CompScript and IBAH acquisition-related expenses resulting from the finalization of those costs.

                       Note 3 - Cash and Cash Equivalents
                       ----------------------------------

A summary of cash and cash equivalents follows
(in thousands):

                                                   December 31,
                                               2000           1999
--------------------------------------------------------------------
Cash (including restricted cash)             $ 64,899        $37,115
Money market funds                              6,668          8,658
U.S. government-backed
 repurchase agreements                         42,340         51,494
--------------------------------------------------------------------
                                             $113,907        $97,267
====================================================================

     Repurchase agreements represent investments in U.S. government-backed securities (government agency and treasury issues at December 31, 2000 and 1999, respectively), under agreements to resell the securities to the counterparty. The term of the agreement usually spans overnight, but in no case is longer than 30 days. The Company has a collateralized interest in the underlying securities of repurchase agreements, which are segregated in the accounts of the bank counterparty.

                       Note 4 - Properties and Equipment
                       ---------------------------------

      Asummary of properties and equipment follows (in thousands):

                                                December 31,
                                          2000                 1999
---------------------------------------------------------------------
Land                                  $   1,553             $   1,553
Buildings and building improvements       6,347                 6,246
Computer hardware and software          119,829               103,164
Machinery and equipment                  95,621                92,925
Furniture, fixtures and
 leasehold improvements                  67,493                64,267
---------------------------------------------------------------------
                                        290,843               268,155
Accumulated depreciation               (132,308)             (106,022)
---------------------------------------------------------------------
                                      $ 158,535             $ 162,133
=====================================================================

                          Note 5 - Leasing Arrangements
                          -----------------------------
     The Company has operating leases that cover various real and personal property. In most cases, the Company expects that these leases will be renewed or replaced by other leases in the normal course of business. There are no significant contingent rentals in the Company's operating leases.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 2000 (in thousands):

2001                                                $ 19,406
2002                                                  17,697
2003                                                  15,109
2004                                                  12,452
2005                                                   9,799
Later years                                           36,059
------------------------------------------------------------
Total minimum payments required                     $110,522
============================================================

     Total rent expense under operating leases for the years ended December 31, 2000, 1999 and 1998 were $27.9 million, $25.3 million and $20.5 million, respectively.

                             Note 6 - Long-Term Debt
                             -----------------------
     On March 20, 2001, the Company completed the issuance of $375.0 million of 8.125% senior subordinated notes due 2011 (the "Senior Notes"). Concurrent with the issuance of the Senior Notes, the Company entered into a new three-year syndicated $495.0 million revolving credit facility (the "Revolving Credit Facility"), including a $25.0 million letter of credit subfacility, with various lenders. Net proceeds from the Senior Notes of approximately $365 million and borrowings under the new credit facility of approximately $70 million were used to repay outstanding indebtedness under the Company's existing credit facilities, which totaled $435.0 million at December 31, 2000, and such existing facilities were terminated. Subsequent to the closing of the Revolving Credit Facility, the Company received commitments from additional banks that will allow it to increase the size of the Revolving Credit Facility to $500.0 million. The Company has classified the $435.0 million as long-term debt at December 31, 2000 based on the transactions described above. The discussion which follows relates to the long-term debt facilities in existence at December 31, 2000.
     A summary of long-term debt follows (in thousands):

                                            December 31,
                                         2000          1999
------------------------------------------------------------
Revolving line-of-credit facilities    $435,000     $465,000
5% Convertible Subordinated
 Debentures due 2007                    345,000      345,000
Capitalized lease obligations             2,325        4,357
------------------------------------------------------------
                                        782,325      814,357
Less current portion                     (1,619)     (77,413)
------------------------------------------------------------
                                       $780,706     $736,944
============================================================

     The following is a schedule of required long-term debt payments due during each of the next five years and thereafter, as of December 31, 2000 (in thousands):

2001                                  $  1,619
2002                                       502
2003                                        80
2004                                    60,026
2005                                        98
Later years                            720,000
----------------------------------------------
                                      $782,325
==============================================

     Total interest payments made for the years ended December 31, 2000, 1999 and 1998 were $54.0 million, $46.2 million and $22.1 million, respectively.

                           Revolving Credit Facilities
     In 1996, the Company negotiated a five-year, $400.0 million line of credit agreement with a consortium of sixteen banks. Borrowings under this agreement bear interest based upon LIBOR plus a spread of 90 to 125 basis points, depending on the Company's fixed charge coverage ratio, or other rates negotiated with the banks. Additionally, a commitment fee on the unused portion of the agreement ranges from 20 to 35 basis points, and is also based on the Company's fixed charge coverage ratio. A utilization fee also applies to this agreement and requires an additional spread of 10 to 25 basis points whenever borrowings exceed 50% of the $400.0 million line of credit. The agreement contains covenants which include a fixed charge coverage ratio and minimum consolidated net worth levels. The Company is in compliance with these covenants. The total amount outstanding under the five-year agreement as of December 31, 2000 was $390.0 million.
     In 1998, the Company amended its five-year, $400.0 million line of credit agreement to, among other modifications, permit an additional 364-day, $400.0 million line of credit facility, which is convertible at maturity into a one-year term loan. During 2000, Omnicare renewed this 364-day, line of credit facility until the third quarter of 2001, at a $300.0 million level. Borrowings under this facility bear interest at a rate based on LIBOR plus a spread of 100 to 200 basis points, dependent on the Company's debt ratings from Moody's Investors Service, Inc. ("Moody's") and Standard & Poors Ratings Group ("S&P"). A commitment fee on the unused portion of the facility ranges from 20 to 50 basis points, and is also based on the Company's debt ratings from Moody's and S&P. The facility contains covenants which include a fixed charge coverage ratio and minimum consolidated net worth levels. The Company is in compliance with these covenants. The total amount outstanding under the 364-day credit facility at December 31, 2000 was $45.0 million.
     In connection with the amended five-year, $400.0 million credit agreement and the renewed 364-day, $300.0 million line of credit facility, the Company has deferred $3.4 million in debt issuance costs which is being amortized over the life

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of the agreements. The Company amortized approximately $1.2 million and $0.9 million of deferred debt issuance costs relating to the revolving credit facilities in 2000 and 1999, respectively, and none in 1998.

                      Convertible Subordinated Debentures
     On December 10, 1997, the Company issued $345.0 million principal amount of 5.0% Convertible Subordinated Debentures ("Debentures") due 2007. The Debentures are convertible into common stock at any time after March 4, 1998 at the option of the holder at a price of $39.60 per share. In connection with the issuance of the Debentures in 1997, the Company deferred $8.5 million in debt issuance costs. The Company amortized $0.9 million of this deferred debt issuance costs relating to the Debentures in each of the three years ended December 31, 2000.

                               ESOP Loan Guarantee
     In 1988, the Company established an Employee Stock Ownership Plan ("ESOP") which covers certain acquired entities' employees and corporate headquarter's employees. The ESOP used proceeds from a $4 million bank loan to purchase approximately 2.0 million shares of the Company's common stock on the open market at prices ranging from $1.94 to $2.13 per share. The Company guaranteed the repayment of this obligation. Accordingly, the ESOP bank debt was recorded as long-term debt with a corresponding reduction of stockholders' equity in the consolidated balance sheet. The final installment payment on the ESOP debt was made in 1998.
     The ESOP serviced its debt with Company contributions made on behalf of its employees, which were previously made to the Company's Employee Savings and Investment Plan, and dividends received on shares held by the ESOP trust. Principal and interest payments on the ESOP debt were made in increasing quarterly installments over a ten-year period. The ESOP debt bore interest at a rate of 7% per annum and was secured by the unallocated shares of common stock held by the ESOP trust. There were no unallocated shares at December 31, 2000 and 1999.
     The Company funded ESOP expense as accrued. The components of total ESOP expense for the year ended December 31, 1998 were as follows (in thousands):

Interest expense                                    $  30
Principal payments                                    940
Dividends on ESOP stock                              (102)
---------------------------------------------------------
                                                    $ 868
=========================================================

                         Note 7 - Stock Incentive Plans
                         ------------------------------
     The Company has three stock incentive plans under which it may grant stock-based incentives to key employees.
     Under the 1992 Long-Term Stock Incentive Plan, the Company may grant stock awards, and stock options may be granted at a price equal to the fair market value at the date of grant. Under this plan, stock options generally become exercisable beginning one year following the date of grant and vest in four equal annual installments. As of December 31, 2000, approximately 0.9 million shares were available for grant under this plan.
     During 1995, the Company's Board of Directors and stockholders approved the 1995 Premium-Priced Stock Option Plan, providing options to purchase 2.5 million shares of Company common stock available for grant at an exercise price of 125% of the stock's fair market value at the date of grant. As of December 31, 2000, no shares were available for grant under this plan.
     During 1998, the Company's Board of Directors approved the 1998 Long-Term Employee Incentive Plan (the "1998 Plan"), under which the Company was authorized to grant stock-based incentives to employees (excluding executive officers and directors of the Company) in an amount initially aggregating up to
1.0 million shares of Company common stock for non-qualified options, stock awards and stock appreciation rights. In March 2000, the Company's Board of Directors amended the 1998 Plan to increase the shares available for granting to
3.5 million. As of December 31, 2000, approximately 2.2 million shares were available for grant under this plan.
     In connection with the 1998 pooling-of-interests business combinations described in Note 2 to the Consolidated Financial Statements, the Company converted all outstanding options to purchase common stock of CompScript and IBAH into options to acquire 0.9 million shares of the Company's common stock at exercise prices of $0.73 to $77.24 per share.
     Summary information for stock options is presented below (in thousands, except exercise price data):

                                                 2000
------------------------------------------------------------------
                                                  Weighted Average
                                          Shares    Exercise Price
------------------------------------------------------------------
Options outstanding,
  beginning of year                       6,692       $18.42
Options granted                           1,675        16.34
Options exercised                          (172)        6.30
Options forfeited                          (399)       21.41
------------------------------------------------------------------
Options outstanding, end of year          7,796       $18.06
------------------------------------------------------------------
Options exercisable, end of year          3,035       $19.48
==================================================================

                                                 1999
------------------------------------------------------------------
                                                  Weighted Average
                                          Shares    Exercise Price
------------------------------------------------------------------
Options outstanding,
  beginning of year                       3,137       $23.03
Options granted                           3,793        14.59
Options exercised                          (114)       11.74
Options forfeited                          (124)       32.72
------------------------------------------------------------------
Options outstanding, end of year          6,692       $18.42
------------------------------------------------------------------
Options exercisable, end of year          2,721       $17.16
==================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                 1998
------------------------------------------------------------------
                                                  Weighted Average
                                          Shares    Exercise Price
------------------------------------------------------------------
Options outstanding,
  beginning of year                       3,206       $17.85
Options granted                             804        36.10
Options exercised                          (531)       12.66
Options forfeited                          (342)       26.19
------------------------------------------------------------------
Options outstanding, end of year          3,137       $23.03
------------------------------------------------------------------
Options exercisable, end of year          1,598       $16.13
==================================================================

     The following summarizes information about stock options outstanding and exercisable as of December 31, 2000 (in thousands, except exercise price data):

                       OPTIONS OUTSTANDING
----------------------------------------------------------------
                               Weighted Average
                       Number         Remaining         Weighted
Range of          Outstanding       Contractual          Average
Exercise Prices   at 12/31/00   Life (in years)   Exercise Price
----------------------------------------------------------------
$ 3.00 - $12.34         2,023              5.92           $10.45
 13.35 -  15.26            31              4.42            13.48
 15.42 -  15.42         2,515              8.50            15.42
 16.53 -  18.32         1,573              9.18            16.61
 18.41 -  77.24         1,654              6.68            32.85
----------------------------------------------------------------
$ 3.00 - $77.24         7,796              7.57           $18.06
================================================================

                     OPTIONS EXERCISABLE
----------------------------------------------------------------
                          Number               Weighted
Range of             Exercisable                Average
Exercise Prices      at 12/31/00         Exercise Price
----------------------------------------------------------------
$ 3.00 - $12.34            1,162                 $ 9.23
 13.35 -  15.26               31                  13.48
 15.42 -  15.42              629                  15.42
 16.53 -  18.32               39                  18.12
 18.41 -  77.24            1,174                  32.01
----------------------------------------------------------------
$ 3.00 - $77.24            3,035                 $19.48
================================================================

     Nonvested stock awards that are granted to key employees at the discretion of the Compensation and Incentive Committee of the Board of Directors are restricted as to the transfer of ownership and generally vest over a seven-year period with a greater proportion vesting in the latter years. Unrestricted stock awards are granted annually to members of the Board of Directors. The fair value of a stock award is equal to the fair market value of a share of Company stock at the grant date.

     Summary information relating to stock award grants is presented below:

                              For the years ended December 31,
                              2000          1999          1998
--------------------------------------------------------------
Nonvested shares           947,438       596,630       369,651
Unrestricted shares          5,200         5,308         5,600
Weighted-average grant
 date fair value           $  9.85       $ 26.63       $ 31.75
--------------------------------------------------------------

     When granted, the cost of nonvested stock awards is deferred and amortized over the vesting period. Unrestricted stock awards are expensed during the year granted. During 2000, 1999 and 1998, the amount of compensation expense related to stock awards was $3.9 million, $3.8 million and $2.1 million, respectively.
     As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for stock-based incentives granted under these plans according to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." As a result, no compensation cost has been recognized for the stock options granted under the incentive plans. The fair value of each option at grant date is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000, 1999 and 1998: risk-free interest rate of 5.0% in 2000 (6.75% in 1999 and 5.75% in 1998), volatility of 61% in 2000 (41% in 1999 and 36% in 1998), dividend yield of 0.4% in 2000 (0.8% in 1999 and 0.2% in 1998) and expected life of 4.0 years in 2000 (4.0 years in 1999 and 4.2 years in 1998). Based on these assumptions, the weighted average fair value of employee stock options granted during 2000, 1999 and 1998 was $8.36, $4.06 and $13.38, respectively.
     Pro forma data (including pooling-of-interests expenses and restructuring and other related charges) as though the Company had accounted for stock-based compensation cost in accordance with SFAS No. 123 are as follows (in thousands, except per share data):

                               For the years ended December 31,
                                  2000         1999        1998
---------------------------------------------------------------
Pro Forma
Net income                     $43,182      $53,604     $77,707
Earnings per share:
  Basic                        $  0.47      $  0.59     $  0.87
  Diluted                      $  0.47      $  0.59     $  0.87
---------------------------------------------------------------

     The above pro forma information includes only stock options granted in 1995 and thereafter, and does not purport to be representative of the effect of SFAS No. 123 on net income or earnings per share in future years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       Note 8 - Related Party Transactions
                       -----------------------------------
     The Company subleases offices from Chemed Corporation ("Chemed"), a stockholder, and is charged for consulting services pertaining to information systems development, the occasional use of Chemed's corporate aviation department, rent, and other incidental expenses based on Chemed's cost. The Company believes that the method by which such charges are determined is reasonable and that the charges are essentially equal to that which would have been incurred if the Company had operated as an unaffiliated entity. Charges to the Company for these services for the years ended December 31, 2000, 1999 and 1998 were $1.4 million, $1.9 million and $2.2 million, respectively. Net amounts owed by the Company to Chemed as of December 31, 2000 and 1999 were $0.1 million and $0.4 million, respectively.

                         Note 9 - Employee Benefit Plans
                         -------------------------------
     The Company has various defined contribution savings plans under which eligible employees can participate by contributing a portion of their salary for investment, at the direction of each employee, in one or more investment funds. Several of the plans were adopted in connection with certain of the Company's acquisitions. The plans are tax-deferred arrangements pursuant to Internal Revenue Code ("IRC") Section 401(k) and are subject to the provisions of the Employee Retirement Income Security Act ("ERISA"). The Company matches employee contributions in varying degrees based on the contribution levels of the employees.
     The Company has a non-contributory, defined benefit pension plan covering certain corporate headquarters employees and the employees of several companies sold by the Company in 1992, for which benefits ceased accruing upon the sale (the "Qualified Plan"). Benefits accruing under this plan to corporate headquarters employees were fully vested and frozen as of January 1, 1994. The Company also has an excess benefits plan which provides retirement payments to participants in amounts consistent with what they would have received under the Qualified Plan if payments to them under the Qualified Plan were not limited by the IRC and other restrictions. Retirement benefits are based primarily on an employee's years of service and compensation near retirement. Plan assets are invested primarily in a mutual fund holding U.S. Treasury obligations. The Company's policy is to fund pension costs in accordance with the funding provisions of ERISA.
     In addition, the Company also has a supplemental pension plan ("SPP") in which certain of its executive officers participate. Retirement benefits under the SPPare calculated on the basis of a specified percentage of the executive's covered compensation, years of credited service and a vesting schedule, as specified in the plan document. The SPP terminated in 2000, resulting in benefit payments of $2.4 million.
     In November 1999, the Company's Board of Directors adopted the Omnicare StockPlus Program, a non-compensatory employee stock purchase plan (the "ESPP"). Under the ESPP, employees and non-employee directors of the Company who elect to participate may contribute up to 6% of eligible compensation (or an amount not to exceed $20,000 for non-employee directors), to purchase shares of the Company's common stock. For each share of stock purchased, the participant also receives two options to purchase additional shares of the Company's stock. The options are subject to a four-year vesting period and are generally subject to forfeiture in the event the related shares are not held by the participant for a minimum of two years. The options have a ten-year life from the date of issuance. Amounts contributed to the ESPP are used by the plan administrator to purchase the Company's stock on the open market. Options awarded under the ESPP are issued out of the 1992 Long-Term Stock Incentive Plan and the 1998 Long-Term Employee Incentive Plan, and are included in the option activity presented in Note 7 to the Consolidated Financial Statements.
     Actuarial assumptions used to calculate the benefit obligations and expenses include a 7.75% interest rate as of December 31, 2000 (7.75% and 6.75% at December 31, 1999 and 1998, respectively), an expected long-term rate of return on assets of 8% and a 6% rate of increase in compensation levels.
     The aggregate assets invested for settlement of the Company's pension obligations ("plan assets") as of December 31, 2000 and 1999 are greater (less) than the aggregate Accumulated Benefit Obligation by $2.9 million and $(1.1) million, respectively. The plan assets as of December 31, 2000 and 1999 are greater (less) than the aggregate Projected Benefit Obligation ("PBO") by $2.2 million and $(6.6) million, respectively. The decrease in the net PBO from the prior year of $8.8 million primarily relates to an actuarial gain of $5.1 million, a net increase in plan assets of $3.7 million and benefit payments of $2.4 million, offset in part by interest expense of $1.4 million and service costs of $1.0 million. Plan assets amounted to $17.0 million and $13.3 million at December 31, 2000 and 1999, respectively.
     Expense relating to the Company's defined benefit plans for the years ended December 31, 2000, 1999 and 1998 was $4.0 million, $3.4 million and $2.5 million, respectively. Expense relating to the Company's defined contribution plans (including the ESOP described in Note 6 to the Consolidated Financial Statements) for the years ended December 31, 2000, 1999 and 1998 was $4.0 million, $2.5 million and $1.6 million, respectively.

                             Note 10 - Income Taxes
                             ----------------------
     The provision for income taxes is comprised of the following (in thousands):

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            For the years ended December 31,
                               2000       1999         1998
------------------------------------------------------------
Current Provision:
  Federal                     $ 8,304    $ 8,161     $44,958
  State and local                 575      2,615       2,940
  Foreign                          60        101          10
------------------------------------------------------------
                                8,939     10,877      47,908
------------------------------------------------------------
Deferred Provision:
  Federal                      17,967     23,134       7,131
  State                         1,800        (61)        448
------------------------------------------------------------
                               19,767     23,073       7,579
------------------------------------------------------------
Total income tax provision    $28,706    $33,950     $55,487
============================================================

     Tax benefits related to the exercise of stock options, stock awards and stock warrants have been credited to paid-in capital in amounts of $0.9 million and $6.4 million for 1999 and 1998, respectively. These amounts were not significant during 2000.
     The difference between the Company's reported income tax expense and the federal income tax expense computed at the statutory rate of 35% is explained in the following table (in thousands):

                                 For the years ended December 31,
                          2000                   1999               1998
--------------------------------------------------------------------------------
Federal income
  tax at the
  statutory
  rate               $27,133      35.0%   $32,085      35.0%   $47,553     35.0%
State and local
  income taxes,
  net of federal
  income tax
  benefit              1,123       1.5      1,660       1.8      3,012      2.2
Amortization of
  nondeductible
  intangible
  assets               3,037       3.9      1,998       2.2      1,894      1.4
Nondeductible
  pooling-of-
  interest/merger
  and acquisition
  costs                 (622)     (0.8)    (1,197)     (1.3)     2,291      1.7
Impact of net
  operating
  loss                  (373)     (0.5)        --      --           --     --
Other, net
  (including
  tax accrual
  adjustments)        (1,592)     (2.1)      (596)     (0.7)       737      0.5
--------------------------------------------------------------------------------
Total
  income tax
  provision          $28,706      37.0%   $33,950      37.0%   $55,487     40.8%
================================================================================

     Income tax (refunds) payments, net, amounted to $(6.8) million, $18.6 million and $27.3 million in 2000, 1999 and 1998, respectively.
     A summary of deferred tax assets and liabilities follows (in thousands):

                                            December 31,
                                           2000      1999
---------------------------------------------------------
Accounts receivable reserves            $ 9,474   $ 5,387
Accrued liabilities                      36,997    34,086
Other                                       424     1,118
---------------------------------------------------------
  Gross deferred tax assets             $46,895   $40,591
=========================================================
Fixed assets and depreciation methods   $23,203   $17,004
Amortization of intangibles              53,614    38,187
Other current and noncurrent assets       5,863     5,361
Other                                     1,456        63
---------------------------------------------------------
  Gross deferred tax liabilities        $84,136   $60,615
=========================================================

                        Note 11 - Earnings Per Share Data
                        ---------------------------------
     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share ("EPS") computations (in thousands, except per share data):

                             For the year ended December 31, 2000
                               Income        Shares     Per Share
                             (Numerator)  (Denominator)   Amounts
-----------------------------------------------------------------
Basic EPS
Net income                    $48,817       92,012       $0.53
                                                        =========
Effect of Dilutive
  Securities
Stock options and
  stock warrants                   --          --
----------------------------------------------------
Diluted EPS
Net income plus
  assumed conversions         $48,817       92,012       $0.53
====================================================    =========


                             For the year ended December 31, 1999
                               Income        Shares     Per Share
                             (Numerator)  (Denominator)   Amounts
-----------------------------------------------------------------
Basic EPS
Net income                    $57,721       90,999       $0.63
                                                        =========
Effect of Dilutive
  Securities
Stock options and
  stock warrants                   --          239
----------------------------------------------------
Diluted EPS
Net income plus
  assumed conversions         $57,721       91,238       $0.63
====================================================    =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             For the year ended December 31, 1998
                               Income        Shares     Per Share
                             (Numerator)  (Denominator)   Amounts
-----------------------------------------------------------------
Basic EPS
Net income                   $80,379         89,081        $0.90
                                                        =========
Effect of Dilutive
  Securities
Stock options and
  stock warrants                  --            705
----------------------------------------------------
Diluted EPS
Net income plus
  assumed conversions        $80,379         89,786        $0.90
====================================================    =========

     The $345.0 million of Debentures that are convertible into approximately8.7 million shares at $39.60 per share were outstanding during 2000, 1999 and 1998, but were not included in the computation of diluted EPS because the impact during these periods was anti-dilutive.

                           Note 12 - Restructuring and
                             Other Related Charges
                             ---------------------
     In the second quarter of 1999, the Company announced a comprehensive restructuring plan to streamline company-wide operations through the implementation of a productivity and consolidation program. This program, which was finalized in the fourth quarter of 2000, was in response to changes in the healthcare industry and complemented Omnicare's ability to gain maximum benefits from its acquisition program. The productivity and consolidation initiatives have eliminated redundant efforts, simplified work processes and applied technology to maximize employee productivity, and standardize operations around best practices. Facilities in overlapping geographic territories were consolidated to better align pharmacies around customers to improve efficiency and enhance the Company's ability to deliver innovative services and programs to its customers. Productivity initiatives were also introduced at the majority of the Company's pharmacy and other operating locations, which totaled approximately 220 sites at the commencement of the program. As part of the initiative, the roster of pharmacies and other operating locations was reconfigured through the consolidation, relocation, closure and opening of sites, resulting in a net reduction of 59 locations. The plan resulted in the reduction of the Company's work force by 16%, or approximately 1,800 full- and part-time employees, and annualized pretax savings in excess of $46 million upon completion.
     In connection with this program, Omnicare recorded a total of $62.6 million ($39.8 million after taxes) for restructuring and other related charges, of which $27.2 million ($17.1 million after taxes) and $35.4 million ($22.7 million after taxes) were recorded during the years ended December 31, 2000 and 1999, respectively. The restructuring charges include severance pay, the buy-out of current employment agreements, the buy-out of lease obligations, the write-off of other assets (representing a project-to-date cumulative amount of $11.0 million of pretax non-cash items, through December 31, 2000) and facility exit costs. The other related charges are primarily comprised of consulting fees and duplicate costs associated with the program, as well as the write-off of certain non-core health care investments. Details of the restructuring and other related charges relating to the productivity and consolidation program follow (in thousands):

                                           Utilized     Balance at
                                2000        during     December 31,
                             Provision       2000          2000
-------------------------------------------------------------------
Restructuring charges:
  Employee severance          $ 3,296     $ (8,367)     $  3,390
  Employment
   agreement buy-outs           1,048       (3,735)          676
  Lease terminations            1,881       (3,811)        2,593
  Other assets and
   facility exit costs         10,627       (9,737)        2,538
-------------------------------------------------------------------
   Total restructuring
    charges                    16,852     $(25,650)     $  9,197
                                        ===========================
Other related charges          10,347
-------------------------------------
Total restructuring
  and other related
   charges                    $27,199
=====================================

                                           Utilized     Balance at
                                1999        during     December 31,
                             Provision       1999          1999
-------------------------------------------------------------------
Restructuring charges:
  Employee severance          $12,178     $ (3,717)      $ 8,461
  Employment
   agreement buy-outs           6,740       (3,377)        3,363
  Lease terminations            5,612       (1,089)        4,523
  Other assets and
   facility exit costs          8,310       (6,662)        1,648
-------------------------------------------------------------------
  Total restructuring
   charges                     32,840     $(14,845)      $17,995
                                        ===========================
Other related charges           2,554
-------------------------------------
Total restructuring
  and other related
   charges                   $ 35,394
=====================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     As of December 31, 2000, the Company had incurred approximately $19.2 million of severance and other employee-related costs relating to the reduction of approximately 1,800 employees. The remaining liabilities at December 31, 2000 represent amounts not yet paid relating to actions taken in connection with the program (primarily severance payments, lease payments and professional fees), and will be adjusted as these matters are settled.
     In connection with the 1998 pooling-of-interests transactions with CompScript and IBAH, the Company recorded a restructuring charge of $3.6 million before taxes ($2.7 million after taxes), as further discussed at Note 2 to the Consolidated Financial Statements.

                       Note 13 - Shareholders'Rights Plan
                       ----------------------------------
     In May 1999, the Company's Board of Directors declared a dividend, payable on June 2, 1999, of one preferred share purchase right (a "Right") for each outstanding share of the Company's $1.00 per share par value common stock, that, when exercisable, entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series AJunior Participating Preferred Stock of the Company, without par value (the "Preferred Shares"), at a price of $135 per one ten-thousandth of a share, subject to adjustment. Upon certain events relating to the acquisition of, commencement or announcement of, or announcement of an intention to make a tender offer or exchange offer that would result in the beneficial ownership of 15% or more of the Company's outstanding common stock by an individual or group of individuals (the "Distribution Date"), the Rights not owned by the 15% stockholder will entitle its holder to purchase, at the Right's then current exercise price, common shares having a market value of twice such exercise price. Additionally, if after any person has become a 15% stockholder, the Company is involved in a merger or other business combination with any other person, each Right will entitle its holder (other than the 15% stockholder) to purchase, at the Right's then current exercise price, common shares of the acquiring company having a value of twice the Right's then current exercise price. The Rights will expire on May 17, 2009, unless redeemed earlier by the Company at $0.01 per Right until the Distribution Date.

                          Note 14 - Segment Information
                          -----------------------------
     Based on the "management approach" as defined by SFAS No. 131, Omnicare has two business segments. The Company's largest segment is Pharmacy Services. Pharmacy Services provides distribution of pharmaceuticals, related pharmacy consulting, data management services and medical supplies to long-term care facilities in 43 states in the United States of America ("USA"). The Company's other reportable segment is Contract Research Organization ("CRO") Services, which provides comprehensive product development services to client companies in pharmaceutical, biotechnology, medical devices and diagnostics industries in 23 countries around the world, including the USA.
     The table below presents information about the reportable segments as of and for the years ended December 31, 2000, 1999 and 1998 (in thousands):

                                                                                        Corporate
                                                            Pharmacy        CRO            and       Consolidated
2000:                                                       Services      Services     Consolidating    Totals
-----------------------------------------------------------------------------------------------------------------
Sales                                                     $1,858,697       $112,651       $    --      $1,971,348
Depreciation and amortization                                 69,346          3,458          1,169         73,973
Operating income (expense), excluding restructuring
  and other related charges                                  178,204          7,248        (27,566)       157,886
Restructuring and other related charges                      (21,615)        (5,584)            --        (27,199)
Operating income (expense)                                   156,589          1,664        (27,566)       130,687
Total assets                                               1,960,870        117,212        132,136      2,210,218
Expenditures for additions to long-lived assets               26,866          3,119          2,438         32,423
=================================================================================================================
1999:
-----------------------------------------------------------------------------------------------------------------
Sales                                                     $1,728,055       $133,866       $     --     $1,861,921
Depreciation and amortization                                 62,589          5,734          1,041         69,364
Operating income (expense), excluding acquisition
  expenses and restructuring and other related charges       181,087         16,550        (25,993)       171,644
Acquisition (expenses)/income                                    352           (297)            --              5
Restructuring and other related charges                      (32,216)        (3,178)            --        (35,394)
Operating income (expense)                                   149,223         13,075        (25,993)       136,305
Total assets                                               1,889,763        125,122        153,088      2,167,973
Expenditures for additions to long-lived assets               52,560          3,113          3,076         58,749
=================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        Corporate
                                                          Pharmacy          CRO            and       Consolidated
1998:                                                     Services        Services    Consolidating     Totals
-----------------------------------------------------------------------------------------------------------------
Sales                                                     $1,394,768       $122,602       $     --     $1,517,370
Depreciation and amortization                                 41,994          5,091            551         47,636
Operating income (expense), excluding acquisition
  expenses and restructuring and other related charges       185,305         12,725        (22,841)       175,189
Acquisition expenses                                         (10,172)        (5,269)            --        (15,441)
Restructuring and other related charges                       (1,245)        (2,382)            --         (3,627)
Operating income (expense)                                   173,888          5,074        (22,841)       156,121
Total assets                                               1,686,643        120,693         96,493      1,903,829
Expenditures for additions to long-lived assets               45,789          5,306          2,084         53,179
=================================================================================================================

     The following summarizes sales and long-lived assets by geographic area as of and for the years ended December 31, 2000, 1999 and 1998 (in thousands):

                                              Sales                          Long-Lived Assets
----------------------------------------------------------------------------------------------------
                                  2000         1999        1998         2000       1999       1998
----------------------------------------------------------------------------------------------------
United States                  $1,941,220   $1,821,083   $1,483,443   $156,610   $159,530   $133,173
Foreign                            30,128       40,838       33,927      1,925      2,603      3,198
----------------------------------------------------------------------------------------------------
Total                          $1,971,348   $1,861,921   $1,517,370   $158,535   $162,133   $136,371
----------------------------------------------------------------------------------------------------

     Foreign sales are based on the country in which the sales originate. No individual foreign country's sales were material to the consolidated sales of Omnicare.

               Note 15 - Summary of Quarterly Results (Unaudited)
               --------------------------------------------------
     The following table presents the Company's quarterly financial information for 2000 and 1999 (in thousands, except per share data):

                                           First       Second     Third         Fourth       Full
                                          Quarter      Quarter    Quarter      Quarter       Year
----------------------------------------------------------------------------------------------------
2000(a)
Sales                                     $493,026    $480,510    $491,262    $506,550    $1,971,348
Cost of sales                              360,409     353,716     361,141     370,689     1,445,955
----------------------------------------------------------------------------------------------------
Gross profit                               132,617     126,794     130,121     135,861       525,393
Selling, general and
  administrative expenses                   92,768      90,424      90,687      93,628       367,507
Restructuring and other related charges      4,278       6,150       4,263      12,508        27,199
----------------------------------------------------------------------------------------------------
Operating income                            35,571      30,220      35,171      29,725       130,687
Investment income                              459         357         472         622         1,910
Interest expense                           (13,165)    (13,634)    (14,204)    (14,071)      (55,074)
----------------------------------------------------------------------------------------------------
Income before income taxes                  22,865      16,943      21,439      16,276        77,523
Income taxes                                 8,472       6,267       7,930       6,037        28,706
----------------------------------------------------------------------------------------------------
Net income                                $ 14,393    $ 10,676    $ 13,509    $ 10,239    $   48,817
====================================================================================================
Earnings per share:
  Basic                                   $   0.16    $   0.12    $   0.15    $   0.11    $     0.53
====================================================================================================
  Diluted                                 $   0.16    $   0.12    $   0.15    $   0.11    $     0.53
====================================================================================================
Weighted average number of common
  shares outstanding:
  Basic                                     91,599      92,155      92,160      92,132        92,012
====================================================================================================
  Diluted                                   91,599      92,155      92,160      92,587        92,012
====================================================================================================
Comprehensive income                      $ 14,081    $ 10,283    $ 13,040    $ 10,212    $   47,616
====================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          ------------------------------------------------------------

                                              First        Second          Third          Fourth         Full
                                             Quarter       Quarter        Quarter        Quarter         Year
-----------------------------------------------------------------------------------------------------------------
1999(a)
Sales                                        $445,688       $454,645       $474,007       $487,581     $1,861,921
Cost of sales                                 309,893        322,607        348,007        358,131      1,338,638
-----------------------------------------------------------------------------------------------------------------
Gross profit                                  135,795        132,038        126,000        129,450        523,283
Selling, general and
  administrative expenses                      81,983         85,546         90,888         93,222        351,639
Acquisition expenses,
  pooling-of-interests                             --            822           (877)            --            (55)
Restructuring and other related charges            --         26,713          2,144          6,537         35,394
-----------------------------------------------------------------------------------------------------------------
Operating income                               53,812         18,957         33,845         29,691        136,305
Investment income                                 282            367            266            617          1,532
Interest expense                               (9,981)       (10,848)       (12,629)       (12,708)       (46,166)
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                     44,113          8,476         21,482         17,600         91,671
Income taxes                                   16,306          3,598          7,538          6,508         33,950
-----------------------------------------------------------------------------------------------------------------
Net income                                   $ 27,807       $  4,878       $ 13,944       $ 11,092     $   57,721
=================================================================================================================
Earnings per share:
  Basic                                      $   0.31       $   0.05       $   0.15       $   0.12     $     0.63
=================================================================================================================
  Diluted                                    $   0.31       $   0.05       $   0.15       $   0.12     $     0.63
=================================================================================================================
Weighted average number of common
  shares outstanding:
  Basic                                        90,526         90,890         91,276         91,292         90,999
=================================================================================================================
  Diluted                                      90,881         91,073         91,276         91,292         91,238
=================================================================================================================
Comprehensive income                         $ 27,303       $  4,524       $ 14,083    $    10,763     $   56,673
=================================================================================================================

(a) Included in the 2000 and 1999 net income amounts are the following aftertax pooling-of-interests expenses and restructuring and other related charges (in thousands):

                                                     First       Second           Third          Fourth           Full
                                                    Quarter      Quarter         Quarter         Quarter          Year
------------------------------------------------------------------------------------------------------------------------
2000
Restructuring and other related charges (Note 12)   $2,695        $ 3,874         $2,686          $7,880         $17,135
========================================================================================================================
1999
Acquisition expenses, pooling-of-interests
  (Note 2)                                          $   --        $   586         $ (962)        $   --          $  (376)
------------------------------------------------------------------------------------------------------------------------
Restructuring and other related charges (Note 12)       --         17,229          1,351          4,118           22,698
------------------------------------------------------------------------------------------------------------------------
Total                                               $   --        $17,815         $  389         $4,118          $22,322
========================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        NOTE 16 - GUARANTOR SUBSIDIARIES

    The Company's Senior Notes are fully and unconditionally guaranteed on an unsecured, joint and several basis by certain wholly owned subsidiaries of the Company (the 'Guarantor Subsidiaries'). The following condensed consolidating financial data illustrates the composition of Omnicare, Inc. ('Parent'), the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries as of December 31, 2000 and 1999 for the balance sheet, as well as the statement of income and cash flows for each of the three year periods ended December 31, 2000, 1999 and 1998 (in thousands). Separate complete financial statements of the respective Guarantor Subsidiaries would not provide additional information which would be useful in assessing the financial condition of the Guarantor Subsidiaries and thus are not presented. No eliminations column is presented for the condensed consolidating statement of cash flows since there were no significant eliminating amounts during the periods presented.

                   SUMMARY CONSOLIDATING STATEMENT OF INCOME

                                                                 Year ended December 31,
                                         ------------------------------------------------------------------------
                                                                                                   Omnicare, Inc.
                                                     Guarantor     Non-Guarantor                        and
2000:                                     PARENT    Subsidiaries   Subsidiaries    Eliminations     Subsidiaries
-----------------------------------------------------------------------------------------------------------------
Sales                                    $     --    $1,875,791      $155,611        $(60,054)       $1,971,348
Cost of sales                                  --     1,373,297       132,712         (60,054)        1,445,955
-----------------------------------------------------------------------------------------------------------------
Gross profit                                   --       502,494        22,899              --           525,393
Selling, general and administrative
  expenses                                 13,383       326,415        27,709              --           367,507
Restructuring and other related charges        --        25,052         2,147              --            27,199
-----------------------------------------------------------------------------------------------------------------
Operating income                          (13,383)      151,027        (6,957)             --           130,687
Investment income                           1,774          (274)          410              --             1,910
Interest expense                          (54,126)         (767)         (181)             --           (55,074)
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                (65,735)      149,986        (6,728)             --            77,523
Income taxes                              (24,322)       53,990          (962)             --            28,706
Equity in net income of subsidiaries       90,230            --            --         (90,230)               --
-----------------------------------------------------------------------------------------------------------------
Net income                               $ 48,817    $   95,996      $ (5,766)       $(90,230)       $   48,817
=================================================================================================================
1999:
-----------------------------------------------------------------------------------------------------------------
Sales                                    $     --    $1,746,239      $181,845        $(66,163)       $1,861,921
Cost of sales                                  --     1,254,627       150,174         (66,163)        1,338,638
-----------------------------------------------------------------------------------------------------------------
Gross profit                                   --       491,612        31,671              --           523,283
Selling, general and administrative
  expenses                                  9,903       309,041        32,695              --           351,639
Acquisition expenses, pooling of
  interests                                    --           (55)           --              --               (55)
Restructuring and other related charges        --        35,394            --              --            35,394
-----------------------------------------------------------------------------------------------------------------
Operating income                           (9,903)      147,232        (1,024)             --           136,305
Investment income                           1,432          (185)          285              --             1,532
Interest expense                          (44,605)       (1,487)          (74)             --           (46,166)
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                (53,076)      145,560          (813)             --            91,671
Income taxes                              (19,638)       53,771          (183)             --            33,950
Equity in net income of subsidiaries       91,159            --            --         (91,159)               --
-----------------------------------------------------------------------------------------------------------------
Net income                               $ 57,721    $   91,789      $   (630)       $(91,159)       $   57,721
=================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                 Year ended December 31,
                                         ------------------------------------------------------------------------
                                                                                                   Omnicare, Inc.
                                                     Guarantor     Non-Guarantor                        and
1998:                                     Parent    Subsidiaries   Subsidiaries    Eliminations     Subsidiaries
-----------------------------------------------------------------------------------------------------------------
Sales                                    $     --    $1,398,405      $157,874        $ (38,909)      $1,517,370
Cost of sales                                  --       975,715       121,937          (38,909)       1,058,743
-----------------------------------------------------------------------------------------------------------------
Gross profit                                   --       422,690        35,937               --          458,627
Selling, general and administrative
  expenses                                 13,588       240,910        28,940               --          283,438
Acquisition expenses, pooling of
  interests                                    --        15,441            --               --           15,441
Restructuring and other related charges        --         3,627            --               --            3,627
-----------------------------------------------------------------------------------------------------------------
Operating income                          (13,588)      162,712         6,997               --          156,121
Investment income                           2,990           200           166               --            3,356
Interest expense                          (22,986)         (516)         (109)              --          (23,611)
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                (33,584)      162,396         7,054               --          135,866
Income taxes                              (12,426)       64,439         3,474               --           55,487
Equity in net income of subsidiaries      101,537            --            --         (101,537)              --
-----------------------------------------------------------------------------------------------------------------
Net income                               $ 80,379    $   97,957      $  3,580        $(101,537)      $   80,379
=================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                                                                   Omnicare, Inc.
                                                      Guarantor     Non-Guarantor                       and
DECEMBER 31, 2000                         Parent     Subsidiaries   Subsidiaries    Eliminations    Subsidiaries
-------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents               $   48,663    $   59,274      $  3,670      $        --      $  111,607
Restricted cash                                 --         2,300            --               --           2,300
Accounts receivable, net (including
  intercompany)                                 --       433,061        30,150          (22,426)        440,785
Inventories                                     --       120,519         8,885               --         129,404
Other current assets                           580       127,341         5,721               --         133,642
-------------------------------------------------------------------------------------------------------------------
    Total current assets                    49,243       742,495        48,426          (22,426)        817,738
-------------------------------------------------------------------------------------------------------------------
Properties and equipment, net                4,277       141,429        12,829               --         158,535
Goodwill, net                                   --     1,101,120        67,031               --       1,168,151
Other noncurrent assets                     29,640        35,251           903               --          65,794
Investment in subsidiaries               1,778,655            --            --       (1,778,655)             --
-------------------------------------------------------------------------------------------------------------------
    Total assets                        $1,861,815    $2,020,295      $129,189      $(1,801,081)     $2,210,218
===================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Other current liabilities (including
  intercompany)                         $   12,716    $  230,415      $ 36,304      $   (22,426)     $  257,009
-------------------------------------------------------------------------------------------------------------------
    Total current liabilities               12,716       230,415        36,304          (22,426)        257,009
-------------------------------------------------------------------------------------------------------------------
Long-term debt                             435,000           633            73               --         435,706
5.0% convertible subordinated
  debentures, due 2007                     345,000            --            --               --         345,000
Other noncurrent liabilities                   676       102,405           999               --         104,080
Stockholders' equity                     1,068,423     1,686,842        91,813       (1,778,655)      1,068,423
-------------------------------------------------------------------------------------------------------------------
    Total liabilities and
      stockholders' equity              $1,861,815    $2,020,295      $129,189      $(1,801,081)     $2,210,218
===================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                CONDENSED CONSOLIDATING BALANCE SHEET-CONTINUED

                                                                                                   Omnicare, Inc.
                                                      Guarantor     Non-Guarantor                       and
DECEMBER 31, 1999                         Parent     Subsidiaries   Subsidiaries    Eliminations    Subsidiaries
-------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents               $   52,009    $   39,274      $  5,984      $        --      $   97,267
Accounts receivable, net (including
  intercompany)                                 --       430,201        40,426          (48,344)        422,283
Inventory                                       --       110,967         9,313               --         120,280
Other current assets                           314       104,420         7,781               --         112,515
-------------------------------------------------------------------------------------------------------------------
    Total current assets                    52,323       684,862        63,504          (48,344)        752,345
-------------------------------------------------------------------------------------------------------------------
Properties and equipment, net                2,418       147,301        12,414               --         162,133
Goodwill, net                                   --     1,118,729        70,212               --       1,188,941
Other noncurrent assets                     23,059        40,302         1,193               --          64,554
Investment in subsidiaries               1,783,270            --            --       (1,783,270)             --
-------------------------------------------------------------------------------------------------------------------
    Total assets                        $1,861,070    $1,991,194      $147,323      $(1,831,614)     $2,167,973
===================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt                            $   75,000    $    2,030      $    383      $        --      $   77,413
Other current liabilities (including
  intercompany)                             22,363       215,520        55,291          (48,344)        244,830
-------------------------------------------------------------------------------------------------------------------
    Total current liabilities               97,363       217,550        55,674          (48,344)        322,243
-------------------------------------------------------------------------------------------------------------------
Long-term debt                             390,000         1,848            96               --         391,944
5.0% convertible subordinated
  debentures, due 2007                     345,000            --            --               --         345,000
Other noncurrent liabilities                   327        77,872         2,207               --          80,406
Stockholders' equity                     1,028,380     1,693,924        89,346       (1,783,270)      1,028,380
-------------------------------------------------------------------------------------------------------------------
    Total liabilities and
      stockholders' equity              $1,861,070    $1,991,194      $147,323      $(1,831,614)     $2,167,973
===================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                                       Year ended December 31,
                                                       --------------------------------------------------------
                                                                                                 Omnicare, Inc.
                                                                   Guarantor     Non-Guarantor        and
2000:                                                   PARENT    SUBSIDIARIES   SUBSIDIARIES     SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Provision for doubtful accounts                        $     --    $  22,604       $  4,125        $  26,729
Other                                                   (57,558)     158,883          4,647          105,972
-------------------------------------------------------------------------------------------------------------------
    Net cash flows from operating activities            (57,558)     181,487          8,772          132,701
-------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Acquisition of businesses                                    --      (36,018)        (5,646)         (41,664)
Capital expenditures                                     (1,859)     (26,423)        (4,141)         (32,423)
Transfer of cash to trusts for employee health and
  severance costs, net of payments out of the trust          --       (2,300)            --           (2,300)
Other                                                        --        1,044           (773)             271
-------------------------------------------------------------------------------------------------------------------
    Net cash flows from investing activities             (1,859)     (63,697)       (10,560)         (76,116)
-------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Payments on line of credit facilities                   (30,000)          --             --          (30,000)
Fees paid for financing arrangements                         --         (635)            --             (635)
Other                                                    86,071      (97,155)           (58)         (11,142)
-------------------------------------------------------------------------------------------------------------------
    Net cash flows from financing activities             56,071      (97,790)           (58)         (41,777)
-------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                      --           --           (468)            (468)
-------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents     (3,346)      20,000         (2,314)          14,340
Cash and cash equivalents at beginning of period --
  unrestricted                                           52,009       39,274          5,984           97,267
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period --
  unrestricted                                         $ 48,663    $  59,274       $  3,670        $ 111,607
===================================================================================================================
1999:
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Provision for doubtful accounts                        $     --    $  20,194       $  1,862        $  22,056
Other                                                   (39,127)     110,540          7,645           79,058
-------------------------------------------------------------------------------------------------------------------
    Net cash flows from operating activities            (39,127)     130,734          9,507          101,114
-------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Acquisition of businesses                                    --     (140,351)        (3,728)        (144,079)
Capital expenditures                                     (1,107)     (53,602)        (4,040)         (58,749)
Other                                                        --         (565)          (124)            (689)
-------------------------------------------------------------------------------------------------------------------
    Net cash flows from investing activities             (1,107)    (194,518)        (7,892)        (203,517)
-------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Borrowing on line of credit facilities                  170,000           --             --          170,000
Payments on line of credit facilities                   (10,000)          --             --          (10,000)
Other                                                   (83,374)      68,876             --          (14,498)
-------------------------------------------------------------------------------------------------------------------
    Net cash flows from financing activities             76,626       68,876             --          145,502
-------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                      --           --           (144)            (144)
-------------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                36,392        5,092          1,471           42,955
Cash and cash equivalents at beginning of period --
  unrestricted                                           15,617       34,182          4,513           54,312
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period --
  unrestricted                                         $ 52,009    $  39,274       $  5,984        $  97,267
===================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS-CONTINUED

                                                                        Year ended December 31,
                                                       ------------------------------------------------------------
                                                                                                  Omnicare, Inc.
                                                                    Guarantor     Non-Guarantor        and
1998:                                                   Parent     Subsidiaries   Subsidiaries     Subsidiaries
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Provision for doubtful accounts                        $      --    $  11,855        $   550        $  12,405
Other                                                    (19,708)      95,395          1,415           77,102
-------------------------------------------------------------------------------------------------------------------
    Net cash flows from operating activities             (19,708)     107,250          1,965           89,507
-------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Acquisition of businesses                                     --     (398,686)            --         (398,686)
Capital expenditures                                      (1,105)     (49,413)        (2,661)         (53,179)
Other                                                         --        2,157            (10)           2,147
-------------------------------------------------------------------------------------------------------------------
    Net cash flows from investing activities              (1,105)    (445,942)        (2,671)        (449,718)
-------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Borrowings on line of credit facilities                  305,000           --             --          305,000
Other                                                   (363,565)     334,988            229          (28,348)
-------------------------------------------------------------------------------------------------------------------
    Net cash flows from financing activities             (58,565)     334,988            229          276,652
-------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                       --           --           (191)            (191)
-------------------------------------------------------------------------------------------------------------------
Net (decrease) in cash and cash equivalents              (79,378)      (3,704)          (668)         (83,750)
Cash and cash equivalents at beginning of period --
  unrestricted                                            94,995       37,886          5,181          138,062
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period --
  unrestricted                                         $  15,617    $  34,182        $ 4,513        $  54,312
===================================================================================================================

                        CONSOLIDATED STATEMENT OF INCOME



Omnicare, Inc. and Subsidiary Companies
(In thousands, except per share data)
Unaudited



                                                                  Three Months
                                                                      Ended            Six Months Ended
                                                                    June 30,               June 30,
                                                                 2001       2000        2001        2000
-----------------------------------------------------------------------------------------------------------
Sales                                                          $530,065   $480,510   $1,053,710   $973,536
Cost of sales                                                   388,002    353,716      771,383    714,125
-----------------------------------------------------------------------------------------------------------
Gross profit                                                    142,063    126,794      282,327    259,411
Selling, general and administrative expenses                     94,090     90,424      190,006    183,192
Other expense (Note 5)                                            3,000         --        4,817         --
Restructuring and other related charges (Note 3)                     --      6,150           --     10,428
-----------------------------------------------------------------------------------------------------------
Operating income                                                 44,973     30,220       87,504     65,791
Investment income                                                   748        357        1,222        816
Interest expense                                                (14,415)   (13,634)     (28,324)   (26,799)
-----------------------------------------------------------------------------------------------------------
Income before income taxes                                       31,306     16,943       60,402     39,808
Income taxes                                                     11,910      6,267       22,962     14,739
-----------------------------------------------------------------------------------------------------------
Net income                                                     $ 19,396   $ 10,676   $   37,440   $ 25,069
===========================================================================================================
Earnings per share:
    Basic                                                      $   0.21   $   0.12   $     0.40   $   0.27
===========================================================================================================
    Diluted                                                    $   0.21   $   0.12   $     0.40   $   0.27
===========================================================================================================
Weighted average number of common shares outstanding:
    Basic                                                        93,198     92,155       92,812     91,877
===========================================================================================================
    Diluted                                                      94,042     92,155       93,692     91,877
===========================================================================================================
Comprehensive income                                           $ 18,758   $ 10,283   $   36,925   $ 24,364
===========================================================================================================



The Notes to Consolidated Financial Statements are an integral part of this statement.

                           CONSOLIDATED BALANCE SHEET



Omnicare, Inc. and Subsidiary Companies
(In thousands, except per share data)



                                                              Unaudited
                                                               June 30,        December 31,
                                                                 2001              2000
--------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                   $ 117,703         $  111,607
  Restricted cash                                                 6,317              2,300
  Accounts receivable, less allowance of $43,975
    (2000-$40,497)                                              441,196            440,785
  Unbilled receivables                                           26,627             18,933
  Inventories                                                   134,296            129,404
  Deferred income tax benefits                                   21,500             26,338
  Other current assets                                           91,656             88,371
--------------------------------------------------------------------------------------------
      Total current assets                                      839,295            817,738
  Properties and equipment, at cost less accumulated
    depreciation of $146,209 (2000-$132,308)                    155,512            158,535
  Goodwill, less accumulated amortization of $131,867
    (2000-$115,832)                                           1,146,171          1,168,151
  Other noncurrent assets                                        78,582             65,794
--------------------------------------------------------------------------------------------
      Total assets                                            $2,219,560        $2,210,218
============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $ 116,802         $  118,941
  Amounts payable pursuant to acquisition agreements              5,723              4,372
  Current debt                                                      333              1,619
  Accrued employee compensation                                  21,641             30,113
  Deferred revenue                                               21,099             28,333
  Income taxes payable                                               63             14,238
  Other current liabilities                                      57,752             59,393
--------------------------------------------------------------------------------------------
      Total current liabilities                                 223,413            257,009
Long-term debt                                                   50,705            435,706
5.0% convertible subordinated debentures, due 2007              345,000            345,000
8.125% senior subordinated notes, due 2011                      375,000                 --
Deferred income taxes                                            79,139             63,579
Amounts payable pursuant to acquisition agreements                6,821             12,675
Other noncurrent liabilities                                     30,448             27,826
--------------------------------------------------------------------------------------------
      Total liabilities                                       1,110,526          1,141,795
Stockholders' equity:
  Preferred stock, no par value, 1,000,000 shares
    authorized, none issued and outstanding                          --                 --
  Common stock, $1 par value, 200,000,000 shares authorized,
    94,056,200 shares issued (2000-92,730,600 shares issued)     94,056             92,731
  Paid-in capital                                               713,456            692,695
  Retained earnings                                             348,897            315,638
--------------------------------------------------------------------------------------------
                                                              1,156,409          1,101,064
  Treasury stock, at cost-821,000 shares (2000-574,200
    shares)                                                     (16,256)           (10,808)
  Deferred compensation                                         (27,438)           (18,915)
  Accumulated other comprehensive income                         (3,681)            (2,918)
--------------------------------------------------------------------------------------------
      Total stockholders' equity                              1,109,034          1,068,423
--------------------------------------------------------------------------------------------
      Total liabilities and stockholders' equity              $2,219,560        $2,210,218
============================================================================================



The Notes to Consolidated Financial Statements are an integral part of this statement.

                      CONSOLIDATED STATEMENT OF CASH FLOWS


Omnicare, Inc. and Subsidiary Companies
(In thousands)
Unaudited



                                                                   Six Months Ended
                                                                       June 30,
                                                                2001               2000
--------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                    $ 37,440           $ 25,069
Adjustments to reconcile net income to net cash flows from
  operating activities:
    Depreciation                                                16,322             17,322
    Amortization                                                20,092             21,518
    Provision for doubtful accounts                             13,841             12,241
    Deferred tax provision                                      22,101              2,900
    Non-cash portion of restructuring charges                       --              1,701
  Changes in assets and liabilities, net of effects from
    acquisition of businesses:
    Accounts receivable and unbilled receivables               (15,131)           (19,440)
    Inventories                                                 (4,668)           (14,578)
    Current and noncurrent assets                               (7,080)            (1,118)
    Accounts payable                                            (1,927)             4,749
    Accrued employee compensation                               (6,294)           (12,363)
    Deferred revenue                                            (7,234)             2,492
    Current and noncurrent liabilities                         (13,406)            19,212
--------------------------------------------------------------------------------------------
        Net cash flows from operating activities                54,056             59,705
--------------------------------------------------------------------------------------------
Cash flows from investing activities:
    Acquisition of businesses                                   (5,993)           (25,662)
    Capital expenditures                                       (11,402)           (16,224)
    Transfer of cash to trusts for employee health and
     severance costs, net of payments out of the trust          (4,017)            (4,733)
    Other                                                          293                200
--------------------------------------------------------------------------------------------
        Net cash flows from investing activities               (21,119)           (46,419)
--------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Borrowings on line of credit facilities                     70,000                 --
    Payments on line of credit facilities                     (455,000)           (10,000)
    Proceeds from long-term borrowings                         375,000                 --
    Principal payments on long-term obligations                 (1,429)            (1,528)
    Fees paid for financing arrangements                       (14,418)                --
    Proceeds from and (payments) for exercise of stock
     options, net of stock tendered in payment                   3,587               (756)
    Dividends paid                                              (4,181)            (4,147)
--------------------------------------------------------------------------------------------
        Net cash flows from financing activities               (26,441)           (16,431)
--------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                           (400)              (202)
--------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents             6,096             (3,347)
--------------------------------------------------------------------------------------------
Cash and cash equivalents at beginning of period               111,607             97,267
--------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                    $117,703           $ 93,920
============================================================================================



The Notes to Consolidated Financial Statements are an integral part of this statement.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. INTERIM FINANCIAL DATA



    The interim financial data is unaudited; however, in the opinion of the management of Omnicare, Inc., the interim data includes all adjustments (which include only normal adjustments, except as described in Notes 3 and 5) considered necessary for a fair presentation of the consolidated financial position, results of operations and cash flows of Omnicare, Inc. and its consolidated subsidiaries ('Omnicare' or the 'Company'). These financial statements should be read in conjunction with the Consolidated Financial Statements and related notes included in Omnicare's Annual Report on Form 10-K for the year ended December 31, 2000.



2. SEGMENT INFORMATION



    Based on the 'management approach,' as defined by Statement of Financial Accounting Standards ('SFAS') No. 131, Omnicare has two business segments. The Company's largest segment is Pharmacy Services. Pharmacy Services provides distribution of pharmaceuticals, related pharmacy consulting, data management services and medical supplies to long-term care facilities in 43 states in the United States of America ('USA'). The Company's other reportable segment is Contract Research Organization ('CRO') Services, which provides comprehensive product development services to client companies in pharmaceutical, biotechnology, medical devices and diagnostics industries in 26 countries around the world, including the USA.


    The table below presents information about the reportable segments as of and for the three and six months ended June 30, 2001 and 2000 (in thousands):



                                                                        Three Months Ended June 30,
                                                            ----------------------------------------------------
                                                                                      Corporate
                                                             Pharmacy      CRO           and        Consolidated
2001:                                                        Services    Services   Consolidating      Totals
----------------------------------------------------------------------------------------------------------------
Sales                                                       $  498,178   $ 31,887     $     --       $  530,065
Depreciation and amortization                                   16,966        920          392           18,278
Operating income (expense), excluding other (expense)           52,305      2,801       (7,133)          47,973
Other (expense)                                                 (3,000)        --           --           (3,000)
Operating income (expense)                                      49,305      2,801       (7,133)          44,973
Total assets                                                 1,961,808    115,296      142,456        2,219,560
Expenditures for additions to long-lived assets                  6,205        297          294            6,796
================================================================================================================
2000:
----------------------------------------------------------------------------------------------------------------
Sales                                                       $  452,924   $ 27,586     $     --       $  480,510
Depreciation and amortization                                   17,806      1,027          295           19,128
Operating income (expense), excluding restructuring and
  other related charges                                         43,003      1,042       (7,675)          36,370
Restructuring and other related charges                         (4,324)    (1,826)          --           (6,150)
Operating income (expense)                                      38,679       (784)      (7,675)          30,220
Total assets                                                 1,947,884    119,214      110,699        2,177,797
Expenditures for additions to long-lived assets                  6,355      1,090          335            7,780
================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                         Six Months Ended June 30,
                                                            ----------------------------------------------------
                                                                                      Corporate
                                                             Pharmacy      CRO           and        Consolidated
2001:                                                        Services    Services   Consolidating      Totals
----------------------------------------------------------------------------------------------------------------
Sales                                                       $  993,579   $ 60,131     $     --       $1,053,710
Depreciation and amortization                                   33,590      2,057          767           36,414
Operating income (expense), excluding other (expense)          101,527      4,813      (14,019)          92,321
Other (expense)                                                 (4,817)        --           --           (4,817)
Operating income (expense)                                      96,710      4,813      (14,019)          87,504
Total assets                                                 1,961,808    115,296      142,456        2,219,560
Expenditures for additions to long-lived assets                 10,515        374          513           11,402
================================================================================================================
2000:
----------------------------------------------------------------------------------------------------------------
Sales                                                       $  913,870   $ 59,666     $     --       $  973,536
Depreciation and amortization                                   36,271      2,032          537           38,840
Operating income (expense), excluding restructuring and
  other related charges                                         86,344      3,774      (13,899)          76,219
Restructuring and other related charges                         (8,602)    (1,826)          --          (10,428)
Operating income (expense)                                      77,742      1,948      (13,899)          65,791
Total assets                                                 1,947,884    119,214      110,699        2,177,797
Expenditures for additions to long-lived assets                 13,733      2,103          388           16,224
================================================================================================================



3. RESTRUCTURING AND OTHER RELATED CHARGES


    In 2000, the Company completed its previously disclosed productivity and consolidation program. As part of the program, the roster of pharmacies and other operating locations was reconfigured through the consolidation, relocation, closure and opening of sites, resulting in a net reduction of 59 locations. The program also resulted in the reduction of the Company's work force by 16%, or approximately 1,800 full and part-time employees, and annualized pretax savings in excess of $46 million upon completion.



    Details of the year-to-date June 30, 2001 and December 31, 2000 activity relating to the program follow (in thousands):



                             Balance at       Utilized     Balance at
                            December 31,       during       June 30,
                                2000            2001          2001
-----------------------------------------------------------------------
Restructuring charges:
 Employee severance            $3,390         $(2,602)       $  788
 Employment agreement
   buy-outs                       676            (676)           --
 Lease terminations             2,593          (1,292)        1,301
 Other assets and facility
   exit costs                   2,538          (1,881)          657
-----------------------------------------------------------------------
Total restructuring
 charges                       $9,197         $(6,451)       $2,746
=======================================================================



                        Balance at                 Utilized    Balance at
                       December 31,      2000       during    December 31,
                           1999        Provision     2000         2000
--------------------------------------------------------------------------
Restructuring
 charges:
 Employee severance       $ 8,461       $ 3,296    $ (8,367)     $ 3,390
 Employment agreement
   buy-outs                 3,363         1,048      (3,735)         676
 Lease terminations         4,523         1,881      (3,811)       2,593
 Other assets and
   facility exit
   costs                    1,648        10,627      (9,737)       2,538
--------------------------------------------------------------------------
Total restructuring
 charges                  $17,995        16,852    $(25,650)     $ 9,197
                        ===========              =========================
Other related charges                    10,347
-----------------------            --------------
Total restructuring
 and other related
 charges                                $27,199
=======================            ==============



    In connection with the program, Omnicare expensed a total of $6.2 million and $10.4 million pretax ($3.9 million and $6.6 million after taxes, or 4 cents and 7 cents per diluted share, respectively) in the three and six months ended June 2000, respectively. Additionally, $62.6 million pretax ($39.8 million after taxes) was incurred for restructuring and other related charges over the duration of the entire program (including 1999 activity). The restructuring charges included severance pay, the buy-out of employment agreements, the buy-out of lease obligations, the write-off of other assets (representing approximately $11.0 million of pretax non-cash items over the life of the program) and facility exit costs. The other related charges were primarily comprised of

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



consulting fees and duplicate costs associated with the program, as well as the write-off of certain non-core healthcare investments. As of June 30, 2001, the Company paid approximately $22.5 million of severance and other employee-related costs relating to the employee reductions. The remaining liabilities at June 30, 2001 represent amounts not yet paid relating to actions taken in connection with the program (primarily severance payments and lease payments), and will be adjusted as these matters are settled.



4. LONG-TERM DEBT



    On March 20, 2001, the Company completed the offering of $375.0 million of 8.125% senior subordinated notes due 2011 (the 'Senior Notes'), issued at par through a private placement. Concurrent with the issuance of the Senior Notes, the Company entered into a new three-year syndicated $495.0 million revolving credit facility (the 'Revolving Credit Facility'), including a $25.0 million letter of credit subfacility, with various lenders. Net proceeds from the Senior Notes of approximately $365.0 million and borrowings under the new credit facility of $70.0 million were used to repay outstanding indebtedness under the Company's existing credit facilities, which totaled $435.0 million at December 31, 2000, and such existing facilities were terminated. Subsequent to the closing of the Revolving Credit Facility, the Company received commitments from additional banks that allowed it to increase the size of the Revolving Credit Facility to $500.0 million. The Revolving Credit Facility bears interest at the Company's option at a rate equal to either: (i) LIBOR plus a margin that varies depending on certain ratings on the Company's senior long-term debt; or (ii) the higher of (a) the administrative agent's prime rate, or (b) the sum of the federal funds rate plus 0.50%. Additionally, the Company is charged a commitment fee on the unused portion of the Revolving Credit Facility, which also varies depending on such ratings. At June 30, 2001, the interest rate was LIBOR plus 1.375% and the commitment fee was 0.375%. There is no utilization fee associated with the Revolving Credit Facility.



5. OTHER EXPENSE



    Included in the year-to-date June 2001 results are other expense items totaling $1.8 million pretax ($1.1 million aftertax, or 1 cent per diluted share) and $3.0 million pretax ($1.9 million aftertax, or 2 cents per diluted share). The $1.8 million one-time charge recorded in the first quarter of 2001 represents a repayment to the Medicare Part B program of overpayments made to one of the Company's pharmacy units during the period from January 1997 through April 1998. As part of its corporate compliance program, the Company learned of the overpayments, which related to Medicare Part B claims that contained documentation errors, and notified the Health Care Financing Administration for review and determination of the amount of overpayment. The $3.0 million one-time charge recorded in the second quarter of 2001 represents a settlement during June 2001 of certain contractual issues with a customer, which issues and amount relate to prior year periods.



6. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS



    In July 2001, the Financial Accounting Standards Board ('FASB') issued Statement of Financial Accounting Standards ('SFAS') No. 141, 'Business Combinations' ('SFAS 141') and SFAS No. 142, 'Goodwill and Other Intangible Assets' ('SFAS 142').



    SFAS 141, which supercedes Accounting Principles Board ('APB') Opinion No. 16, 'Business Combinations' and SFAS No. 38, 'Accounting for Preacquisition Contingencies of Purchased Enterprises', requires that all business combinations entered into after the effective date of July 1, 2001 be accounted for by the purchase method, defines criteria for recognition of intangible assets apart from goodwill, and further defines disclosure requirements for business combinations. Omnicare does not expect this standard to have a significant impact on the Company's consolidated financial position, results of operations and cash flows.



    SFAS 142, which replaces APB Opinion No. 17, 'Intangible Assets', defines new accounting treatment for goodwill and other intangible assets. This standard eliminates the amortization of goodwill and other intangible assets that have indefinite lives, establishes a requirement that goodwill and intangible assets with indefinite lives be tested annually for impairment, provides specific guidance on the process for this testing at the reporting unit level and requires disclosures of information about goodwill and other intangible assets in the years subsequent to their acquisition that was not previously required. SFAS 142 is effective for fiscal years beginning after December 15, 2001, except that goodwill and intangible assets acquired after June 30, 2001 will be immediately subject to the new provisions. The Company is currently evaluating the impact of this new standard on Omnicare's consolidated financial position, results of operations and cash flows. It is anticipated that this new standard will serve to significantly increase the Company's net income. Additionally, an impairment analysis will be conducted upon implementation of

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



SFAS 142 and required adjustments, if any, to the carrying value of goodwill will be recognized during 2002 as a change in accounting principle.



7. GUARANTOR SUBSIDIARIES



    The Company's Senior Notes are fully and unconditionally guaranteed on an unsecured, joint and several basis by certain wholly owned subsidiaries of the Company (the 'Guarantor Subsidiaries'). The following condensed consolidating financial data illustrates the composition of Omnicare, Inc. ('Parent'), the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries as of June 30, 2001 and December 31, 2000 for the balance sheet, the statement of income for each of the three and six month periods ended June 30, 2001 and 2000, and the statement of cash flows for the six months ended June 30, 2001 and 2000 (in thousands). Separate complete financial statements of the respective Guarantor Subsidiaries would not provide additional information which would be useful in assessing the financial condition of the Guarantor Subsidiaries and thus are not presented. No eliminations column is presented for the condensed consolidating statement of cash flows since there were no significant eliminating amounts during the periods presented.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                   SUMMARY CONSOLIDATING STATEMENT OF INCOME



                                                                Three Months Ended June 30,
                                        ----------------------------------------------------------------------------
                                                                                                   Omnicare, Inc.
                                                      Guarantor     Non-Guarantor                       and
2001:                                      Parent    Subsidiaries   Subsidiaries    Eliminations    Subsidiaries
--------------------------------------------------------------------------------------------------------------------
SALES                                     $     --     $507,428        $41,752        $(19,115)       $530,065
Cost of sales                                   --      369,676         37,441         (19,115)        388,002
--------------------------------------------------------------------------------------------------------------------
Gross profit                                    --      137,752          4,311              --         142,063
Selling, general and administrative
  expenses                                   4,052       84,174          5,864              --          94,090
Other expense                                   --        3,000             --              --           3,000
--------------------------------------------------------------------------------------------------------------------
Operating income                            (4,052)      50,578         (1,553)             --          44,973
Investment income                              617           86             45              --             748
Interest expense                           (13,616)        (587)          (212)             --         (14,415)
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                 (17,051)      50,077         (1,720)             --          31,306
Income taxes                                (6,479)      19,017           (628)             --          11,910
Equity in net income of subsidiaries        29,968           --             --         (29,968)             --
--------------------------------------------------------------------------------------------------------------------
Net income                                $ 19,396     $ 31,060        $(1,092)       $(29,968)       $ 19,396
====================================================================================================================
2000:
--------------------------------------------------------------------------------------------------------------------
Sales                                     $     --     $456,864        $41,741        $(18,095)       $480,510
Cost of sales                                   --      335,802         36,009         (18,095)        353,716
--------------------------------------------------------------------------------------------------------------------
Gross profit                                    --      121,062          5,732              --         126,794
Selling, general and administrative
  expenses                                   3,106       80,202          7,116              --          90,424
Restructuring and other related charges         --        5,386            764              --           6,150
--------------------------------------------------------------------------------------------------------------------
Operating income                            (3,106)      35,474         (2,148)             --          30,220
Investment income                              337          (60)            80              --             357
Interest expense                           (13,290)        (315)           (29)             --         (13,634)
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                 (16,059)      35,099         (2,097)             --          16,943
Income taxes                                (5,942)      12,524           (315)             --           6,267
Equity in net income of subsidiaries        20,793           --             --         (20,793)             --
--------------------------------------------------------------------------------------------------------------------
Net income                                $ 10,676     $ 22,575        $(1,782)       $(20,793)       $ 10,676
====================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                   SUMMARY CONSOLIDATING STATEMENT OF INCOME



                                                                 Six Months Ended June 30,
                                         ---------------------------------------------------------------------------
                                                                                                   Omnicare, Inc.
                                                      Guarantor     Non-Guarantor                       and
2001:                                      Parent    Subsidiaries   Subsidiaries    Eliminations    Subsidiaries
--------------------------------------------------------------------------------------------------------------------
Sales                                     $     --    $1,007,964       $84,473        $(38,727)      $1,053,710
Cost of sales                                   --       735,259        74,851         (38,727)         771,383
--------------------------------------------------------------------------------------------------------------------
Gross profit                                    --       272,705         9,622              --          282,327
Selling, general and administrative
  expenses                                   7,945       169,685        12,376              --          190,006
Other expense                                   --         4,817            --              --            4,817
--------------------------------------------------------------------------------------------------------------------
Operating income                            (7,945)       98,203        (2,754)             --           87,504
Investment income                            1,012            97           113              --            1,222
Interest expense                           (27,018)         (886)         (420)             --          (28,324)
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                 (33,951)       97,414        (3,061)             --           60,402
Income taxes                               (12,901)       36,871        (1,008)             --           22,962
Equity in net income of subsidiaries        58,490            --            --         (58,490)              --
--------------------------------------------------------------------------------------------------------------------
Net income                                $ 37,440    $   60,543       $(2,053)       $(58,490)      $   37,440
====================================================================================================================
2000:
--------------------------------------------------------------------------------------------------------------------
Sales                                     $     --    $  924,861       $81,194        $(32,519)      $  973,536
Cost of sales                                   --       677,628        69,016         (32,519)         714,125
--------------------------------------------------------------------------------------------------------------------
Gross profit                                    --       247,233        12,178              --          259,411
Selling, general and administrative
  expenses                                   6,203       162,447        14,542              --          183,192
Restructuring and other related charges         --         9,664           764              --           10,428
--------------------------------------------------------------------------------------------------------------------
Operating income                            (6,203)       75,122        (3,128)             --           65,791
Investment income                              781           (96)          131              --              816
Interest expense                           (26,499)         (201)          (99)             --          (26,799)
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                 (31,921)       74,825        (3,096)             --           39,808
Income taxes                               (11,811)       27,029          (479)             --           14,739
Equity in net income of subsidiaries        45,179            --            --         (45,179)              --
--------------------------------------------------------------------------------------------------------------------
Net income                                $ 25,069    $   47,796       $(2,617)       $(45,179)      $   25,069
====================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                     CONDENSED CONSOLIDATING BALANCE SHEET



                                                                                                   Omnicare, Inc.
                                                      Guarantor     Non-Guarantor                       and
JUNE 30, 2001                             Parent     Subsidiaries   Subsidiaries    Eliminations    Subsidiaries
--------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents               $   90,337    $   21,631      $  5,735      $        --      $  117,703
Restricted cash                                 --         6,317            --               --           6,317
Accounts receivable, net (including
  intercompany)                                 --       416,837        34,815          (10,456)        441,196
Inventories                                     --       125,973         8,323               --         134,296
Other current assets                         1,701       133,673         4,409               --         139,783
--------------------------------------------------------------------------------------------------------------------
    Total current assets                    92,038       704,431        53,282          (10,456)        839,295
--------------------------------------------------------------------------------------------------------------------
Properties and equipment, net                4,058       138,463        12,991               --         155,512
Goodwill, net                                   --     1,080,811        65,360               --       1,146,171
Other noncurrent assets                     33,828        44,279           475               --          78,582
Investment in subsidiaries               1,766,202            --            --       (1,766,202)             --
--------------------------------------------------------------------------------------------------------------------
    Total assets                        $1,896,126    $1,967,984      $132,108      $(1,776,658)     $2,219,560
====================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Other current liabilities (including
  intercompany)                         $   16,316    $  192,223      $ 25,330      $   (10,456)     $  223,413
--------------------------------------------------------------------------------------------------------------------
    Total current liabilities               16,316       192,223        25,330          (10,456)        223,413
--------------------------------------------------------------------------------------------------------------------
Long-term debt                              50,000           639            66               --          50,705
5.0% convertible subordinated
  debentures, due 2007                     345,000            --            --               --         345,000
8.125% senior subordinated notes, due
  2011                                     375,000            --            --               --         375,000
Other noncurrent liabilities                   776       102,805        12,827               --         116,408
Stockholders' equity                     1,109,034     1,672,317        93,885       (1,766,202)      1,109,034
--------------------------------------------------------------------------------------------------------------------
    Total liabilities and
      stockholders' equity              $1,896,126    $1,967,984      $132,108      $(1,776,658)     $2,219,560
====================================================================================================================
December 31, 2000
--------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents               $   48,663    $   59,274      $  3,670      $        --      $  111,607
Restricted cash                                 --         2,300            --               --           2,300
Accounts receivable, net (including
  intercompany)                                 --       433,061        30,150          (22,426)        440,785
Inventories                                     --       120,519         8,885               --         129,404
Other current assets                           580       127,341         5,721               --         133,642
--------------------------------------------------------------------------------------------------------------------
    Total current assets                    49,243       742,495        48,426          (22,426)        817,738
--------------------------------------------------------------------------------------------------------------------
Properties and equipment, net                4,277       141,429        12,829               --         158,535
Goodwill, net                                   --     1,101,120        67,031               --       1,168,151
Other noncurrent assets                     29,640        35,251           903               --          65,794
Investment in subsidiaries               1,778,655            --            --       (1,778,655)             --
--------------------------------------------------------------------------------------------------------------------
    Total assets                        $1,861,815    $2,020,295      $129,189      $(1,801,081)     $2,210,218
====================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Other current liabilities (including
  intercompany)                         $   12,716    $  230,415      $ 36,304      $   (22,426)     $  257,009
--------------------------------------------------------------------------------------------------------------------
    Total current liabilities               12,716       230,415        36,304          (22,426)        257,009
--------------------------------------------------------------------------------------------------------------------
Long-term debt                             435,000           633            73               --         435,706
5.0% convertible subordinated
  debentures, due 2007                     345,000            --            --               --         345,000
Other noncurrent liabilities                   676       102,405           999               --         104,080
Stockholders' equity                     1,068,423     1,686,842        91,813       (1,778,655)      1,068,423
--------------------------------------------------------------------------------------------------------------------
    Total liabilities and
      stockholders' equity              $1,861,815    $2,020,295      $129,189      $(1,801,081)     $2,210,218
====================================================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS



                                                                       Six Months Ended June 30,
                                                       ---------------------------------------------------------
                                                                                                  Omnicare, Inc.
                                                                    Guarantor     Non-Guarantor        and
2001:                                                   Parent     Subsidiaries   Subsidiaries     Subsidiaries
----------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Provision for doubtful accounts                        $      --     $ 13,109        $   732        $  13,841
Other                                                    (20,440)      57,465          3,190           40,215
----------------------------------------------------------------------------------------------------------------
    Net cash flows from operating activities             (20,440)      70,574          3,922           54,056
----------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Acquisition of businesses                                     --       (5,993)            --           (5,993)
Capital expenditures                                          --       (9,987)        (1,415)         (11,402)
Transfer of cash to trusts for employee health and
  severance costs, net of payments out of the trust           --       (4,017)            --           (4,017)
Other                                                         --           16            277              293
----------------------------------------------------------------------------------------------------------------
    Net cash flows from investing activities                  --      (19,981)        (1,138)         (21,119)
----------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Borrowings on line of credit facilities                   70,000           --             --           70,000
Payments on line of credit facilities                   (455,000)          --             --         (455,000)
Proceeds from long-term borrowings                       375,000           --             --          375,000
Fees paid for financing arrangements                     (14,418)          --             --          (14,418)
Other                                                     86,532      (88,236)          (319)          (2,023)
----------------------------------------------------------------------------------------------------------------
    Net cash flows from financing activities              62,114      (88,236)          (319)         (26,441)
----------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                       --           --           (400)            (400)
----------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents      41,674      (37,643)         2,065            6,096
Cash and cash equivalents at beginning of period --
  unrestricted                                            48,663       59,274          3,670          111,607
----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period --
  unrestricted                                         $  90,337     $ 21,631        $ 5,735        $ 117,703
================================================================================================================
2000:
----------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Provision for doubtful accounts                        $      --     $ 11,619        $   622        $  12,241
Other                                                    (30,431)      77,989            (94)          47,464
----------------------------------------------------------------------------------------------------------------
    Net cash flows from operating activities             (30,431)      89,608            528           59,705
----------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Acquisition of businesses                                     --      (25,662)            --          (25,662)
Capital expenditures                                         (61)     (14,262)        (1,901)         (16,224)
Transfer of cash to trusts for employee health and
  severance costs, net of payments out of the trust           --       (4,733)            --           (4,733)
Other                                                         --          569           (369)             200
----------------------------------------------------------------------------------------------------------------
    Net cash flows from investing activities                 (61)     (44,088)        (2,270)         (46,419)
----------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Payments on line of credit facilities                    (10,000)          --             --          (10,000)
Other                                                     31,452      (37,889)             6           (6,431)
----------------------------------------------------------------------------------------------------------------
    Net cash flows from financing activities              21,452      (37,889)             6          (16,431)
----------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                       --           --           (202)            (202)
----------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents      (9,040)       7,631         (1,938)          (3,347)
Cash and cash equivalents at beginning of period --
  unrestricted                                            52,009       39,274          5,984           97,267
----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period --
  unrestricted                                         $  42,969     $ 46,905        $ 4,046        $  93,920
================================================================================================================

====================================         ===================================

    ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                                  By Courier:

                                 SunTrust Bank
                          424 Church Street, 6th Floor
                              Nashville, TN 37219

                                    By Mail:

                                 SunTrust Bank
                          424 Church Street, 6th Floor
                              Nashville, TN 37219

                                    By Hand:

                                 SunTrust Bank
                          424 Church Street, 6th Floor
                              Nashville, TN 37219

                      Facsimile for Eligible Institutions:

                                 (615) 748-5331

                            To Confirm by Telephone:

                                 (615) 748-5324

    ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT DELIVERY, OR REGISTERED BY CERTIFIED MAIL.

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION TO OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO EXCHANGE OLD NOTES ONLY FOR THE EXCHANGE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.


                                 OMNICARE, INC.

                                  $375,000,000

                             8 1/8% SERIES B SENIOR
                          SUBORDINATED NOTES DUE 2011

                                ----------------
                                   PROSPECTUS
                                ----------------

                               TABLE OF CONTENTS


PROSPECTUS SUMMARY..........................................    2
SUMMARY OF THE EXCHANGE OFFER...............................    4
SUMMARY OF TERMS OF THE EXCHANGE NOTES......................    7
FORWARD-LOOKING INFORMATION.................................   10
RISK FACTORS................................................   12
THE EXCHANGE OFFER..........................................   19
USE OF PROCEEDS.............................................   30
CAPITALIZATION..............................................   30
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION......   31
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   34
BUSINESS....................................................   45
MANAGEMENT..................................................   61
DESCRIPTION OF NOTES........................................   63
DESCRIPTION OF CERTAIN INDEBTEDNESS.........................  101
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS..................  102
PLAN OF DISTRIBUTION........................................  102
LEGAL MATTERS...............................................  103
EXPERTS.....................................................  103
WHERE YOU CAN FIND MORE INFORMATION.........................  103
DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS....  104
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-1


                                           , 2001

====================================         ===================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Restated Certificate of Incorporation of Omnicare, Inc. provides that a director of Omnicare, Inc. will not be liable to Omnicare, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the Delaware General Corporation Law (the 'DGCL'), as amended or interpreted from time to time.

    In addition, the Omnicare, Inc. Restated Certificate of Incorporation states that Omnicare, Inc. shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and, in addition, Omnicare, Inc. may, to the extent permitted by the DGCL, indemnify agents of Omnicare, Inc. or other persons.

    Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceeding, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, Omnicare, Inc. maintains a directors' and officers' liability insurance policy.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


EXHIBIT NO.                         DESCRIPTION
-----------                         -----------
    3.1    -- Restated Certificate of Incorporation of Omnicare, Inc.
              (incorporated herein by reference to our Annual Report on
              Form 10-K for the year ended December 31, 1996).
    3.2    -- By-Laws of Omnicare, Inc., as amended (incorporated by
              reference herein by reference to our registration
              statement on Form S-3 dated September 28, 1998).
    4.1    -- Indenture dated as of March 20, 2001, by and among
              Omnicare, Inc., the Guarantors named therein and SunTrust
              Bank, as trustee, relating to the Company's $375.0 million
              8.125% Senior Subordinated Notes due 2011 (incorporated
              herein by reference to our Current Report on Form 8-K
              dated March 23, 2001).
    4.2    -- Registration Rights Agreement dated as of March 20, 2001 by and among Omnicare, Inc., the Guarantors named therein
              and the Initial Purchasers named therein, relating to the
              Registrant's 8 1/8% Senior Subordinated Notes due 2011
              (incorporated herein by reference to our Current Report on
              Form 8-K dated March 23, 2001).
    5.1    -- Opinion of Dewey Ballantine LLP regarding the validity of the exchange notes.
    5.2    -- Opinion of Thompson Hine LLP regarding the validity of
              the exchange guarantees.
   12      -- Statement of Computation of Ratio of Earnings to Fixed
              Charges.
   23.1    -- Consent of PricewaterhouseCoopers LLP.
   23.2    -- Consent of Dewey Ballantine LLP (included in its opinion filed as Exhibit 5.1 hereto).
   23.3    -- Consent of Thompson Hine LLP (included in its opinion
              filed as Exhibit 5.2 hereto).
   24*     -- Powers of Attorney (included on page II-3).
   25*     -- Statement of Eligibility of Trustee.
   99.1*   -- Form of Letter of Transmittal.
   99.2*   -- Form of Notice of Guaranteed Delivery.
   99.3*   -- Form of Letter to Clients.
   99.4*   -- Form of Letter to Brokers.
   99.5*   -- Form of Instructions to Registered Holders.



---------



* Previously filed

ITEM 22. UNDERTAKINGS.

    1. The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    5. The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington,
Commonwealth of Kentucky, on August   , 2001.



                                          OMNICARE, INC.



                                          By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       Chairman; Director                     August   , 2001
 .........................................
            (EDWARD L. HUTTON)

                    *                       President; Director                    August   , 2001
 .........................................
            (JOEL F. GEMUNDER)

                    *                       Executive Vice                         August   , 2001
 .........................................    President -- Operations; Director
            (PATRICK E. KEEFE)

                    *                       Senior Vice                            August   , 2001
 .........................................    President -- Professional Services
            (TIMOTHY E. BIEN)                 and Purchasing; Director

                    *                       Senior Vice President and Chief        August   , 2001
 .........................................    Financial Officer; Director
         (DAVID W. FROESEL, JR.)

                    *                       Senior Vice President and Secretary;   August   , 2001
 .........................................    Director
            (CHERYL D. HODGES)

                    *                       Director                               August   , 2001
 .........................................
         (CHARLES H. ERHART, JR.)

                    *                       Director                               August   , 2001
 .........................................
            (SANDRA E. LANEY)

                    *                       Director                               August   , 2001
 .........................................
      (ANDREA R. LINDELL, DNSC, RN)

                    *                       Director                               August   , 2001
 .........................................
          (SHELDON MARGEN, M.D.)

                    *                       Director                               August   , 2001
 .........................................
           (KEVIN J. MCNAMARA)

                    *                       Director                               August   , 2001
 .........................................
            (JOHN T. TIMONEY)

 *By       /s/ CHERYL D. HODGES
     .....................................
            (CHERYL D. HODGES)
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          CHP ACQUISITION CORP.



                                          By:                  *
                                              ..................................
                                                      (ROBERT A. FUSCO)
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
             ROBERT A. FUSCO

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

  *By      /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          MED WORLD ACQUISITION CORP.



                                          By:                  *
                                              ..................................
                                                      MICHAEL ROSENBLUM
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
            MICHAEL ROSENBLUM

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          NIHAN & MARTIN, INC.



                                          By:                  *
                                              ..................................
                                                        JODY FENELON
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
               JODY FENELON

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PHARMACIES OF PENNSYLVANIA
                                            WEST, INC.



                                          By:                  *
                                              ..................................
                                                        DANIEL CARTO
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
               DANIEL CARTO

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          PRN PHARMACEUTICAL SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                        CAROLYN COPEN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              CAROLYN COPEN

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          AAHS ACQUISITION CORP.
                                          EVERGREEN PHARMACEUTICAL, INC.
                                          EVERGREEN PHARMACEUTICAL OF
                                            CALIFORNIA, INC.
                                          THG ACQUISITION CORP.



                                          By:                  *
                                              ..................................
                                                      CARL E. WOOD, JR.
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
            CARL E. WOOD, JR.

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          CREEKSIDE MANAGED CARE PHARMACY, INC.



                                          By:                  *
                                              ..................................
                                                       DAVID W. MEDINA
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
             DAVID W. MEDINA

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            CARL E. WOOD, JR.

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          ACCU-MED SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                        THOMAS LUDEKE
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
              THOMAS LUDEKE

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          AMC-NEW YORK, INC.
                                          ELECTRA ACQUISITION CORP.
                                          HOME PHARMACY SERVICES, INC.
                                          NORTH SHORE PHARMACY SERVICES, INC.
                                          OCR-RA ACQUISITION CORP.
                                          OMNICARE PHARMACIES OF MAINE HOLDING
                                            COMPANY
                                          PHARMACY ASSOCIATES OF GLENN FALLS,
                                            INC.
                                          VALUE PHARMACY, INC.
                                          WILLIAMSON DRUG COMPANY, INCORPORATED
                                          WINSLOW'S PHARMACY



                                          By:                  *
                                              ..................................
                                                      JEFFREY M. STAMPS
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
            JEFFREY M. STAMPS

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          AMC-TENNESSEE, INC.



                                          By:                  *
                                              ..................................
                                                        JULIE FRAZIER
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              JULIE FRAZIER

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          CARE PHARMACEUTICAL SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                      JOHN A. SCHREINER
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
            JOHN A. SCHREINER

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          ACP ACQUISITION CORP.
                                          BPNY ACQUISITION CORP.
                                          BPTX ACQUISITION CORP.
                                          HMIS, INC.
                                          OFL CORP.
                                          PHARMACY CONSULTANTS, INC.



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          HOME CARE PHARMACY, INC.



                                          By:                  *
                                              ..................................
                                                      MICHAEL J. ARNOLD
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
            MICHAEL J. ARNOLD

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          MOSI ACQUISITION CORP.



                                          By:                  *
                                              ..................................
                                                        LINDA BUTLER
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
               LINDA BUTLER

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          PHARMACON CORP.



                                          By:                  *
                                              ..................................
                                                      WILLIAM J. LYONS
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
             WILLIAM J. LYONS

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          SHORE PHARMACEUTICAL PROVIDERS, INC.



                                          By:                  *
                                              ..................................
                                                      PAUL B. MEYEROFF
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
             PAUL B. MEYEROFF

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          SOUTHSIDE APOTHECARY, INC.



                                          By:                  *
                                              ..................................
                                                       MARK MALAHOSKY
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              MARK MALAHOSKY

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          THREE FORKS APOTHECARY, INC.



                                          By:                  *
                                              ..................................
                                                       SCARLET GRUBBS
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              SCARLET GRUBBS

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          VALUE HEALTH CARE SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                       LAWRENCE SOBEL
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              LAWRENCE SOBEL

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          VITAL CARE INFUSION SUPPLY, INC.



                                          By:                  *
                                              ..................................
                                                       STANLEY KAPLAN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              STANLEY KAPLAN

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JEFFREY M. STAMPS

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          BIO-PHARM INTERNATIONAL, INC.
                                          EURO BIO-PHARM CLINICAL SERVICES, INC.
                                          OMNICARE CLINICAL RESEARCH, INC.
                                          OMNICARE PHARMACEUTICALS, INC.
                                          THE HARDARDT GROUP, INC.



                                          By:                  *
                                              ..................................
                                                         DAVID MORRA
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       Chief Executive Officer; Director      August 16, 2001
 .........................................
               DAVID MORRA

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          ENLOE DRUGS, INC.
                                          JHC ACQUISITION, INC.
                                          LPI ACQUISITION CORP.
                                          NIV ACQUISITION CORP.
                                          OMNICARE PHARMACY OF THE MIDWEST, INC.
                                          WEBER MEDICAL SYSTEMS, INC.



                                          By:                  *
                                              ..................................
                                                       A SAMUEL ENLOE
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
             A. SAMUEL ENLOE
                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          CTLP ACQUISITION CORP.



                                          By:                  *
                                              ..................................
                                                    THOMAS D. MACPHERSON
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
           THOMAS D. MACPHERSON

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
             A. SAMUEL ENLOE

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          HOME PHARMACY SERVICES, INC.
                                          INTERLOCK PHARMACY SYSTEMS, INC.



                                          By:                  *
                                              ..................................
                                                        MARK E. PRICE
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              MARK E. PRICE

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
             A. SAMUEL ENLOE

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          PBM-PLUS, INC.



                                          By:                  *
                                              ..................................
                                                        THOMAS LUDEKE
                                                   CHIEF EXECUTIVE OFFICER



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       Chief Executive Officer                August 16, 2001
 .........................................
              THOMAS LUDEKE

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
             A. SAMUEL ENLOE

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          ROESCHEN'S HEALTHCARE CORP.



                                          By:                  *
                                              ..................................
                                                         PETER HOVIS
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
               PETER HOVIS

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
             A. SAMUEL ENLOE

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          CAMPO'S MEDICAL PHARMACY, INC.
                                          LANGSAM HEALTH SERVICERS, INC.
                                          PHARMED HOLDINGS, INC.
                                          STERLING HEALTHCARE SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                       JOSEPH L. DUPUY
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
             JOSEPH L. DUPUY

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          SPECIALIZED PATIENT CARE SERVICES,
                                            INC.



                                          BY:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
             JOSPEH L. DUPUY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PHARMACIES OF THE GREAT
                                            PLAINS HOLDING COMPANY
                                          OMNICARE PHARMACY AND SUPPLY SERVICES,
                                            INC.
                                          TCPI ACQUISITION CORP.
                                          WESTHAVEN SERVICES COMPANY,
                                            INCORPORATED



                                          By:                  *
                                              ..................................
                                                      GARY W. KADLEC
                                                        PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
              GARY W. KADLEC

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          LO-MED PRESCRIPTION SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                       ANTHONY SOLARO
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
               DAVID MORRA

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
              GARY W. KADLEC

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          SPECIALIZED PHARMACY SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                     DANIEL E. LOHMEIER
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
            DANIEL E. LOHMEIER

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
              GARY W. KADLEC

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          UC ACQUISITION CORP.



                                          By:                  *
                                              ..................................
                                                     JOHN B. DUNBAR III
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
            JOHN B. DUNBAR III

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          CIP ACQUISITION CORP.



                                          By:                  *
                                              ..................................
                                                        BUDDY CARTER
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
               BUDDY CARTER

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JOHN B. DUNBAR III

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          MEDICAL ARTS HEALTH CARE, INC.



                                          By:                  *
                                              ..................................
                                                      HAL J. HENDERSON
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
             HAL J. HENDERSON

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

                    *                       Director                               August 16, 2001
 .........................................
            JOHN B. DUNBAR III

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          MANAGED HEALTHCARE, INC.



                                          By:                  *
                                              ..................................
                                                      JOHN E. SHERWOOD
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
             JOHN E. SHERWOOD

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          SUPERIOR CARE PHARMACY, INC.



                                          By:                  *
                                              ..................................
                                                        OWEN E. WOOD
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
               OWEN E. WOOD

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          COMPSCRIPT, INC.
                                          COMPSCRIPT-BOCA, INC.
                                          COMPSCRIPT-MOBILE, INC.
                                          MEDICAL SERVICES CONSORTIUM, INC.



                                          By:         /s/ JOSEPH L. DUPUY
                                              ..................................
                                                       JOSEPH L. DUPUY
                                                          PRESIDENT



    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Edward L. Hutton, Joel F. Gemunder and Cheryl D. Hodges and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
           /s/ JOSEPH L. DUPUY              President                              August 16, 2001
 .........................................
             JOSEPH L. DUPUY

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          HYTREE PHARMACY, INC.



                                          By:        /s/ JEFFREY M. STAMPS
                                              ..................................
                                                      JEFFREY M. STAMPS
                                                          PRESIDENT



    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Edward L. Hutton, Joel F. Gemunder and Cheryl D. Hodges and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
          /s/ JEFFREY M. STAMPS             President                              August 16, 2001
 .........................................
            JEFFREY M. STAMPS

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.


                                          CP ACQUISITION CORP.

                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT


                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................

                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.


                                          OMNICARE MANAGEMENT COMPANY

                                          By:                  *
                                              ..................................
                                                      JOEL F. GEMUNDER
                                                          PRESIDENT


                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................

                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
             JOEL F. GEMUNDER

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             DAVID W. FROESEL

                                            Director                               August 16, 2001
 .........................................
             CHERYL D. HODGES

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.


                                          BACH'S PHARMACY SERVICES, LLC

                                          By: Sole Member:

                                          BACH'S PHARMACY (EAST), INC.

                                          By:                  *
                                              ..................................
                                                      JEFFREY M. STAMPS
                                                          PRESIDENT


                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................

                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
               TOM R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          BADGER ACQUISITION LLC



                                          By: Sole Member:



                                          OMNICARE HOLDING COMPANY



                                          By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                       VICE PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNIBILL LLC



                                          By: Sole Member:



                                          OMNICARE HOLDING COMPANY



                                          By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                       VICE PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              GARY W. KADLEC

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director                               August 16, 2001
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          BADGER ACQUISITION OF BROOKSVILLE LLC



                                          By: Sole Member:



                                          BADGER ACQUISITION LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          BADGER ACQUISITION OF KENTUCKY LLC



                                          By: Sole Member:



                                          BADGER ACQUISITION LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          BADGER ACQUISITION OF MINNESOTA LLC



                                          By: Sole Member:



                                          BADGER ACQUISITION LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          BADGER ACQUISITION OF OHIO LLC



                                          By: Sole Member:



                                          BADGER ACQUISITION LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
            JEFFREY M. STAMPS

                    *                       Vice President                         August 16, 2001
 .........................................
              DOUGLAS ACKLEY

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          BADGER ACQUISITION OF ORLANDO LLC



                                          By: Sole Member:



                                          BADGER ACQUISITION LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          BADGER ACQUISITION OF TAMPA LLC



                                          By: Sole Member:



                                          BADGER ACQUISITION LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          BADGER ACQUISITION OF TEXAS LLC



                                          By: Sole Member:



                                          BADGER ACQUISITION LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          LCPS ACQUISITION LLC



                                          By: Sole Member:



                                          LANGSAM HEALTH SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                       JOSEPH L. DUPUY
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                     (CHERYL D. HODGES)
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE CLINICAL RESEARCH, LLC



                                          By: Sole Member:



                                          OMNICARE, INC.



                                          By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                    SENIOR VICE PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
              DALE B. EVANS

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PENNSYLVANIA MED SUPPLY, LLC



                                          By: Sole Member:



                                          OMNICARE PHARMACIES OF PENNSYLVANIA
                                            WEST, INC.



                                          By:                  *
                                              ..................................
                                                        DANIEL CARTO
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
               DANIEL CARTO

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PHARMACIES OF PENNSYLVANIA
                                            EAST, LLC



                                          By: Sole Member:



                                          OMNICARE PHARMACIES OF PENNSYLVANIA
                                            WEST, INC.



                                          By:                  *
                                              ..................................
                                                        DANIEL CARTO
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
               DANIEL CARTO

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PHARMACY OF COLORADO LLC



                                          By: Sole Member:



                                          LCPS ACQUISITION, LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PHARMACY OF MASSACHUSETTS LLC



                                          By: Sole Member:



                                          LCPS ACQUISITION, LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PHARMACY OF TENNESSEE LLC



                                          By: Sole Member:



                                          LCPS ACQUISITION, LLC



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              L. TRACY FINN

                    *                       Vice President                         August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Treasurer                              August 16, 2001
 .........................................
             THOMAS R. MARSH

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PHARMACY OF MAINE LLC



                                          By: Sole Member:



                                          OMNICARE PHARMACIES OF MAINE HOLDING
                                            COMPANY



                                          By:                  *
                                              ..................................
                                                      JEFFREY M. STAMPS
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
            JEFFREY M. STAMPS

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          PHARM-CORP OF MAINE LLC



                                          By: Sole Member:



                                          OMNICARE PHARMACIES OF MAINE HOLDING
                                            COMPANY



                                          By:                  *
                                              ..................................
                                                      JEFFREY M. STAMPS
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              MONICA LEVOIE

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PHARMACY OF NEBRASKA LLC



                                          By: Sole Member:



                                          OMNICARE PHARMACIES OF THE GREAT
                                            PLAINS HOLDING COMPANY



                                          By:                  *
                                              ..................................
                                                       GARY W. KADLEC
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              GARY W. KADLEC

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          OMNICARE PHARMACY OF SOUTH DAKOTA LLC



                                          By: Sole Member:



                                          OMNICARE PHARMACIES OF THE GREAT
                                            PLAINS HOLDING COMPANY



                                          By:                  *
                                              ..................................
                                                       GARY W. KADLEC
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              GARY W. KADLEC

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          ROYAL CARE OF MICHIGAN LLC



                                          By: Sole Member:



                                          SPECIALIZED PHARMACY SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                     DANIEL E. LOHMEIER
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
            DANIEL E. LOHMEIER

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          SPECIALIZED HOME INFUSION OF MICHIGAN
                                            LLC



                                          By: Sole Member:



                                          SPECIALIZED PHARMACY SERVICES, INC.



                                          By:                  *
                                              ..................................
                                                     DANIEL E. LOHMEIER
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President; Director                    August 16, 2001
 .........................................
            DANIEL E. LOHMEIER

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 16, 2001.



                                          SHC ACQUISITION CO, LLC



                                          By: Sole Member:



                                          HMIS, INC.



                                          By:                  *
                                              ..................................
                                                        L. TRACY FINN
                                                          PRESIDENT



                                         *By:        /s/ CHERYL D. HODGES
                                              ..................................
                                                      CHERYL D. HODGES
                                                      ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       President                              August 16, 2001
 .........................................
              EDWIN M. LEWIS

                    *                       Treasurer                              August 16, 2001
 .........................................
            BRADLEY S. ABBOTT

                    *                       Director                               August 16, 2001
 .........................................
             THOMAS R. MARSH

                    *                       Director
 .........................................
           CATHERINE I. GREANY

 *By       /s/ CHERYL D. HODGES
     .....................................
             CHERYL D. HODGES
             ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


EXHIBIT NO.                         DESCRIPTION
-----------                         -----------
    3.1    -- Restated Certificate of Incorporation of Omnicare, Inc.
              (incorporated herein by reference to our Annual Report on
              Form 10-K for the year ended December 31, 1996).

    3.2 -- By-Laws of Omnicare, Inc., as amended (incorporated herein by reference to our registration statement on Form S-3 dated September 28, 1998).

    4.1 -- Indenture dated as of March 20, 2001, by and among Omnicare, Inc., the Guarantors named therein and SunTrust
              Bank, as trustee, relating to the Company's $375.0 million
              8.125% Senior Subordinated Notes due 2011 (incorporated herein by reference to our Current Report on Form 8-K dated March 23, 2001).

    4.2 -- Registration Rights Agreement dated as of March 20, 2001 by and among Omnicare, Inc., the Guarantors named therein and the Initial Purchasers named therein, relating to the Registrant's 8 1/8% Senior Subordinated Notes due 2011
              (incorporated herein by reference to our Current Report on Form 8-K dated March 23, 2001).

    5.1 -- Opinion of Dewey Ballantine LLP regarding the validity of the exchange notes.

    5.2 -- Opinion of Thompson Hine LLP regarding the validity of the exchange guarantees.

   12      -- Statement of Computation of Ratio of Earnings to Fixed
              Charges.

   23.1    -- Consent of PricewaterhouseCoopers LLP.

   23.2    -- Consent of Dewey Ballantine LLP (included in its opinion filed as Exhibit 5.1 hereto).

   23.3    -- Consent of Thompson Hine LLP (included in its opinion
              filed as Exhibit 5.2 hereto).

   24*     -- Powers of Attorney (included on page II-3).

   25*     -- Statement of Eligibility of Trustee.

   99.1*   -- Form of Letter of Transmittal.

   99.2*   -- Form of Notice of Guaranteed Delivery.

   99.3*   -- Form of Letter to Clients.

   99.4*   -- Form of Letter to Brokers.

   99.5*   -- Form of Instructions to Registered Holders.


---------

* Previously filed



                          STATEMENT OF DIFFERENCES
                          ------------------------

The registered trademark symbol shall be expressed as ................ 'r'